Exhibit 10.18

[Execution Copy]

CREDIT AGREEMENT

DATED AS OF JANUARY 28, 2005
AMONG

OMP, INC.,

MERRILL LYNCH CAPITAL,
a Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger

AND

THE  ADDITIONAL  LENDERS
FROM TIME TO TIME PARTY HERETO

- i -

- ii -

- iii -

- iv -

ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	-	Commitment Annex
Annex B	-	Closing Checklist

EXHIBITS

Exhibit A	-	Assignment Agreement
Exhibit B	-	Excess Cash Flow Certificate
Exhibit C	-	Compliance Certificate
Exhibit D	-	Borrowing Base Certificate
Exhibit E	-	Notice of Borrowing
Exhibit F	-	Payment Notification

SCHEDULES

Schedule 3.1	-	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	-	Capitalization
Schedule 3.5	-	Material Adverse Changes after 12/31/2003 and prior to Closing Date
Schedule 3.6	-	Litigation
Schedule 3.12	-	Violations of Health Care Laws
Schedule 3.15	-	Brokers
Schedule 3.17	-	Material Contracts
Schedule 3.18	-	Environmental Compliance
Schedule 3.19	-	Intellectual Property
Schedule 3.20	-	Owned Real Estate
Schedule 5.1	-	Debt
Schedule 5.2	-	Liens
Schedule 5.3	-	Contingent Obligations
Schedule 5.8	-	Investments
Schedule 5.9	-	Affiliate Transactions
Schedule 5.13	-	Business Description

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of January 28, 2005 among OMP, INC., a Delaware corporation, as Borrower, the financial institutions or other entities from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

RECITALS:

WHEREAS, Borrower is a wholly-owned subsidiary of Obagi Medical Products, Inc., a Delaware corporation (“Holdings”); and

WHEREAS, Holdings desires to repurchase certain shares of its preferred stock (the “Repurchase”) and to make certain distributions to its shareholders (the “Closing Date Distributions”), each pursuant to, among other things, the terms of that certain Repurchase Agreement of even date herewith among Holdings and Stongington Capital Appreciation 1994 Fund, L.P. and the Zein & Samar Obagi Family Trust (as amended or otherwise modified to the date hereof, and including all exhibits and schedules thereto, the “Repurchase Agreement”); and

WHEREAS, Borrower desires that Lenders extend certain term credit and working capital facilities to Borrower to provide funds necessary to permit Holdings to pay a portion of the consideration due and owing in connection with the consummation of the Repurchase and the Closing Date Distribution in accordance with the provisions of the Repurchase Agreement and to provide working capital financing for Borrower; and

WHEREAS, Borrower desires to secure all of the Obligations by granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a first priority perfected Lien upon all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities, as applicable, of each Subsidiary; and

WHEREAS, Holdings is willing to guaranty all of the Obligations, and to grant to Administrative Agent, for the benefit of Administrative Agent and Lenders, a first priority perfected Lien upon all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities of Borrower;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Administrative Agent agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.      Certain Defined Terms.

The following terms have the following meanings:

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC.

“Accounts” means “accounts” (as defined in Article 9 of the UCC), including any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Additional Titled Agents” has the meaning set forth in Section 10.15.

“Adjustment Date” means the first Business Day of each February, May, August and November of each year, commencing with the first Business Day of February, 2006.

“Administrative Agent” means Merrill Lynch in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 10, and the successors of Merrill Lynch in such capacity.

“Affected Lender” has the meaning set forth in Section 11.6(c).

“Affiliate” means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person, (iii) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act (i.e. The Currency and Foreign Transactions Reporting Act, 31 USC §§5311-5330 and 12 USC §§1818(s), 1829(b) and 1951-1959, together with its implementing regulation, 31 CFR 103.), and the Laws administered by OFAC.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset, but excluding (i) dispositions of Inventory in the Ordinary Course of Business, and (ii) dispositions of Cash Equivalents.

“Assignment Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Base Rate” means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (ii) the rate of interest which is identified and normally published by Bloomberg Professional Service Page Prime as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). Any change in Base Rate will become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If Bloomberg Professional Service no longer reports the Prime Rate, or if such Page Prime no longer exists, or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, Administrative Agent may select a reasonably comparable index or source to use as the basis for the Base Rate.

“Base Rate Loans” means Loans which accrue interest by reference to the Base Rate, in accordance with the terms of this Agreement.

“Base Rate Margin” means (i) as of the Closing Date, 2.25% per annum, with respect to the Revolving Loans, Swingline Loans, Term Loan A and other Obligations (other than Term Loan B), and 2.50% per annum with respect to Term Loan B and (ii) thereafter, as of each Adjustment Date, the applicable percent per annum set forth in the Pricing Table corresponding to the Total Debt to EBITDA Ratio as of the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Base Rate Margin shall occur on such Adjustment Date.

“Blocked Person” means any Person: (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224 Executive Order No. 13224 (September 23, 2001) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), any related enabling legislation or any other similar Executive Orders related thereto; or (v) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” means OMP, Inc., a Delaware corporation doing business under the tradename of Obagi Medical Products, Inc..

“Borrower’s Account” means the account specified on the signature pages hereof below Borrower’s name into which Loans shall, absent other instructions, be made, or such other account as Borrower may specify by notice to Administrative Agent.

“Borrowing Base” means, as of any date of calculation, (i) the product of (a) EBITDA multiplied by (b) 3.25, minus (ii) outstanding Total Debt (other than Revolving Loan Outstandings and Swingline Loan Outstandings). For purposes of calculating the Borrowing

Base as of any date of calculation, EBITDA shall be calculated for the twelve (12) month period ending on the date most recently ended for which financial statements described in Section 4.l(a) of Holdings and its Consolidated Subsidiaries were delivered to Administrative Agent; provided, that for any date of calculation prior to December, 2005, EBITDA shall include EBITDA of Borrower based on its financial statements, on a consolidated basis.

“Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit D hereto.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

“Capital Expenditures” has the meaning provided in the Compliance Certificate and shall, for purposes of determining compliance with Sections 2.1(c)(i), 5.8 and 6.1 hereof, include (without duplication) amounts expended by Borrower or its Subsidiaries in connection with Strategic Acquisitions.

“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalents” means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof with a maturity date of no more than one (1) year from the date of acquisition, (ii) commercial paper with a duration of not more than nine (9) months rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., which is issued by a Person (other than any Credit Party or an Affiliate of any Credit Party) organized under the laws of any State of the United States or of the District of Columbia, (iii) time deposits, certificates of deposit and banker’s acceptances with a duration of not more than six (6) months issued by any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof, or is licensed to conduct a banking business in the United States, and has capital, surplus and undivided profits of at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, or (v) any money market or mutual fund which invests only in the foregoing types of investments, has portfolio assets in excess of $5,000,000,000, complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and is rated AAA by Standard & Poor’s Ratings Service and Aaa by Moody’s Investors Services, Inc.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Chattel Paper” means “chattel paper”, as defined in Article 9 of the UCC.

“Closing Checklist” means Annex B to this Agreement.

“Closing Date” means the date of this Agreement.

“Closing Date Distributions” is defined in the second Recital to this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property (including, without limitation, all contract rights and all rights, title and interests in other general intangibles), owned by a Credit Party now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Security Documents.

“Commitment Annex” means Annex A to this Agreement.

“Commitment Expiry Date” means January 28, 2010.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit C hereto.

“Consolidated Subsidiary” means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of Holdings (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (i) with respect to any debt, lease, dividend or other obligation of another Person if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such liability will be protected, in whole or in part, against loss with respect thereto; (ii) with respect to any un-drawn letter of credit, or portion thereof, issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (iii) under any Swap Contract; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for any obligations of another Person pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.

“Controlled Group” means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Credit Exposure” means any period of time during which the Revolving Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

“Credit Party” means any of Holdings, Borrower and any Subsidiary of Borrower, whether now existing or hereafter acquired or formed; and “Credit Parties” means all such Persons, collectively.

“Debt” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption on or prior to the date which is 181 days following the Termination Date otherwise than at the sole option of such Person, (vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) “earnouts” and similar payment obligations of such Person, and (ix) all Debt of others Guaranteed by such Person. Without duplication of any of the foregoing, Debt of Borrower shall include any and all Loans and Letter of Credit Liabilities.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Document.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any State thereof.

“Dr. Obagi Payments” means those certain amounts payable to Zein Obagi, M.D., pursuant to Section 3(b) of that certain Termination, License and Obligations Agreement dated as of December 17, 2002 by and among OMP, Inc., Zein Obagi, M.D., and Zein and Samar Obagi Family Trust, as in existence as of the date hereof.

“EBITDA” has the meaning provided in the Compliance Certificate.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender that is (or will be) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (a) Administrative Agent, (b) in the case of any assignment of any portion of the Revolving Loan Commitment, Swingline Lender, and (c) unless an Event of Default has occurred and is continuing, Borrower (such approval of Borrower not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by Borrower within three (3) Business Days of request therefor); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include

Borrower or any of Borrower’s Affiliates or Subsidiaries and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of the Revolving Loan Commitment, or has been approved as an Eligible Assignee by Administrative Agent and Swingline Lender.

“Eligible Swap Counterparty” means Administrative Agent, any Affiliate of Administrative Agent, any Lender and/or any Affiliate of any Lender that (i) from time to time enters into a Swap Contract with Borrower or any Subsidiary and (ii) in the case of a Lender or an Affiliate of a Lender other than Administrative Agent, is expressly identified by Administrative Agent, in its sole discretion, as an Eligible Swap Counterparty. Without limitation of Administrative Agent’s discretion to identify a Lender or Affiliate of a Lender as an Eligible Swap Counterparty, no Lender or Affiliate of any Lender shall be designated an Eligible Swap Counterparty unless such Person maintains reporting systems acceptable to Administrative Agent with respect to Swap Contract exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure.

“Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Cash Flow” has the meaning provided in the Excess Cash Flow Certificate.

“Excess Cash Flow Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit B hereto.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Credit Party that would be characterized as an “Extraordinary Item” under GAAP (and not consisting of proceeds described in any of clauses (ii), (iii) and/or (iv) of Section 2.1(c)), including without limitation amounts received in respect of foreign, United States, State or local tax refunds to the extent not included in the calculation of EBITDA, pension plan reversions, price and other monetary adjustments made pursuant to any Repurchase Document and/or indemnification payments made pursuant to any Repurchase Document (other than such indemnification payments to the extent that the amounts so received are applied by a Credit Party for the purpose of satisfying the condition giving rise to the claim for indemnification or otherwise covering any out-of-pocket expenses incurred by any Credit Party in obtaining such payments), in each case net of any taxes imposed on and payable by such Credit Party against such receipts; provided that Extraordinary Receipts shall exclude any single or related series of amounts received in an aggregate amount less than $250,000.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Financing Documents” means this Agreement (together with any amendments thereto), any Notes, the Security Documents, any fee letter between Merrill Lynch and Borrower relating to the transactions contemplated hereby, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Fiscal Year” means a fiscal year of Borrower, ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” has the meaning provided in the Compliance Certificate.

“Foreign Lender” has the meaning set forth in Section 2.8(c).

“Foreign Subsidiary” means each of Obagi Skin Health PTE. Ltd., Obagi Skin Health Co., Ltd. (Obagi Taiwan), Obagi Skin Health (HK) Limited, and Obagi China Limited.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency or branch of government, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign. Governmental Authority shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means (i) any “hazardous substance” as defined in CERCLA, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (iii) asbestos, (iv) polychlorinated biphenyls, (v) petroleum, its derivatives, by-products and other hydrocarbons, (vi) mold and (vii) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Health Care Laws” has the meaning given such term in Section 3.12 hereof.

“Holdings” has the meaning set forth in the Recitals to this Agreement.

“Indemnitees” has the meaning set forth in Section 9.2.

“Instrument” means “instrument”, as defined in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Person, all patents, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers, copyrights, technology, know-how and processes, trade secrets, computer hardware design and specifications and computer software and all applications and licenses therefor, used in or necessary for the conduct of business by such Person.

“Interest Coverage Ratio” has the meaning provided in the Compliance Certificate.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3), six (6) months (or, if all applicable Lenders consent thereto, nine (9) or twelve (12) months) thereafter, as selected by Borrower pursuant to Section 2.3(e); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date; and (d) Borrower may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of such Term Loan having Interest Periods ending after any date on which an installment of such Term Loan is scheduled to be repaid would exceed the aggregate principal amount of such Term Loan scheduled to be outstanding after giving effect to such repayment.

“Inventory” means “inventory” (as defined in Article 9 of the UCC).

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Investor” means Stonington Capital Appreciation 1994 Fund LP, a New York limited partnership.

“Key Managers” means, collectively, each Responsible Officer, Borrower’s Executive Vice President of Sales, Borrower’s Vice President of Marketing, Borrower’s Director of Operations, Borrower’s Vice President and General Manager (or individuals performing similar duties), any member of the Board of Directors of any Credit Party, and “Key Manager” refers to any such Person individually.

“Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“LC Issuer” means one or more banks, trust companies or other Persons in each case expressly identified by Administrative Agent from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder. Without limitation of Administrative Agent’s discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer (i) unless such Person maintains reporting systems acceptable to Administrative Agent with respect to letter of credit exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure, and (ii) that is in a business that directly competes with or is affiliated with another Person that directly competes with Borrower in the conduct of its business.

“Lender” means each of (i) Merrill Lynch, (ii) each other Person party hereto in its capacity as a lender, (iii) each other Eligible Assignee that becomes a party hereto pursuant to Section 11.6, (iv) Administrative Agent, to the extent of any Revolving Loans made by Administrative Agent which have not been settled among the Lenders pursuant to Section 10.13, and (v) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term “Lender” shall include Eligible Swap Counterparties.

“Lender Letter of Credit” means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.

“Letter of Credit” means a standby or a documentary letter of credit issued for the account of Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

“Letter of Credit Liabilities” means, at any time of calculation, the sum of (i) without duplication, the amount then, available for drawing under all outstanding Lender Letters of Credit and all Supported Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met plus (ii) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all such Lender Letters of Credit and Supported Letters of Credit.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the applicable interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a replacement index or replacement page, as the case may be.

“LIBOR Loans” means any Loans, other than Swingline Loans, which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.

“LIBOR Margin” means (i) as of the Closing Date, 3.75% per annum, with respect to the Revolving Loans, Term Loan A and other Obligations (other than the Swingline Loans and Term Loan B), and 4.00% per annum with respect to Term Loan B and (ii) thereafter, as of each Adjustment Date, the applicable percent per annum set forth in the Pricing Table corresponding to the Total Debt to EBITDA Ratio as of the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the LIBOR Margin shall occur on such Adjustment Date.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Account” has the meaning set forth in Section 2.6(b).

“Loans” means Term Loan A, Term Loan B, the Revolving Loans and the Swingline Loans, or any combination of the foregoing, as the context may require.

“Major Casualty Proceeds” means (i) the aggregate insurance proceeds received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any eminent domain, condemnation of property or similar proceedings (or any transfer or disposition of property in lieu of condemnation), if the amount of such aggregate insurance proceeds or award or other compensation exceeds $1,000,000.

“Management Agreements” means, collectively, (i) that certain Management Service Agreement dated as of December 18, 2002 between Borrower and Stonington Partners, Inc., and (ii) that certain Management Services Agreement dated as of December 2, 1997 between Mandarin Management Partners, Inc. (“Mandarin”) and the Borrower, as amended by that certain First Amendment to Management Services Agreement dated as of December 22, 2000 between Mandarin and the Borrower and that certain Assignment and Assumption Agreement dated December 31, 2001 among the Borrower, Mandarin and Lighthouse Ventures Group, LLC.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the condition

(financial or otherwise), operations, business, properties or prospects of any of the Credit Parties, taken as a whole, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any material security interest granted in any Financing Document or the value of any material Collateral.

“Material Contracts” has the meaning set forth in Section 3.17.

“Maximum Lawful Rate” has the meaning set forth in Section 2.7(b).

“McNamara Investor Rights Agreement” means that certain Investor’s Rights Agreement dated as of April 1, 2002 between Holdings and Austin T. McNamara, as in effect as of the date hereof.

“Merrill Lynch” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

“Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

“Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the cash proceeds, if any, received by any Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any fees, commissions and other out-of-pocket expenses paid to a Person that are reasonably incurred by such Credit Party in connection therewith and (ii) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid, payable or reasonably estimated by the applicable Credit Party to be payable by such Person in respect of such Asset Disposition (provided, that if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds).

“Non-Funding Revolving Lender” means a Revolving Lender that has delivered a notice to each of Administrative Agent and Swingline Lender stating that such Revolving Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions set forth in Article 7, and specifying any such non-satisfied conditions; provided, that any Revolving Lender delivering any such notice shall be a Non-Funding Revolving Lender solely over the period commencing on the Business Day following receipt by Administrative Agent and Swingline Lender of such notice, and terminating on such date that such Revolving Lender has either revoked the effectiveness of such notice or acknowledged to each of Administrative Agent and Swingline Lender the satisfaction of the condition specified in such notice.

“Notes” means the Term Notes A, the Term Notes B, the Revolving Loan Notes and the Swingline Loan Note, or any combination of the foregoing, as the context may require.

“Notice of Borrowing” means a notice of a Responsible Officer, appropriately completed and substantially in the form of Exhibit E hereto.

“Notice of LC Credit Event” means a notice from a Responsible Officer to Administrative Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the identity of the LC Issuer with respect to such Letter of Credit, (iii) the expiry date of such Letter of Credit; (iv) the proposed terms of such Letter of Credit, including the face amount; and (v) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.

“Obagi Investors’ Rights Agreement” means that certain Investors’ Rights Agreement dated as of December 17, 2002 by and among Holdings, Mandarin Partners, LLC and the Zein and Samar Obagi Family Trust, as in effect as of the date hereof.

“Obagi Trade Secrets” is defined in Section 4.18 hereof.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with (i) all Support Agreements, (ii) all Lender Letters of Credit and (iii) all Swap Contracts entered into with any Eligible Swap Counterparty.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Operative Documents” means the Financing Documents and the Repurchase Documents.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of such Credit Party’s business, as conducted by such Credit Party in accordance with past practice.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

“Participant” has the meaning set forth in Section 11.6(b).

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower.

“Payment Notification” means a written notification substantially in the form of Exhibit F hereto.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permits” has the meaning set forth in Section 3.1.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

“Permitted Liens” means Liens permitted pursuant to Section 5.2.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Pricing Table” means the following table:

Tier	Total Debt to EBITDA	Revolving Loans, Term Loan A and all other Obligations (other than Swingline Loans and Term Loan B)		Term Loan B		Swingline Loans
Level	Ratio	Base Rate	LIBOR	Base Rate	LIBOR	Base Rate
1	Greater than 3.0 to 1.0	2.50%	4.00%	2.75%	4.25%	2.50%
2	Greater than 2.5 to 1.0, but less than or equal to 3.0 to 1.0	2.25%	3.75%	2.50%	4.00%	2.25%
3	Greater than 2.0 to 1.0, but less than or equal to 2.5 to 1.0	2.00%	3.50%	2.25%	3.75%	2.00%
4	Less than 2.0 to 1.0	1.75%	3.25%	2.00%	3.50%	1.75%

For purposes of the Pricing Table, if Borrower shall at any time fail to timely deliver a Compliance Certificate, then effective as of the tenth (10th) Business Day following the date on which such Compliance Certificate was due, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table until the date of delivery of such Compliance Certificate.

“Property Insurance Policy” means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

“Pro Rata Share” means (i) with respect to a Lender’s right to receive payments of principal and interest with respect to Term Loan A, the Term Loan A Commitment Percentage of such Lender, (ii) with respect to a Lender’s right to receive payments of principal and interest with respect to Term Loan B, the Term Loan B Commitment Percentage of such Lender, (iii) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive payments of principal and interest with respect thereto, such Lender’s right to receive the unused line fee described in Section 2.3(b), and such Lender’s obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender, and (iv) for all other purposes (including without limitation the indemnification obligations arising under Section 10.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings), plus such Lender’s then outstanding principal amount of the Term Loans by (y) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings) of all Lenders, plus the then outstanding principal amount of the Term Loans of all Lenders.

“Repurchase” is defined in the second Recital to this Agreement.

“Repurchase Documents” means the Repurchase Agreement and all agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith.

“Reimbursement Obligations” means, at any date, the obligations of Borrower then outstanding to reimburse (i) Administrative Agent for payments made by Administrative Agent under a Support Agreement and/or (ii) any LC Issuer, for payments made by such LC Issuer under a Lender Letter of Credit.

“Replacement Lender” has the meaning set forth in Section 11.6(c).

“Required Lenders” means, subject to the provisions of Section 10.13(d), at any time Lenders holding (i) fifty one (51%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loans (taken as a whole) or (ii) if the Revolving Loan Commitment has been terminated, fifty one percent (51%) or more of the sum of (x) the then aggregate outstanding principal balance of the Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.

“Required Revolving Lenders” means, subject to the provisions of Section 10.13(d), at any time Revolving Lenders holding (i) fifty one percent (51%) or more of the Revolving Loan Commitment or (ii) if the Revolving Loan Commitment has been terminated, fifty one percent (51%) or more of the sum of (x) the then aggregate outstanding principal balance of the Revolving Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or Vice President Finance of Borrower.

“Restricted Distribution” means as to any Person (i) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

“Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of zero).

“Revolving Loan Borrowing” means a borrowing of a Revolving Loan.

“Revolving Loan Commitment” means the sum of each Lender’s Revolving Loan Commitment Amount.

“Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Amount”, or, if different, in the most recent Assignment Agreement to which such Lender is a party.

“Revolving Loan Commitment Percentage” means, as to any Lender, the percentage set forth as the “Revolving Loan Commitment Percentage” for such Lender in the most recent Assignment Agreement to which such Lender is a party and, in the absence of any such Assignment Agreement, the percentage amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Percentage”.

“Revolving Loan Limit” means, at any time, the lesser of (i) the Revolving Loan Commitment minus the amount of Swingline Loan Outstandings and (ii) the Borrowing Base minus the amount of Swingline Loan Outstandings.

“Revolving Loan Note” has the meaning set forth in Section 2.4.

“Revolving Loan Outstandings” means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

“Revolving Loans” has the meaning set forth in Section 2.2(a).

“Security Documents” means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the

Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Senior Debt” has the meaning provided in the Compliance Certificate.

“Settlement Date” has the meaning set forth in Section 10.13(a).

“Settlement Service” has the meaning set forth in Section 11.6(a).

“Solvent” means, with respect to any Person, that such Person (i) owns and will own assets the fair saleable value of which are (a) greater than the total amount of its liabilities (including Contingent Obligations) and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

“Stated Rate” has the meaning set forth in Section 2.7(b).

“Strategic Acquisition” means an acquisition by Borrower or a Subsidiary of a discrete asset or group of associated assets of a Person, other than in the Ordinary Course of Business, in order to achieve a strategic benefit or exploit a strategic opportunity consistent with Borrower’s business plan and/or business and which would not otherwise be classified as a capital expenditure under GAAP. In no event shall Strategic Acquisition include or be deemed a consent to an Investment by a Credit Party in or an acquisition by a Credit Party of a Person or of substantially all of the assets of a Person.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such capital stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower. For purposes of this Agreement, DermaTech Corporation shall not be considered to be a Subsidiary for the 30 day period following the Closing Date.

“Support Agreement” has the meaning set forth in Section 2.5(a).

“Supported Letter of Credit” means a Letter of Credit issued by an LC Issuer in reliance on one or more Support Agreements.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest or currency exchange rates.

“Swingline Lender” means Merrill Lynch or any Lender expressly identified by Merrill Lynch as the Swingline Lender or, if Merrill Lynch shall at any time resign as Swingline Lender, a Lender other than Merrill Lynch selected by Administrative Agent in its sole discretion and reasonably acceptable to Borrower.

“Swingline Loan” has the meaning set forth in Section 2.2(e).

“Swingline Loan Borrowing” means a borrowing of a Swingline Loan.

“Swingline Loan Limit” means, at any time, the smallest of the following amounts: (i) $3,000,000, (ii) the Revolving Loan Commitment minus the amount of Revolving Loan Outstandings and (iii) the Borrowing Base minus the amount of Revolving Loan Outstandings.

“Swingline Loan Note” has the meaning set forth in Section 2.4.

“Swingline Loan Outstandings” means, at any time of calculation, the then existing aggregate outstanding principal amount of Swingline Loans.

“Taxes” has the meaning set forth in Section 2.8.

“Term Loan A” has the meaning set forth in Section 2.1.

“Term Loan A Commitment Percentage” means, as to any Lender, the percentage set forth as the “Term Loan A Commitment Percentage” for such Lender in the most recent Assignment Agreement to which such Lender is a party and, in the absence of any such Assignment Agreement, the percentage amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan A Commitment Percentage”.

“Term Loan B” has the meaning set forth in Section 2.1.

“Term Loan B Commitment Percentage” means, as to any Lender, the percentage set forth as the “Term Loan B Commitment Percentage” for such Lender in the most recent Assignment Agreement to which such Lender is a party and, in the absence of any such Assignment Agreement, the percentage amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan B Commitment Percentage”.

“Term Loans” means Term Loan A and Term Loan B, collectively.

“Term Note A” has the meaning set forth in Section 2.4.

“Term Note B” has the meaning set forth in Section 2.4.

“Termination Date” has the meaning set forth in Section 2.2(c).

“Total Debt” has the meaning provided in the Compliance Certificate.

“Total Debt to EBITDA Ratio” has the meaning provided in the Compliance Certificate.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“United States” means the United States of America.

“USA PATRIOT Act” means USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, together with all regulations promulgated pursuant thereto.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity securities (other than, in the case of a corporation, directors’ qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 1.2.      Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Holdings and its Consolidated Subsidiaries delivered to Administrative Agent and each of the Lenders. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

Section 1.3.      Other Definitional Provisions.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

Section 1.4.     Funding and Settlement Currency.

Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Unless specifically directed in writing by Borrower and consented to by Agent, all Loans shall be funded into Borrower’s Account.

ARTICLE II
LOANS AND LETTERS OF CREDIT

Section 2.1.     Term Loans.

(a)                         Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make the following Loans to Borrower on the Closing Date:

(i)                           a term loan in an original principal amount equal to $20,000,000 (“Term Loan A”); and

(ii)                       a term loan in an original principal amount equal to $50,000,000 (“Term Loan B”).

Each Lender’s obligation to fund the Term Loans shall be limited to such Lender’s Term Loan A Commitment Percentage of Term Loan A, and such Lender’s Term Loan B Commitment Percentage of Term Loan B, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. Borrower shall not have any right to re-borrow any portion of the Term Loans which are repaid or prepaid from time to time.

(b)                         Scheduled Repayments. There shall become due and payable, and Borrower shall repay the Term Loans through, scheduled payments as set forth below:

(i)                           With respect to Term Loan A, scheduled payments on each date set forth below, each equal to the applicable installment amount set forth below (or, if less, the outstanding amount thereof):

Term Loan A

Date	Installment Amount

April 1, 2005	$750,000
July 1, 2005	$750,000
October 1, 2005	$750,000
January 1, 2006	$750,000
April 1, 2006	$1,000,000
July 1, 2006	$1,000,000
October 1, 2006	$1,000,000
January 1, 2007	$1,000,000
April 1, 2007	$1,000,000
July 1, 2007	$1,000,000
October 1, 2007	$1,000,000
January 1, 2008	$1,000,000
April 1, 2008	$1,000,000
July 1, 2008	$1,000,000
October 1, 2008	$1,000,000
January 1, 2009	$1,000,000
April 1, 2009	$1,250,000
July 1, 2009	$1,250,000
October 1, 2009	$1,250,000
January 28, 2010	$1,250,000

(ii)                       With respect to Term Loan B, commencing on April 1, 2005 and on the first day of each fiscal quarter thereafter, through and including January 28, 2010, equal quarterly installments of $125,000 (or if less, the outstanding amount of the Term Loan B) and commencing on April 1, 2010 and on the first day of each fiscal quarter thereafter, equal quarterly installments of $ 11,875,000.

Notwithstanding the payment schedules set forth above, the outstanding principal amount of Term Loan A and Term Loan B shall become immediately due and payable in full on the Termination Date.

(c)                         Mandatory Prepayments. There shall become due and payable and Borrower shall prepay the Term Loans (and the Revolving Loans and Swingline Loans, to the extent required by Section 2.l(e)(i)) in the following amounts and at the following times:

(i)                           on the ninety-fifth (95th) day following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2005, an amount equal to (x) seventy five percent (75.0%) of Excess Cash Flow for such Fiscal Year if Borrower’s Total Debt to EBITDA Ratio as of such Fiscal Year end is greater than or equal to 2.0 to 1.0 and (y) fifty percent (50%) at all other times;

(ii)                       on the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any Major Casualty Proceeds, an amount equal to one hundred percent (100%) of such Major Casualty Proceeds; provided, that, so long as no Default or Event of Default has occurred and is continuing, the recipient (other than Administrative Agent) of any Major Casualty Proceeds may reinvest such Major Casualty Proceeds within one hundred eighty (180) days, in replacement assets comparable to the assets giving rise to such Major Casualty Proceeds; provided, that the aggregate amount which may be reinvested by Borrower and its Subsidiaries pursuant to the preceding proviso may not exceed $1,000,000 in any Fiscal Year; provided, further, that if the applicable Credit Party does not intend to fully reinvest such Major Casualty Proceeds, or if the time period set forth in this sentence expires without such Credit Party having reinvested such Major Casualty Proceeds, Borrower shall prepay the Loans in an amount equal to such Major Casualty Proceeds (to the extent not reinvested or intended to be reinvested within such time period);

(iii)       upon receipt by any Credit Party of the proceeds from the issuance and sale of any Debt or equity securities (other than (1) proceeds of Debt securities expressly permitted pursuant to Section 5.1, (2) proceeds of the issuance of equity securities by Holdings or Borrower received on or before the Closing Date, (3) proceeds of the issuance of equity securities to Borrower or any Wholly-Owned Subsidiary and (4) proceeds received by any Credit Party upon the exercise of employee stock options not otherwise prohibited by the terms of this Agreement), an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale;

(iv)          upon receipt by any Credit Party of the proceeds of any Asset Disposition, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided, that no prepayment shall be required pursuant to this Section 2.1(c)(iv) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year from Asset Dispositions exceeds $250,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.1(c)(iv)), and provided, that, so long as no Default or Event of Default has occurred and is continuing, the recipient of such Net Cash Proceeds may reinvest such Net Cash Proceeds within one hundred eighty (180) days, in replacement fixed assets or in raw materials or packaging materials to replace raw materials or packaging materials sold by Borrower outside the Ordinary Course of Business, in each case, of a kind then used or usable in the business of such Credit Party. If the applicable Credit Party does not intend to so reinvest such Net Cash Proceeds, or if the time period set forth in the immediately preceding sentence expires without such Credit Party having reinvested such Net Cash Proceeds, Borrower shall prepay the Loans in an amount equal to such Net Cash Proceeds; and

(v)              not later than sixty (60) days following the last day of each fiscal month of Borrower, an amount equal to one hundred percent (100%) of any Extraordinary Receipts received by any Credit Party during such month.

(d)             Optional Prepayments. Subject to the provisions of Section 2.3(e)(iv), Borrower may from time to time, with at least two (2) Business Days prior delivery to Administrative Agent of an appropriately completed Payment Notification, prepay any Term Loan in whole or in part; provided that any such partial prepayment shall be in an amount equal to $250,000 or a higher integral multiple of $25,000.

(e)             All Prepayments.

(i)               Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.3(e)(iv). All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Base Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. Any required prepayment in respect of either Major Casualty Proceeds or Net Cash Proceeds of any Asset Disposition shall be applied first against outstanding Revolving Loans and Swingline Loans, to the extent that, after giving effect to the event giving rise to such proceeds, and assuming the delivery of a new Borrowing Base Certificate reflecting such event, a mandatory prepayment of Revolving Loans and/or Swingline Loans would be required pursuant to either of Section 2.2(c)(ii) or Section 2.2(e)(i), with the remaining amount of such proceeds being applied to the Term Loans as provided herein. All prepayments of Term Loans shall be applied pro rata between the Term Loans according to the outstanding principal amounts thereof and, as to each Term Loan, pro rata to the remaining installments thereof. Following the payment in full of the Term Loans, any remaining amounts required by Section 2.1(c) to be used to prepay the Term Loans shall instead be applied first, as a repayment of the outstanding Revolving Loans and as a concurrent equivalent reduction of the Revolving Loan Commitment, pro rata among all Lenders having a Revolving Loan Commitment Percentage and second, at any time the Revolving Loans have been repaid in full, as a repayment of the outstanding Swingline Loans.

(ii)           Borrower shall deliver to Administrative Agent an appropriately completed Payment Notification at least two (2) Business Days prior to each mandatory prepayment pursuant to Section 2.1(c) and each voluntary prepayment pursuant to Section 2.1(d), and Administrative Agent shall promptly notify each Lender of such notice. Notwithstanding anything to the contrary contained in this Section 2.1 and so long as Term Loan A is outstanding, each Lender having a Pro Rata Share of Term Loan B may elect not to have such Lender’s Pro Rata Share of Term Loan B prepaid in the case of a prepayment pursuant hereto by notice to Administrative Agent received one (1) Business Day prior to the date of such prepayment. The amount of any such prepayment which would have been applied to Term Loan B but for such elections shall be applied to Term Loan A until paid in full and, thereafter, to Term Loan B, in accordance with clause (i) of this Section 2.1(e).

Section 2.2.     Revolving Loans and Swingline Loans.

(a)             Revolving Loans and Borrowings. On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrower from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrower hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, Borrower may borrow under this Section 2.2(a)(i), may prepay or repay Revolving Loans from time to time and may re-borrow Revolving Loans pursuant to this Section 2.2(a)(i).

(b)             Advancing Revolving Loans.

(i)               Borrower shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Revolving Loans made pursuant to clause (iii) below), such Notice of Borrowing to be delivered no later than noon (Chicago time) (1) on the day of such proposed borrowing, in the case of Base Rate Loans in an aggregate principal amount equal to or less than $5,000,000, (2) on the Business Day prior to such proposed borrowing, in the case of Base Rate Loans in an aggregate principal amount greater than $5,000,000 and (3) on the third (3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, except as provided in Section 2.3(e)(ii), a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.

(ii)           Borrower hereby authorizes Lenders and Administrative Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Administrative Agent, in good faith, believes to be acting on behalf of Borrower. Borrower agrees to deliver to Administrative Agent a Notice of Borrowing in respect of each Revolving Loan requested by telephone no later than one Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Administrative Agent and Lenders, the records of Administrative Agent and the Lenders shall govern absent manifest error. Borrower further hereby authorizes Lenders and Administrative Agent to make Revolving Loans based on electronic notices made by any Person which Administrative Agent, in good faith, believes to be acting on behalf of Borrower, but only after Administrative Agent shall have established procedures acceptable to Administrative Agent for accepting electronic Notices of Borrowing, as indicated by Administrative Agent’s written confirmation thereof.

(iii)       Borrower and each Revolving Lender hereby authorizes Administrative Agent to make Revolving Loans (which shall be Base Rate Loans) on behalf of Revolving Lenders, at any time in its sole discretion and regardless of the existence of any Default or Event of Default, (x) as provided in Section 2.5(c), with respect to obligations arising under Support Agreements and/or Lender Letters of Credit, and (y) to pay principal owing in respect of the Loans (excluding principal payments in respect of the Loans commencing one Business Day following receipt by Administrative Agent of a written notice from any Lender, in accordance with the provisions of Section 10.11, of the occurrence of an Event of Default) and interest, fees, expenses and other charges of any Credit Party from time to time arising under this Agreement or any other Financing Document, so long as, in each case after giving effect to any such Revolving Loans, the Revolving Loan Outstandings do not exceed the Revolving Loan Limit; provided, that (1) Administrative Agent shall have no obligation at any time to make any Revolving Loan pursuant to the provisions of the preceding sub-clause (y) and (2) Administrative Agent shall have no right to make Revolving Loans (A) as provided in Section 2.5(c) for the account of any Revolving Lender that was a Non-Funding Revolving Lender at the time Administrative Agent executed a Support Agreement, or at the time of issuance of any Lender Letter of Credit, for which, in either case, reimbursement obligations have arisen pursuant to Section 2.5(c) and (B) for the account of any then existing Non-Funding Revolving Lender to pay interest, fees, expenses and other charges of any Credit Party (other than reimbursement obligations that have arisen pursuant to Section 2.5(c) in respect of Support Agreements executed or Lender Letters of Credit issued at the time any such Non-Funding Revolving Lender was not then a Non-Funding Revolving Lender).

(c)             Mandatory Revolving Loan Repayments and Prepayments.

(i)               The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Commitment Expiry Date and (ii) any date on which Administrative Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to Section 8.2 (such earlier date being the “Termination Date”). On such Termination Date, and there shall become due, and Borrower shall pay on the Termination Date, the entire outstanding principal amount of each Revolving Loan and of each Swingline Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date, and any and all other Obligations.

(ii)           If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrower shall repay the Revolving Loans and/or Swingline Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

(d)             Optional Prepayments. Subject to the provisions of Section 2.3(e)(iv), Borrower may from time to time prepay the Revolving Loans and/or Swingline Loans in whole or in part.

(e)             Swingline Loans.

(i)               Swingline Lender may, from time to time, at its sole election and without prior notice to or consent by any Lender or Borrower, convert any request or deemed request by Borrower for a Revolving Loan that is a Base Rate Loan into a request for an advance made by, and for the account of, Swingline Lender in accordance with the terms of this Agreement (each such advance, a “Swingline Loan”); provided, that the Swingline Loan Outstandings shall at no time exceed the Swingline Loan Limit. If at any time the Swingline Loan Outstandings exceed the Swingline Loan Limit, then, on the next succeeding Business Day, Borrower shall repay Revolving Loans and/or Swingline Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess. Each Swingline Loan shall be a Base Rate Loan, and shall be advanced by Swingline Lender in the same manner as Revolving Loans are advanced hereunder, in accordance with the provisions of Section 2.2(b). Swingline Lender shall give Administrative Agent prompt notice of each Swingline Loan advanced by Swingline Lender. In the event that on any Business Day Swingline Lender desires that all or any portion of the outstanding Swingline Loans should be reduced, in whole or in part, Swingline Lender shall notify Administrative Agent to that effect and indicate the portion of the Swingline Loan to be so reduced. Administrative Agent agrees to transmit to Revolving Lenders the information contained in each notice received by Administrative Agent from Swingline Lender regarding the reduction of outstanding Swingline Loans and shall concurrently notify such Lenders of each such Lender’s Pro Rata Share of the obligation to make a Revolving Loan to repay outstanding Swingline Loans (or the applicable portion thereof).

(ii)           Each of the Revolving Lenders, other than any Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Swingline Loans were advanced, hereby unconditionally and irrevocably agrees to fund to the Payment Account, for the benefit of Swingline Lender, not later than noon (Chicago time) on the Business Day immediately following the Business Day of such Lender’s receipt of such notice from Administrative Agent (provided that if any Revolving Lender shall receive such notice at or prior to 10:00 a.m. (Chicago time) on a Business Day, such funding shall be made by such Lender on such Business Day), such Lender’s Pro Rata Share of a Revolving Loan (which Revolving Loan shall be a Base Rate Loan and shall be deemed to be requested by Borrower) in the principal amount of such portion of the Swingline Loan which is required to be paid to Swingline Lender under this Section 2.2(e) (regardless of whether the conditions precedent thereto set forth in Section 7.2 are then satisfied, including without limitation the existence of any Default or Event of Default either before or after giving effect to the making of such Swingline Loan, but subject to the other provisions of this Section 2.2(e)). The proceeds of any such Revolving Loans shall be immediately paid over to Administrative Agent for the benefit of Swingline Lender for application against then outstanding Swingline Loans. For purposes of this clause (ii), Swingline Lender shall be conclusively entitled to assume that, at the time of the advance of any Swingline Loan, each Revolving Lender, other than any then existing Non-Funding Revolving Lender, will fund its Pro Rata Share of the Revolving Loans provided for in this clause (ii).

(iii)       In the event that, at any time any Swingline Loans are outstanding, either (1) an Event of Default pursuant to either Section 8.1(f) or 8.1(g) has occurred or (2) the Revolving Loan Commitment has been suspended or terminated in accordance with the provisions of this Agreement, then in either case, each of the Revolving Lenders (other than Swingline Lender and any Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Swingline Loans were advanced) shall be deemed to have irrevocably and immediately purchased and received from Swingline Lender, without recourse or warranty, an undivided interest and participation in the Swingline Loan in an amount equal to such Lender’s Revolving Loan Commitment Percentage multiplied by the total amount of the Swingline Loans outstanding. Any purchase obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstances whatsoever. In the event that on any Business Day Swingline Lender desires to effect settlement of any such purchase, Swingline Lender shall promptly notify Administrative Agent to that effect and indicate the payment amounts required by each Lender to effect such settlement. Administrative Agent agrees to transmit to Revolving Lenders the information contained in each notice received by Administrative Agent from Swingline Lender and shall concurrently notify such Lenders of each such Lender’s Pro Rata Share of the required payment settlement amount. Each such Lender (other than Non-Funding Revolving Lenders, as specified above) shall effect such settlement upon receipt of any such notice by transferring to the Payment Account not later than noon (Chicago time) on the Business Day immediately following the Business Day of receipt of such notice (provided that if any such Lender shall receive such notice at or prior to 10:00 a.m. (Chicago time) on a Business Day, such funding shall be made by such Lender on such Business Day), an amount equal to such Lender’s participation in the Swingline Loan.

(iv)          In the event any Revolving Lender (other than Non-Funding Revolving Lenders, as specified above) fails to make available to Swingline Lender when due the amount of such Lender’s participation in the Swingline Loans, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate, for the first three (3) days following the due date, and thereafter at the Base Rate plus the Base Rate Margin in respect of Swingline Loans. Any Lender’s failure to make any payment requested under this Section 2.2(e) shall not relieve any other Lender of its obligations hereunder, but no Lender shall be responsible for the failure of any other Lender to make available to Swingline Lender such other Lender’s required payment hereunder. The obligations of the Lenders under this Section 2.2(e) shall be deemed to be binding upon Administrative Agent, Swingline Lender and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.

Section 2.3.     Interest, Interest Calculations and Certain Fees.

(a)             Interest. From  and following the Closing Date, depending upon Borrower’s election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Base Rate or the LIBOR, the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

(i)               If a Base Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Base Rate plus the applicable Base Rate Margin.

(ii)           If a LIBOR Loan, then at the sum of the LIBOR plus the applicable LIBOR Margin.

(b)             Unused Line Fee. From and following the Closing Date, Borrower shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the sum of the Revolving Loan Outstandings plus the Swingline Loan Outstandings during the preceding month, multiplied by (2) one half percent (0.5%) per annum. Such fee is to be paid monthly in arrears on the first day of each month.

(c)             [Reserved].

(d)             Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

(e)             LIBOR Provisions.

(i)               LIBOR Election. All Loans made on the Closing Date shall be Base Rate Loans and shall remain so until the earlier of ninety (90) days after the Closing Date or the date Administrative Agent notifies Borrower that it has completed the primary syndication of the Loans. Thereafter, subject to the provisions of Section 8.4, Borrower may request that Revolving Loans permitted to be made hereunder be LIBOR Loans, that outstanding portions of Revolving Loans permitted to be made hereunder and outstanding portions of each Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Administrative Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Administrative Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than eight (8) LIBOR Loans outstanding at any one time. Each request for a LIBOR Loan, whether by original issuance, conversion or continuation, shall be in a minimum amount of $100,000 and, if in excess of such amount, in an integral multiple of $10,000 in excess of such amount. Loans which are not requested as LIBOR Loans in accordance with this Section 2.3(e)(i) shall be Base Rate Loans. Administrative Agent shall notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Administrative Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

(ii)           Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Administrative Agent shall determine or be notified by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Administrative Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Administrative Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Administrative Agent shall so notify Borrower and Lenders.

(iii)       Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Administrative Agent, Borrower and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans, continue LIBOR Loans as LEBOR Loans or convert Base Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender’s outstanding LIBOR Loans shall be converted automatically to Base Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

(iv)          LIBOR Breakage Fee. Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower’s delivery to Administrative Agent of any applicable Notice of Borrowing or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall promptly pay Administrative Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR

Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

(v)              Increased Costs. If, after the Closing Date, the adoption or taking effect of, or any change in, any Law, or any change in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (1) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender; or (2) shall impose on any Lender any other condition affecting its LIBOR Loans, any of its Notes (if any) or its obligation to make LIBOR Loans; and the result of anything described in clauses (1) above and (2) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes (if any) with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall promptly pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor.

Section 2.4.     Notes.

The portion of Term Loan A made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (a “Term Note A”), the portion of Term Loan B made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (a “Term Note B”) and the portion of the Revolving Loans made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (a “Revolving Loan Note”) in an original principal amount equal to such Lender’s Pro Rata Share of Term Loan A, Term Loan B and the Revolving Loan Commitment, respectively. The Swingline Loans made by Swingline Lender shall be evidenced, if so requested by Swingline Lender, by a promissory note executed by Borrower (a “Swingline Loan Note”) in an original principal amount equal to the amount identified In clause (i) of the definition of Swingline Loan Limit.

Section 2.5.     Letters of Credit and Letter of Credit Fees.

(a)             Letter of Credit. On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment may be used by Borrower, in addition to the making of Revolving Loans hereunder, for the issuance, prior to the Termination Date, by (i)

Administrative Agent, of letters of credit, guarantees or other agreements or arrangements (each, a “Support Agreement”) to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii) a Lender, identified by Administrative Agent, as an LC Issuer, of one or more Lender Letters of Credit, so long as, in each case:

(i)               Administrative Agent shall have received a Notice of LC Credit Event at least two (2) Business Days before the relevant date of issuance, increase or extension; and

(ii)           after giving effect to such issuance, increase or extension, (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $5,000,000 and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

Nothing in this Agreement shall be construed to obligate any Lender to issue, increase the amount of or extend the expiry date of any letter of credit, which act or acts, if any, shall be subject to agreements to be entered into from time to time between Borrower and such Lender. Each Lender that is an LC Issuer hereby agrees to give Administrative Agent prompt written notice of each issuance of a Lender Letter of Credit by such Lender and each payment made by such Lender in respect of Lender Letters of Credit issued by such Lender.

(b)             Letter of Credit Fee. Borrower shall pay to Administrative Agent, for the benefit of the Revolving Lenders, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable, in arrears on the first day of each calendar month prior to the Termination Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

(c)             Reimbursement Obligations of Borrower. If either (x) Administrative Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, or (y) any Lender shall honor any draw request under, and make payment in respect of, a Lender Letter of Credit, (i) Borrower shall promptly reimburse Administrative Agent or such Lender, as applicable, for the amount of such payment and (ii) Borrower shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan, which shall be a Base Rate Loan, in a principal amount equal to the amount of such payment (but solely to the extent Borrower shall have failed to directly reimburse Administrative Agent or, with respect to Lender Letters of Credit, the applicable LC Issuer, for the amount of such payment). Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender (other than any such Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Supported Letter of Credit or Lender Letter of Credit was issued) hereby agrees to make available to Administrative Agent not later than noon (Chicago time) on the Business Day following such notification from Administrative Agent such Revolving Lender’s Pro Rata Share of such Revolving Loan. Each Revolving Lender (other than any applicable Non-Funding Revolving Lender specified above) hereby absolutely and unconditionally agrees to fund such Revolving Lender’s Pro Rata Share of the Loan described in the immediately preceding sentence, unaffected by any circumstance whatsoever, including (without limitation) (i) the occurrence and continuance of a Default or Event of Default, (ii) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Loan Outstandings exceed or will exceed the Revolving Loan Limit and/or (iii) the non-satisfaction of any conditions set forth in Section 7.2. Administrative Agent hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 2.5(c) in satisfaction of Borrower’s reimbursement obligations arising pursuant to this Section 2.5(c). Borrower shall pay interest, on demand, on all amounts so paid by Administrative Agent for each day until Borrower reimburses Administrative Agent therefore at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans (which are Base Rate Loans) for such day.

(d)             Reimbursement and Other Payments by Borrower. The obligations of Borrower to reimburse Administrative Agent and/or the applicable LC Issuer pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

(i)               any lack of validity or enforceability of, or any amendment or any consent to departure from, any Letter of Credit or any related document;

(ii)           the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Administrative Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(iii)       any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv)          any affiliation between the LC Issuer and Administrative Agent; or

(v)              to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(e)             Deposit Obligations of Borrower. In the event any Letters of Credit are outstanding at the time that Borrower prepays or is required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrower shall (i) deposit with Administrative Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and three percent (103%) of the aggregate outstanding Letter of Credit Liability to be available to Administrative Agent, for its benefit and the benefit of issuers of Lender Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (ii) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit and provided no Event of Default then exists, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower, together with the deposit described in the preceding clause (i) to the extent not previously applied by Administrative Agent in the manner described herein.

(f)               Participations in Support Agreements and Lender Letters of Credit.

(i)               Concurrently with the issuance of each Supported Letter of Credit, Administrative Agent shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Revolving Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share of the Revolving Loan Commitment, Administrative Agent’s Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrower’s Reimbursement Obligations with respect thereto. Concurrently with the issuance of each Lender Letter of Credit, the LC Issuer in respect thereof shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Revolving Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share of the Revolving Loan Commitment, such Lender Letter of Credit and Borrower’s Reimbursement Obligations with respect thereto. Any purchase obligation arising pursuant to the immediately two preceding sentences shall be absolute and unconditional and shall not be affected by any circumstances whatsoever.

(ii)           If either (x) Administrative Agent makes any payment or disbursement under any Support Agreement and/or (y) an LC Issuer makes any payment or disbursement under any Lender Letter of Credit, and (A) Borrower has not reimbursed Administrative Agent or, as applicable, the applicable LC Issuer, with respect to any Lender Letter of Credit, in full for such payment or disbursement in accordance with Section 2.5(c), or (B) any reimbursement received by Administrative Agent or any LC Issuer from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Revolving Lender (other than any Revolving Lender that was a Non-Funding Revolving Lender at the time of the issuance of such Supported Letter of Credit or Lender Letter of Credit) shall be irrevocably and unconditionally obligated to pay to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.5(c)). To the extent any such Revolving Lender shall not have made such amount available to Administrative Agent or the applicable LC Issuer, as applicable, by noon (Chicago time) on the Business Day on which such Lender receives notice from Administrative Agent or the applicable LC Issuer, as applicable, of such payment or disbursement, such Lender agrees to pay interest on such amount to Administrative Agent or the applicable LC Issuer, as applicable, forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender’s receipt of such notice, and thereafter at the Base Rate plus the Base Rate Margin in respect of Revolving Loans. Any Revolving Lender’s failure to make available to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available such other Revolving Lender’s Pro Rata Share of such payment, but no Revolving Lender shall be responsible for the  failure of any other Lender to make available such other Lender’s Pro Rata Share of any  such payment or disbursement.

Section 2.6.     General Provisions Regarding Payment; Loan Account.

(a)             All payments to be made by Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Any payments received in the Payment Account before 1:00 p.m. (Chicago time) on any date shall be deemed received by Agent on such date, and any payments received in the Payment Account after 1:00 p.m. (Chicago time) on any date shall be deemed received by Agent on the next succeeding Business Day. Any optional or mandatory prepayment of Term Loans shall be accompanied by timely delivery to Administrative Agent of an appropriately completed Payment Notification, as provided in Section 2.1(e). In the absence of receipt by Administrative Agent of an appropriately completed Payment Notification on or prior to such prepayment, Borrower and each Lender hereby authorizes and directs Administrative Agent, notwithstanding any contrary application provisions contained herein, to apply payments and/or prepayments received from Borrower against then outstanding Revolving Loans, and second, if no Revolving Loans are then outstanding, pro rata against all outstanding Term Loans; provided, that (i) if Administrative Agent receives an appropriately completed Payment Notification within two (2) Business Days of the making of any such payment or prepayment, Administrative Agent shall be fully authorized to apply such amounts received in accordance with the terms of such Payment Notification and to make any corresponding Loan Account reversals in respect thereof and (ii) if Administrative Agent at any time determines that payments received by Administrative Agent were in respect of a mandatory prepayment event, Administrative Agent shall apply such payments in accordance with the provisions of Section 2.1(e), and shall be fully authorized to make any corresponding Loan Account reversals in respect thereof.

(b)             Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by Borrower. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent’s most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by Borrower absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Unless Borrower notifies Administrative Agent of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected, therein.

Section 2.7.     Maximum Interest.

(a)             In no event shall the interest charged with respect to the Notes (if any) or any other obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction.

(b)             Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c)             In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

(d)             In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8.     Taxes.

(a)             All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income by the jurisdiction under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) and also excluding any tax that is creditable against and has the effect of reducing any other tax imposed by the jurisdiction under which the Administrative Agent or such Lender is organized or conducts business (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative

Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made demand therefor.

(b)             If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

(c)             Each Lender that (i) is organized under the laws of a jurisdiction other than the United States and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest pursuant to Section 11.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall duly execute and deliver to each of Borrower and Administrative Agent one or more (as Borrower or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

Section 2.9.     Capital Adequacy.

If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Support Agreement or Lender Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor.

Section 2.10.     Mitigation Obligations.

If any Lender requests compensation under either Section 2.3(e)(v) or Section 2.9, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 11.6) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Without limitation of the provisions of Section 9.1, Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Administrative Agent and each Lender that:

Section 3.1.     Existence and Power.

Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1, has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and, except as set forth in Schedule 3.12, has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (i) has had, over the five (5) year period preceding the Closing Date, any name other than its current name or (ii) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2.     Organization and Governmental Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (i) any applicable Law or any of the Organizational Documents of any Credit Party or (ii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (ii), reasonably be expected to have a Material Adverse Effect.

Section 3.3.     Binding Effect.

Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency moratorium, reorganization and other laws relating to or affecting creditors’ rights or remedies generally, including, without limitation, preference or similar law, rule or regulation, (ii) principles governing the availability of specific performance, injunctive relief and other equitable remedies, (iii) applicable laws and court decisions which may limit or render unenforceable certain terms hereof, but which do not substantially interfere with the practical realization of the benefits hereof, except for the economic consequences of any procedural delay which may be imposed by, relate to, or result from such laws and court decisions, and (iv) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Section 3.4.     Capitalization.

The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than applicable Permitted Liens and those Liens in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

Section 3.5.     Financial Information.

(a)             The consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders’ equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by PriceWaterhouseCoopers PwC, copies of which have been delivered to Administrative Agent, fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders’ equity (or comparable calculation) and cash flows for such period.

(b)             The un-audited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of October 31, 2004 and the related un-audited consolidated statements of operations and cash flows for the ten months then ended, copies of which have been delivered to Administrative Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the ten months then ended (subject to normal year-end adjustments and the absence of footnote disclosures) in all material respects.

(c)             The pro forma balance sheet of Holdings and its Consolidated Subsidiaries as of December 31, 2004, copies of which have been delivered to Administrative Agent, fairly presents, in all material respects and in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated and consolidating financial position of Holdings and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the transactions contemplated by the Operative Documents, (ii) the making of the initial Loans and the issuance of any initial Letters of Credit, (iii) the application of the proceeds therefrom as contemplated by the Operative Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

(d)             The information contained in the most recently delivered Borrowing Base Certificate is true and correct, in all material respects, and the amounts shown therein as EBITDA has determined as provided in the Financing Documents.

(e)             Except as set forth on Schedule 3.5, since December 31, 2003 there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole.

(f)               Holdings was formed solely to hold the equity securities of Borrower, and except in connection therewith (and as contemplated by this Agreement) has no material assets or material liabilities.

Section 3.6.      Litigation.

Except as set forth on Schedule 3.6, as of the Closing Date there is no Litigation pending against, or to Borrower’s knowledge threatened against or affecting, any Credit Party or, to Borrower’s knowledge, any party to any Operative Document other than a Credit Party, which if adversely determined, could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

Section 3.7.      Ownership of Property.

Except as otherwise expressly stated in Section 3.19 and the Schedules relating thereto with respect to Intellectual Property, Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed)

purported or reported to be owned or leased (as the case may be) by such Person, except as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.

Section 3.8.     No Default.

No Default or Event of Default has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.9.     Labor Matters.

As of the Closing Date, there are no strikes or other labor disputes pending or, to Borrower’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters in any material respect. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.10.     Regulated Entities.

No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940. No Credit Party is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935.

Section 3.11.      Margin Regulations.

None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12.      Compliance With Laws; Anti-Terrorism Laws.

(a)             Each Credit Party is in compliance with the requirements of all applicable Laws, except to the extent such Credit Party’s noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)             None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that has the purpose of evading or avoiding or is designed to evade or avoid, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

(c)             Without limiting the generality of clause (a) above,

(i)               Except as set forth in Schedule 3.12, neither Borrower nor any of its Subsidiaries, violates any Health Care Laws applicable to it, except where any such violation would not have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means, to the extent (and only to the extent) applicable to a Credit Party or its business, (A) all federal and state fraud and abuse laws, including, but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. §3729 et seq.), TRICARE (10 U.S.C. Section 1071 et. seq), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (B) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder, (C) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (D) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (E) any Laws promulgated, administered or enforced by the Federal Food and Drug Administration, (F) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (G) licensure Laws; and (H) any and all other applicable health care related Laws, each of (A) through (H) as may be amended from time to time.

(ii)           Except as set forth in Schedule 3.12, Borrower and each Domestic Subsidiary has (i) all licenses, consents, certificates, permits, authorizations, approvals, franchises, registrations, qualifications and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities, all self regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it except for such Authorizations with respect to which the failure to obtain would not have a Material Adverse Effect and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and Borrower and each Subsidiary is in material compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations except where failure to be in such compliance or for an Authorization to be valid and in full force and effect would not have a Material Adverse Effect.

(iii)       As of the Closing Date, neither Borrower nor any Subsidiary bills or participates in the Medicare program, the respective Medicaid program in the state or states in which such entity operates, or any other Third Party Payor Programs (as defined below). If and to the extent Borrower or any Subsidiary does bill or participate in such programs in the future, such Person shall obtain and maintain the requisite provider number or other Authorization. For purposes of this Agreement, (i) “Third Party Payor” means Medicare, Medicaid, TRICARE, Blue Cross and/or Blue Shield, State government insurers, private insurers and any other person or entity which presently or in the future maintains Third Party Payor Programs and (ii) “Third Party Payor Programs” means all third party payor programs in which Borrower or Subsidiary participates (including, without limitation, Medicare, Medicaid, TRICARE, or any other federal or state health care programs, as well as Blue Cross and/or Blue Shield, managed care plans, or any other private insurance programs). Borrower shall promptly notify Administrative Agent in writing if Borrower or any Subsidiary hereafter bills or participates in the Medicare program, any Medicaid program or any other Third Party Payor Program.

(iv)          Borrower and each Subsidiary has received and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by law (including any foreign law or equivalent regulation) except where the failure to maintain such accreditation could not reasonably be expected to result in a Material Adverse Effect.

(v)              None of Borrower nor any of the Subsidiaries has been, or has been threatened to be, (i) excluded from U.S. health care programs pursuant to 42 U.S.C. §1320(a)7 and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations, or (iii) made a party to any other action by any governmental authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any federal, state or local laws or regulations.

Section 3.13.     Taxes.

All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14.     Compliance with ERISA.

(a)             Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in material compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and, if required by Law, the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)             During the thirty-six (36) month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, the effect of which could reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15.     Brokers.

Except as set forth on Schedule 3.15, and except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

Section 3.16.     Related Transactions.

The Repurchase and the Closing Date Distributions will be consummated promptly following the funding of the Initial Loans on the Closing Date pursuant to and in material compliance with the provisions of the Repurchase Documents, true and complete copies of which have been delivered to Administrative Agent, and in compliance with all applicable Law, including, without limitation Section 170 of the Delaware General Corporation Law and Section 500 of the California Corporations Code and, in each case, the statutes and other regulations associated therewith.

Section 3.17.    Material Contracts.

Except for the Operative Documents and except for the other agreements set forth on Schedule 3.17 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no (i) employment agreements covering the management of any Credit Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Credit Party, (iii) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound, (iv) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (v) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Credit Party is a party, either as lessor or lessee, or as licensor or licensee, or (vi) customer, distribution, marketing or supply agreements to which any Credit Party is a party, in each case with respect to the preceding clauses (i), (iii), (iv), (v) and (vi) requiring payment of more than $100,000 in any year, (vii) partnership or joint venture agreements or (viii) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 3.17 sets forth, with respect to each real estate lease agreement to which any Credit Party is a party as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party).

Section 3.18.    Compliance with Environmental Requirements; No Hazardous Materials.

Except in each case as set forth on Schedule 3.18:

(a)             no Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and have given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of the Credit Parties in excess of $100,000. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination;

(b)             no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials;

(c)             to the knowledge of Borrower, all oral or written notifications of a release of Hazardous Materials required to be filed by or on behalf of any Credit Party under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Credit Party;

(d)             no property now owned or leased by any Credit Party and, to the knowledge of Borrower, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of Federal, state or local enforcement actions or, to the knowledge of Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA;

(e)             there are no underground storage tanks located on any property owned or leased by any Credit Party that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Materials; and

(f)               there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Credit Party, and no actions by any Governmental Authority have been taken or, to the knowledge of Borrower, are in process which could subject any of such properties or assets to such Liens.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party.

Section 3.19.    Intellectual Property.

(a)             Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All such Intellectual Property existing as of the Closing Date and registered with any United States or foreign Governmental Authority is set forth on Schedule 3.19. All Intellectual Property of each Credit Party of any material value or usefulness in the conduct of such Person’s business is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, in each case to the extent and in a manner consistent with prudent commercial standards and practice. To Borrower’s knowledge and except as set forth on Schedule 3.19, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

(b)             Certain Intellectual Property relating to Borrower’s Obagi NuDerm System and associated product line is considered by Borrower to be, and is protected as, a trade secret of Borrower under applicable Law (including common law trade secret doctrines, any applicable State’s Uniform Trade Secrets Act and the Economic Espionage Act of 1996; hereinafter, “Trade Secret Information”) and, in all material respects, has been (and at all relevant times will be) maintained in a secure, confidential manner consistent with the requirements of maintaining and preserving its status as a trade secret of Borrower. Borrower represents and warrants that the Trade Secret Information comprising the Obagi Trade Secrets deposited with Comerica Bank (or such other institution mutually agreeable to Agent and Borrower) pursuant to (and as defined in) Section 4.18 hereof (when and as so deposited) is a true, correct and complete (in all material respects) exposition of the Obagi Trade Secrets and, together with such other information publicly available or contained in Borrower’s books and records, is sufficient for purposes of enabling a Person to duplicate, utilize and commercially exploit the Obagi NuDerm System in a manner consistent with the business of Borrower as historically conducted.

Section 3.20.    Real Property Interests.

Except for leasehold interests disclosed on Schedule 3.17, and except for the ownership or other interests set forth on Schedule 3.20, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property. Schedule 3.20 sets forth, with respect to each parcel of real estate owned by any Credit Party as of the Closing Date, the address and legal description of such parcel.

Section 3.21.    Solvency.

Borrower and each additional Credit Party is Solvent.

Section 3.22.    Full Disclosure.

None of the information (financial or otherwise) furnished by or, with Borrower’s knowledge and consent, on behalf of any Credit Party to Administrative Agent in connection with the consummation of the transactions contemplated by the Operative Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Administrative Agent by or on behalf of any Credit Party have been prepared on the basis of the assumptions stated therein. Such projections represent Borrower’s good faith commercially reasonable estimate of Borrower’s future financial performance and such assumptions are believed by Borrower to be fair and reasonable in light of current business conditions; provided that Borrower can give no assurance that such projections will be attained.

Section 3.23.    Representations and Warranties Incorporated from Other Operative Documents.

As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

Section 3.24.    Westland Litigation

Borrower has entered into a certain Settlement and Mutual Release Agreement dated as of January 21, 2005 (the “Settlement Agreement”) between it, as a defendant in the lawsuit captioned Westland International Corporation v. CJ Corp (a/k/a Cheil Jedang

Corporation), et al., Case No. BC318310 filed with the Los Angeles Superior Court in December of 2004 pursuant to a Second Amended Complaint (the “Complaint”), and Westland International Corporation, as the plaintiff thereunder (“Plaintiff”). The Settlement Agreement settles any and all claims between the parties thereto arising in connection with the facts and circumstances giving rise to the allegations contained in the Complaint. The settlement amount of $250,000 required to be paid by Borrower under the Settlement Agreement has been paid by Borrower and received by the Plaintiff. A Request for Dismissal has been filed by the Plaintiff with the Los Angeles Superior Court, dismissing the Complaint with prejudice. The execution, delivery and performance under the Settlement Agreement have been duly authorized by Borrower and the Settlement Agreement is enforceable in accordance with its terms and represents a full and final settlement of the matters referred to therein.

ARTICLE IV
AFFIRMATIVE COVENANTS

Borrower agrees that, so long as any Credit Exposure exists:

Section 4.1.    Financial Statements and Other Reports.

Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to Administrative Agent and the Lenders hereunder, and will deliver to Administrative Agent, and, in the case of the deliveries required by paragraphs (a) through (f), (m), (n), (p) and (q), each Lender:

(a)             as soon as practicable and in any event within thirty (30) days after the end of each month (including the last month of Borrower’s Fiscal Year), provided that Borrower shall have an additional fifteen (15) days for each month which ends a fiscal quarter of Borrower), a consolidated and consolidating balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of operations and cash flows for such month, and, with respect to periods less than the entire Fiscal Year, for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and Capital Expenditure budgets and cash flow forecast delivered pursuant to Section 4.l(m), all in reasonable detail and certified by a Responsible Officer as fairly presenting, in all material respects, the financial condition and results of operations of Holdings and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Holdings, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures;

(b)             as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and Capital Expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(m), certified (solely with respect to such consolidated statements) without qualification (including with respect to the scope of audit) or exception (including with respect to any violation or breach of or Default or Event of Default under the Credit Agreement) by independent public accountants of nationally recognized standing and acceptable to Administrative Agent;

(c)             together with each delivery of financial statements pursuant to Sections 4.1 (a) and 4.1(b), (i) a Compliance Certificate, and (ii) a management report (1) describing the operations and financial condition of Borrower and its Consolidated Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (2) discussing the reasons for any significant variations as between the fiscal period covered and the portion of the Fiscal Year then elapsed, as between such periods and the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the projections and forecasts delivered pursuant to Section 4.1(m), all such information to be presented in reasonable detail and to be certified by a Responsible Officer to the effect that such information fairly presents, in all material respects, the results of operations and financial condition of Borrower and its Consolidated Subsidiaries as at the dates and for the periods indicated;

(d)             together with each delivery of financial statements pursuant to 4.1(b) above, an Excess Cash Flow Certificate;

(e)             promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

(f)               promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent by any Credit Party to its security holders (other than by a Subsidiary to Borrower) relating to the business and operations of Borrower and its Subsidiaries, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor, (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party and (iv) all Swap Contracts entered into by any Credit Party;

(g)            promptly upon such information becoming available, a summary of all purchase price and other monetary adjustments that are made pursuant to any of the Repurchase Documents;

(h)            promptly upon any Key Manager obtaining knowledge (i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party in excess of $250,000 has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party’s certified accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party’s board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which any Credit Party is a party or by which any of its assets is bound, (iv) of the institution of any litigation or arbitration seeking equitable relief or involving an alleged liability of any Credit Party equal to or greater than $250,000 or any adverse determination in any litigation or arbitration involving equitable relief or a potential liability of any Credit Party equal to or greater than $250,000 or (v) any loss, damage or destruction of any Collateral having a fair market value in excess of $250,000, whether or not covered by insurance, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

(i)               promptly upon any Key Manager obtaining knowledge of (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution on a timely basis to any ERISA Plan or to any Multiemployer Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any Subsidiary furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of a reportable event under Section 4043 of ERISA (for which a reporting requirement is not waived) with respect to any Pension Plan, (v) the occurrence of any event with respect to any ERISA Plan, Pension Plan or Multiemployer Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), (vi) any material increase in the liability or contingent liability of Borrower or any Subsidiary with respect to any post-retirement welfare plan benefit or (vii) the receipt by any Credit Party of any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

(j)               promptly upon any Key Manager obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any Key Manager becomes aware of (i) the existence or alleged existence of a violation of any applicable Environmental Law, (ii) any release of any Hazardous Materials into the environment, (iii) the commencement of any cleanup of any Hazardous Materials, (iv) any pending legislative or threatened proceeding for the termination, suspension or non-renewal of any Permit required under any applicable Environmental Law, or (v) any property of any Credit Party that is or will be subject to a Lien imposed pursuant to any Environmental Law, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

(k)           at the end of each fiscal quarter of Borrower a certificate of a Responsible Officer describing any (x) new registration or application to register by any Credit Party any

Intellectual Property with any Governmental Authority or (y) any newly acquired interest in real property (including leasehold interests in real property), in such detail as Administrative Agent shall reasonably require;

(1)            promptly upon receipt or filing thereof, copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Governmental Authority;

(m)         within fifteen (15) days prior to the conclusion of each Fiscal Year, Borrower’s annual operating plans, operating and Capital Expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following three (3) Fiscal Years presented on a monthly basis for the next Fiscal Year and annually for the two (2) subsequent Fiscal Years, all of which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of Borrower;

(n)            as soon as available and in any event within five (5) Business Days after the end of each month, and from time to time upon the request of Administrative Agent, a Borrowing Base Certificate as of the last day of the month most recently ended, together with such reconciliation reports as may be reasonably requested by Administrative Agent with respect to the components of such Borrowing Base Certificate;

(o)             within two (2) Business Days after any request therefore, such information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Administrative Agent or any Lender may reasonably request;

(p)             [Reserved];

(q)             from time to time, if Administrative Agent or any Lender determines that obtaining appraisals is necessary in order for Administrative Agent or such Lender to comply with applicable Laws, appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent stating the then current fair market values of all or any portion of the real estate owned by Borrower or any Subsidiaries. In addition to the foregoing, from time to time, but in the absence of a Default or Event of Default not more than once during each calendar year, Administrative Agent may require Borrower to obtain and deliver to Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent stating the then current market values of all or any portion of the real estate and personal property owned by Borrower or any Subsidiaries; and

(r)             with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Administrative Agent or any Lender.

Section 4.2.    Payment and Performance of Obligations.

Borrower (i) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (x) that may be the subject of a Permitted Contest and (y) the non-payment or non-discharge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3.    Maintenance of Existence.

Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 4.4.    Maintenance of Property; Insurance.

(a)             Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)             Borrower will maintain, and will cause each Subsidiary to maintain, (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds and in amounts as are consistent with the Ordinary Course of Business of Borrower and reasonably acceptable to Administrative Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent. Borrower will not, and will not permit any Subsidiary to, bring or keep any article on any business location of any Credit Party, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this Section 4.4(b), or would otherwise be prohibited by the terms thereof.

(c)             On or prior to the Closing Date, and at all times thereafter, Borrower will cause Administrative Agent to be named as an additional insured (with respect to liability policies), assignee and loss payee (with respect to property and casualty policies) (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Administrative Agent. Borrower will deliver to Administrative Agent and the Lenders (i) on the Closing Date, a certificate from Borrower’s insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, non-renewal or material adverse change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or non-renewal of coverage by Borrower.

(d)             [Reserved.]

(e)             In the event Borrower fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s interests in the Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Administrative Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that Borrower has obtained, insurance as required by this Agreement. If Administrative Agent purchases insurance for the Collateral, to the fullest extent provided by law Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

Section 4.5.    Compliance with Laws.

Except as set forth in Schedule 3.12, Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect or result in any Lien (other than a Permitted Lien) upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6.    Inspection of Property, Books and Records.

Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and at reasonable times and, so long as no Event of Default exists, upon reasonable prior notice, will permit, and will cause each Subsidiary to permit, at the sole cost of Borrower or any applicable Subsidiary, representatives of Administrative Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with Administrative Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired; provided that unless an Event of Default exists, Borrower shall pay for not more than two such visits or inspections in any twelve month period and Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give Borrower or any applicable

Subsidiary commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

Section 4.7.    Use of Proceeds.

Borrower will use the proceeds of the Term Loans solely for payment of amounts due under the Repurchase Documents with respect to the Repurchase and the Closing Date Distributions, transaction fees incurred in connection with the Operative Documents and the refinancing on the Closing Date of Debt. The proceeds of Revolving Loans shall be used by Borrower solely for the purposes set forth in the preceding sentence and for working capital needs of Borrower.

Section 4.8.    Lenders’ Meetings.

Upon the written request of Administrative Agent, but absent the existence of an Event of Default in no event more frequently than four times in any calendar year, conduct a meeting with Administrative Agent and the Lenders to discuss the most recently reported financial results and the financial condition of Borrower and the Subsidiaries, at which shall be present a Responsible Officer and such other officers of the Credit Parties as may be reasonably requested to attend by Administrative Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to Borrower.

Section 4.9.    Required Swap Contracts.

Not later than sixty (60) days following the Closing Date, Borrower will, at its sole cost and expense, enter into and thereafter maintain in full force and effect Swap Contracts providing protection against fluctuations in interest rates with respect to not less than fifty percent (50%) of the principal amount of the Term Loans as of the Closing Date, which Swap Contracts shall provide for not less than a three (3) year term and shall contain such protections and other terms as are customary and are satisfactory to Administrative Agent.

Section 4.10.    Hazardous Materials; Remediation.

(a)             If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of Borrower or any other Credit Party, Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)             Borrower will provide Administrative Agent within thirty (30) days after demand therefor with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Administrative Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

Section 4.11.    Dividends to Holding

Absent an Event of Default, Borrower shall distribute funds to Holdings as permitted under Section 5.4 in order to enable Holdings to pay its franchise taxes, income or other taxes, corporate maintenance and other liabilities permitted hereunder, as and when the same become due and payable.

Section 4.12.    Further Assurances.

(a)             Borrower will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.

(b)             Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall acquire or form any new Subsidiary after the date hereof, Borrower or the respective Subsidiary will cause such new Subsidiary, upon such acquisition and concurrently with such formation, (i) to execute a Guarantee (in form and content acceptable to Administrative Agent) guaranteeing payment and performance of all of the Obligations and to take such other action (including, without limitation, authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Subsidiary) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of Administrative Agent and the Lenders on all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, (ii) to execute such other Security Documents, in form and content acceptable to Administrative Agent, as may be required or requested by Administrative Agent in connection with the actions contemplated by the preceding clause (i) and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Administrative Agent shall have required or requested. Until such time that any Subsidiary shall have fully complied with the provisions of this paragraph, and without limitation of any rights and remedies available to Administrative Agent and Lenders as a result thereof, the operating results of such Subsidiary shall be disregarded in the calculation of EBITDA for any measurement period.

(c)             Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary and that Administrative Agent shall have, for the benefit of Administrative Agent and Lenders and subject to Permitted Liens, a first priority Lien on all capital stock or other equity securities of each Subsidiary (except with respect to the Foreign Subsidiaries, in which case

Administrative Agent shall have a Lien on 65% of such Subsidiary’s capital stock or other equity interests which Lien shall be a first priority perfected security interest under applicable US Law). In the event that any additional capital stock or other equity securities shall be issued by any Subsidiary, Borrower shall or shall cause each of its Subsidiaries to, concurrently with such issuance, deliver to Administrative Agent to the extent required by the applicable Financing Documents the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as Administrative Agent shall request to perfect the security interest created therein pursuant to such Financing Documents.

(d)             Concurrently with the acquisition by Borrower or any of its Subsidiaries following the Closing Date of any real estate or real property leasehold interests, Borrower will, within thirty (30) days following written request by Administrative Agent, deliver or cause to be delivered to Administrative Agent, with respect to such real estate, (i) a mortgage or deed of trust, as applicable, in form and substance satisfactory to Administrative Agent, executed by the title holder thereof, (ii) an ALTA lender’s title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent in form and substance and in amounts reasonably satisfactory to Administrative Agent insuring Administrative Agent’s first priority Lien on such real estate, free and clear of all defects and encumbrances except Permitted Liens; (iii) a current ALTA survey, certified to Administrative Agent by a licensed surveyor, in form and substance satisfactory to Administrative Agent, (iv) a certificate, in form and substance acceptable to Administrative Agent, to Administrative Agent from a national certification agency acceptable to Administrative Agent, certifying that such real estate is not located in a special flood hazard area and (v) in the case of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be requested by Administrative Agent, all of which shall be in form and substance satisfactory to Administrative Agent.

Section 4.13.    Compliance With Health Care Laws.

(a)             Without limiting or qualifying any other provision of this Agreement, Borrower will comply, and will cause each Subsidiary to comply, with all applicable Health Care Laws relating to the operation of such Person’s business, except where such failure to so comply could not reasonably be expected to have a Material Adverse Effect. Subject to the provisions of Section 4.16, Borrower will not make, suffer or permit to occur, or cause or permit any Subsidiary to make, suffer or permit to occur, any fact, event or circumstance for which notice to Agent is required under clauses (ii), (iv), (ix) and (x) of Section 4.14(a).

(b)             Borrower will maintain, and will cause each Subsidiary to maintain, all records required to be maintained by any Governmental Authority or otherwise under the Health Care Laws, except where such failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.    Notices to Agent.

(a)             Borrower shall notify Administrative Agent within three (3) Business Days following the occurrence of any of the following facts, events or circumstances, whether threatened, existing or pending, together with such supporting data and information as shall be necessary to fully explain to Agent the scope and nature of the fact, event or circumstance, and shall provide to Administrative Agent within two (2) Business Days of Administrative Agent’s request, such additional information as Administrative Agent shall request regarding such disclosure:

(i)               that Borrower or any Subsidiary is currently, or has in the past been, or hereafter becomes, subject to any federal, state, local governmental or private payor civil or criminal investigations, inquiries or audits involving and/or related to its compliance with Health Care Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(ii)           that a Key Manager or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in Borrower or Subsidiary: (A) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (C) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (D) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.;

(iii)       any validation review, program integrity review or reimbursement audits related to any Borrower or any Subsidiary by any commission, board or agency in connection with the Medicare or Medicaid programs;

(iv)          the voluntary disclosure by Borrower or any Subsidiary to the Office of the Inspector General of the United States Department of Health and Human Services, a Medicare fiscal intermediary or any state’s Medicaid program of a potential overpayment matter involving the submission of claims to such payor in an amount greater than $250,000;

(v)              receipt by Borrower or any Subsidiary of any notice or communication from the NCQA or other accrediting organization that such Person is (a) subject to or is required to file a plan of correction with respect to any accreditation survey, or (b) in danger of losing its accreditation due to a failure to comply with a plan of correction;

(vi)          any material charges of licensing violations against any Credit Party;

(vii)      any health care survey report related to licensure or certification (including, without limitation, an annual or biannual Medicare or Medicaid certification survey report) which includes any statement of deficiencies pertaining to Borrower or any Subsidiary;

(viii)         without duplication, any failure of Borrower or any Subsidiary to comply with the covenants and conditions of Section 4.13;

(ix)         any revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal affecting Borrower or any Subsidiary with respect to any Medicare and/or Medicaid provider participation or provider agreement, certification, billing number, assignment (via CMS 855 forms or otherwise), billing agent or electronic funds transfer instruction which could reasonably be expected to have a Material Adverse Effect; and/or

(x)             any revocation, suspension, termination, probation, restriction, limitation, denial or non-renewal (other than at the election of Borrower or any Subsidiary) affecting Borrower or any Subsidiary with respect to any provider participation or provider agreement with any third-party payor other than Medicaid or Medicare, including, without limitation, Blue Cross and/or Blue Shield, and any other private commercial insurance, healthcare service contractor, provider network, managed care program and employee assistance program which could reasonably be expected to have a Material Adverse Effect.

Section 4.15.    Participation Agreements. Borrower shall provide to Administrative Agent upon request, and has provided to Administrative Agent as of the Closing Date, an accurate, complete and current list of all material participation agreements with health maintenance organizations, insurance programs, third party payors and preferred provider organizations with respect to the business of Borrower and each Subsidiary (collectively, “Participation Agreements”). Borrower will at all times comply, and will cause each Subsidiary at all times to comply, with all requirements, contracts, conditions and stipulations applicable to Borrower or any Subsidiary in order to maintain in good standing and without default or limitation all such Participation Agreements.

Section 4.16.    Cure of Violations. If there shall occur any fact, event or circumstance for which Borrower is required to give Administrative Agent notice under Section 4.14 above, or if there shall occur any breach of Section 4.14, Borrower shall take such action as is necessary to validly challenge or otherwise appropriately respond to such fact, event or circumstance within any timeframe required by applicable Health Care Laws, and shall thereafter diligently pursue the same to a favorable conclusion, all to the effect that the fact, event or circumstance giving rise to Borrower’s notice obligation under Section 4.14 or the breach of Section 4.13, shall be dismissed, rescinded, eliminated and otherwise cease to exist on that date which is the earlier to occur of (A) sixty (60) days after the date Borrower or any Subsidiary became aware of such fact, event or circumstance, or (B) the expiration of any cure period given under applicable Health Care Laws to cure any such breach. Provided that Borrower is at all times in compliance with the foregoing covenants and diligently pursue and obtain the cure described above within the timeframe described above, the existence of any fact, event or circumstance for which Borrower is required to give Administrative Agent notice under Section 4.14, or the existence of a breach of Section 4.13, shall not, in and of itself, constitute a breach of Borrower’s obligations hereunder unless and until the Administrative Agent provides the Borrower with written notice (provided that Administrative Agent has been made aware of such fact, event or circumstance in the first instance) that the same shall in Administrative Agent’s good faith judgment:

(a)             have a material adverse impact on Borrower’s or a Subsidiary’s ability to operate its business for its current use;

(b)             modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any Authorization which could reasonably be expected to have a Material Adverse Effect;

(c)             if applicable, materially affect Borrower’s or any Subsidiary’s continued participation in the Medicaid or Medicare programs or any other of the third-party payors programs, or any successor programs thereto, at then current rate certifications or levels;

(d)             (i) materially impair the likelihood that accounts in general will be collected and paid in the normal course of Borrower’s or any Subsidiary’s business and upon the same schedule and with the same frequency as such Person’s recent collections history, or (ii) materially impair the value of any accounts, real property or other collateral as underwritten by Lenders prior to the Closing Date;

(e)             have occurred as a result of Borrower’s or any Subsidiary’s gross negligence, willful misconduct, willful breach of this Agreement or Health Care Laws or failure to adhere to commercial reasonable standards of operations;

(f)               give rise to any liability of any Credit Party under any Health Care Laws in excess of $100,000; or

(g)            otherwise have a Material Adverse Effect.

Section 4.17.    Corporate Compliance Program. So long as any Credit Exposure exists, if Borrower becomes subject to any of the Healthcare Laws enumerated in clauses (B), (C) or (D) of subsection 3.12(c)(i) and to the extent that a failure of Borrower to comply with such Laws could reasonably be expected to result in a Material Adverse Effect, then Borrower shall establish and maintain on its behalf, and will cause each Subsidiary to maintain on its behalf, a corporate compliance program reasonably acceptable to Administrative Agent and Lenders. Borrower will modify any such corporate compliance program from time to time, as necessary, to ensure continuing compliance with all laws, ordinances, rules, regulations and requirements to the extent applicable to Borrower. Borrower will permit Administrative Agent and/or any of its outside consultants to review such corporate compliance program from time to time.

Section 4.18.    Obagi Trade Secrets

(a)             Borrower shall, within 30 days after the Closing Date, cause the know how, techniques, methods, formulae, processing compilations and other confidential propriety information comprising the Trade Secret Information associated with the Obagi NuDerm System (collectively, the “Obagi Trade Secrets”) to be memorialized in a readily accessible and readable tangible medium and deposited into escrow with Comerica Bank at its offices located at 275 Battery Street, San Francisco, California (or with such other institution and/or location acceptable to Agent and Borrower) pursuant to a tri party collateral escrow and access agreement in form and substance reasonably acceptable to Administrative Agent (the “Escrow Agreement”). No Person will be permitted access to the information deposited with Comerica Bank (or a successor thereto) and constituting the Obagi Trade Secrets; provided however, that Borrower shall make periodic deposits into escrow in accordance with the terms of the Escrow Agreement for the purposes of updating the Obagi Trade Secrets as required under paragraph

4.18(b) below. Borrower shall irrevocably authorize and direct Comerica Bank (or its successor, as permitted hereunder), pursuant to the terms of the Escrow Agreement, to immediately deliver the Obagi Trade Secrets to Administrative Agent upon receipt by Comerica Bank (or such successor) of a written statement signed by Administrative Agent certifying that an Event of Default has occurred, that the Obligations have been accelerated and declared by Administrative Agent to be immediately due and payable and that Administrative Agent has begun exercising its remedies with respect to such Event of Default(s). Administrative Agent shall notify Comerica Bank (or its successor) of the termination of the Escrow Agreement upon repayment or discharge of the Obligations by providing the notice required under the Escrow Agreement in the form of Exhibit C attached thereto. Administrative Agent shall not release, share or otherwise disclose the Obagi Trade Secrets with any Lender for a period of thirty days following the receipt by Administrative Agent of the Obagi Trade Secrets as aforesaid. However, nothing herein is intended or should be interpreted to delay, limit or condition the ability of Administrative Agent to sell, transfer or otherwise dispose of the Obagi Trade Secrets in the course of realizing upon such Collateral.

(b)             Borrower shall keep and maintain the Obagi Trade Secret information in a secure manner with the degree of care and confidentiality consistent with past practices and the terms hereof for as long as any Obligations remain outstanding, and shall keep such information current and update the same as necessary to reflect, from time to time, Borrower’s then current state of knowledge, product standards and manufacturing requirements, as applicable. Borrower shall effect such updates by periodically depositing into escrow with Comerica Bank (or its successor) a complete set of such updated Obagi Trade Secrets, which updated information package shall supercede and be deemed to replace (without physically removing) the information comprising the theretofore current Obagi Trade Secrets information package held in escrow. All representations and warranties of Borrower relating to the Obagi Trade Secrets shall be deemed to apply only to the most current set of materials constituting the Obagi Trade Secrets which have been deposited by Borrower into escrow and shall be deemed automatically remade by Borrower upon each such deposit. Borrower shall handle the information comprising the Obagi Trade Secrets and conduct itself with respect to such information at all times in a manner consistent with and evidencing its intent to keep such information secret, including limiting access thereto to a limited number of Persons on a reasonable need to know basis, identifying and marking any relevant records or written material as being confidential and having employees sign non-disclosure agreements, as appropriate.

ARTICLE V
NEGATIVE COVENANTS

Borrower agrees that, so long as any Credit Exposure exists:

Section 5.1.    Debt.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

(a)             Debt under the Financing Documents and Letter of Credit Liabilities;

(b)             Debt outstanding on the date of this Agreement and set forth on Schedule 5.1;

(c)             [Reserved];

(d)             Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $500,000;

(e)             Debt, if any, arising under Swap Contracts;

(f)               intercompany Debt arising from loans made by (i) Borrower to its domestic Wholly-Owned Subsidiaries to fund working capital requirements of such Subsidiaries in the Ordinary Course of Business, or (ii) any Wholly-Owned Subsidiary of Borrower to Borrower; provided, however, that upon the request of Administrative Agent at any time, any such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Administrative Agent, the sole originally executed counterparts of which shall be pledged and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as security for the Obligations; and

(g)            unsecured Debt not to exceed $250,000 in the aggregate at any time outstanding which is subordinated to the Obligations in a manner satisfactory to Administrative Agent.

Section 5.2.    Liens.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following (“Permitted Liens”):

(a)             Liens created by the Security Documents;

(b)             Liens existing on the date of this Agreement and set forth on Schedule 5.2;

(c)             any Lien on any asset securing Debt permitted under Section 5.1(d), provided that such Lien attaches only to the assets financed by such Debt, and such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof;

(d)             Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;

(e)             Liens arising in the Ordinary Course of Business (i) in favor of carriers, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or the subject of a Permitted Contest and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(f)               attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 in the aggregate arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

(g)            easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

(h)            deposits or pledges to secure obligations under worker’s compensations, social security or similar laws, or under unemployment insurance;

(i)               deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money); leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; and

(j)               Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such Lien attaches to such fixed asset (and only such asset) concurrently with or within sixty (60) days after the acquisition thereof.

Section 5.3.    Contingent Obligations.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for:

(a)             Contingent Obligations arising in respect of the Debt under the Financing Documents and Letter of Credit Liabilities;

(b)             Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(c)             Contingent Obligations arising under Swap Contracts required by the terms of Section 4.9 and so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any other Swap Contract, provided that such obligations are (or were) entered into by Borrower or a Subsidiary in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(d)             Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.3;

(e)             Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $100,000 in the aggregate at any time outstanding;

(f)               Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Administrative Agent mortgagee title insurance policies; and

(g)            Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.7.

Section 5.4.    Restricted Distributions.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit any Subsidiary from making dividends or distributions, directly or indirectly, to Borrower and shall not restrict or prohibit dividends or distributions, directly or indirectly, to Holdings at such times and in such amounts as are necessary to permit:

(a)             the purchase of shares of (or options to purchase shares of) capital stock in Holdings from either Austin McNamara or Zein Obagi, M.D. (or their respective estates) upon the death, termination of employment or retirement of such Person, in each case either at the option of Holdings or as may be required of Holding, pursuant to and in accordance with the McNamara Investor Rights Agreement and the Obagi Investor’s Rights Agreement, as applicable, in either case so long as (x) before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing (including, Borrower is able to demonstrate compliance on a pro forma basis with the covenants set forth in Article 6 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement), and (ii) if such dividend or distribution is made prior to the Commitment Expiry Date, the Revolving Loan Limit minus the Revolving Loan Outstandings is equal to or greater than $2,000,000, and (y) the aggregate of all such purchases or payments (whether voluntary or mandatory on the part of Holdings) after the date hereof do not exceed $1,500,000 in any Fiscal Year and do not exceed $5,000,000 in the aggregate from and after the Closing Date;

(b)             payment of taxes by Holdings and, so long as no Event of Default shall have occurred and be continuing both before and after giving effect to any such dividend or distribution, payment of administrative expenses (including without limitation the payment of reasonable director fees) payable by Holdings in an aggregate amount, with respect to all such administrative expenses, not to exceed $100,000 in any Fiscal Year; and

(c)             Holdings to effect and consummate the Repurchase and the Closing Date Distributions in accordance with the terms of the Repurchase Agreement and to pay all costs and expenses incurred in connection therewith (including, without limitation, the $1,000,000 fee payable to Investor and set forth on Schedule 3.15).

Section 5.5.    Restrictive Agreements.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly (i) enter into or assume any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien (other than Permitted Liens) upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay or make Restricted Distributions to Borrower or any Subsidiary; (2) pay any Debt owed to Borrower or any Subsidiary; (3) make loans or advances to Borrower or any Subsidiary; or (4) transfer any of its property or assets to Borrower or any Subsidiary.

Section 5.6.    Payments and Modifications of Subordinated Debt.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of Debt (including Debt permitted under Section 5.1(g)), except for regularly scheduled payments of interest (but no voluntary prepayments) in respect of such Subordinated Debt made in full compliance with any and all subordination provisions applicable to such Subordinated Debt; or (b) amend or otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt; (ii) change the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt; (iii) change any event of default or add or make more restrictive any covenant with respect to such Debt; (iv) change the prepayment provisions of such Debt or any of the defined terms related thereto; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to Borrower, any Subsidiaries, Administrative Agent or Lenders. Borrower shall, prior to entering into any such amendment or modification, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy thereof and, if approval of Required Lenders is required by the terms of this Agreement prior to the taking of any such action, Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such items without obtaining such approval from Required Lenders.

Section 5.7.    Consolidations, Mergers and Sales of Assets.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) consolidate or merge with or into any other Person other than with not less than twenty (20) Business Days’ prior written notice to Administrative Agent (or such lesser amount of notice as Administrative Agent, in its sole discretion, may from time to time permit) mergers of any Wholly-Owned Subsidiary with and into Borrower (with Borrower as the surviving entity of such merger) or with and into any other Wholly-Owned Subsidiary of Borrower or (b) consummate any Asset Dispositions other than dispositions of assets for cash and fair value that Borrower determines in good faith is no longer used or useful in the business of Borrower and its Subsidiaries if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year of Borrower does not exceed $250,000; (ii) the Net Cash Proceeds of any such disposition are applied as required by Section 2.1(c); (iii) after giving effect to any such disposition and the repayment of Debt with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Article 6 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (iv) no Default or Event of Default then exists or would result from any such disposition.

Section 5.8.    Purchase of Assets, Investments.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly (w) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business, constituting Capital Expenditures to the extent permitted pursuant to Section 6.1 or constituting replacement assets purchased with proceeds of Property Insurance Policies, awards or other compensation with respect to any eminent domain, condemnation or similar proceeding; (x) create, acquire or enter into any agreement to create or acquire any Subsidiary, (y) engage or enter into any agreement to engage in any joint venture or partnership with any other Person or (z) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than:

(a)             Investments existing on the date of this Agreement and set forth on Schedule 5.8;

(b)             Cash Equivalents;

(c)             Investments in the capital stock or other equity interests of any Wholly-Owned Subsidiaries existing as of the Closing Date or otherwise formed or organized in compliance with the terms of this Agreement in an aggregate amount not to exceed $250,000, minus the amount of loans made to domestic Wholly-Owned Subsidiaries pursuant to Section 5.1(f), so long as (x) Borrower has pledged to Administrative Agent all of the outstanding capital stock or other equity interests of any such Subsidiary (or 65% of such stock in the case of foreign Subsidiaries), (y) any such domestic Subsidiary has Guaranteed the Obligations and secured such Guarantee by granting in favor of Administrative Agent, for its benefit and the benefit of the Lenders, a Lien on all or substantially all of its assets and (z) Borrower has otherwise complied with the provisions of Section 4.12(b);

(d)             bank deposits established in accordance with Section 5.17;

(e)             Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(f)               Investments in the form of Swap Contracts permitted under Section 5.3(c); and

(g)            loans or advances against future compensation made to officers and employees in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

Section 5.9.    Transactions with Affiliates.

Except (i) as permitted by Section 5.14, (ii) as otherwise disclosed on Schedule 5.9, and (iii) for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower.

Section 5.10.    Modification of Organizational Documents.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person in any material respect, except for such amendments or other modifications required by Law and fully disclosed to Administrative Agent.

Section 5.11.    Modification of Certain Agreements.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Repurchase Document, the Management Agreements, the Termination, License and Obligations Agreement pursuant to which the Dr. Obagi Payments are payable, the Amended and Restated Employment Agreement by and between Borrower and Zein Obagi, M.D. dated December 17, 2002, the McNamara Investor Rights Agreement or the Obagi Investors’ Rights Agreement, in any material respect which in any case:

(a)             is contrary to the terms of this Agreement or any other Financing Document;

(b)             could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the same;

(c)             results in the imposition or expansion in any material respect of any restriction or burden on Borrower or any Subsidiary; or

(d)             reduces in any material respect any rights or benefits of Borrower or any of its Subsidiaries (it being understood and agreed that any such determination shall be in the discretion of the Administrative Agent).

Borrower shall, prior to entering into any amendment or other modification of any of the foregoing documents, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents, and, if approval of Required Lenders is required by the terms of this Section 5.11 prior to the taking of any such action, Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such documents without obtaining such approval from Required Lenders.

Section 5.12.    Fiscal Year.

Borrower will not, and will not permit any Subsidiary to, change its Fiscal Year.

Section 5.13.    Conduct of Business.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.13 and businesses reasonably related thereto.

Section 5.14.    Investor Fees.

Except as disclosed on Schedule 3.15, Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay or become obligated to pay any management, consulting or similar advisory fees or other amounts to or for the account of any Affiliate of Borrower or Investor or any Affiliate of Investor except, so long as no Event of Default is then continuing or would result therefrom, the Dr. Obagi Payments and as required pursuant to the Management Agreements as they exist on the date hereof.

Section 5.15.    Lease Payments.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Borrower and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $1,500,000 for any calendar year under all such leases (excluding Capital Leases).

Section 5.16.    Limitation on Sale and Leaseback Transactions.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction Borrower or any of its Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.17.    Bank Accounts.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, establish any new bank account without prior written notice to Administrative Agent and unless Administrative Agent, Borrower or such Subsidiary and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Administrative Agent in such bank account, agrees to comply with instructions originated by Administrative Agent directing disposition of the funds in the bank account without further consent from Borrower, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Administrative Agent. Borrower owns and maintains account no. 1891471839 with Comerica Bank at its Costa Mesa, California office (the “Payroll Account”). The Payroll Account is and at all relevant times shall be used only for purposes of funding Borrower’s then current payroll liabilities in amounts necessary to cover payroll checks issued by Borrower or direct deposit wire transfers for wages, salaries and Bonuses (as defined below) then due and owing by Borrower and the payroll taxes associated therewith. All amounts on deposit to such account from time to time shall represent either wages, salary or Bonuses that are then or will become payable or owing to employees of Borrower during the then current payroll cycle. At no time shall Borrower permit the balance in the Payroll Account to exceed an amount equal to $25,000 (i) more than the amount of Borrower’s aggregate payroll expense for the then current payroll period (which shall, in no event exceed $1,500,000, inclusive of Bonuses) or (ii) for longer than four Business Days (other than with respect to payroll checks issued but not yet presented for payment). If such balances ever exceed said limits in contravention of the terms hereof, then Borrower shall, if requested by Administrative Agent, promptly transfer such excess amounts to Borrower’s general operating account as to which an acceptable control agreement has been entered into and promptly enter into and cause Comerica Bank to enter into a control agreement with respect to the Payroll Account, as described above. The failure of Borrower to promptly enter into and deliver such control agreement and to effect a transfer of funds as aforesaid shall constitute an Event of Default hereunder. Nothing herein is intended or shall be construed (by negative implication or otherwise) to waive any requirement that any other existing or hereafter acquired account of any Borrower any Subsidiary thereof be subject to such control agreements. For purposes of this Section 5.17, “Bonuses” means bonus or performance based payments payable by Borrower to its employees based on the established and written policies of Borrower consistent with Borrower’s historical practice. Borrower shall (i) provide not less than two months prior written notice to Administrative Agent indicating the aggregate amount of Bonuses payable, to whom such Bonuses will be paid, the computation and basis for such Bonuses and a certification that such Bonuses were determined by Borrower’s Board of Directors in accordance with Borrower’s policies and historical practice, and (ii) instruct and authorize the Comerica Bank to send duplicates of all Payroll Account bank statements to Administrative Agent at the address indicated herein for notices.

Section 5.18.    Compliance with Anti-Terrorism Laws.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, knowingly enter into any Operative Documents or Material Contracts with any Person who is a Blocked Person. Borrower shall immediately notify Administrative Agent if Borrower has knowledge that Borrower or any other Credit Party is or becomes a Blocked Person, or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

ARTICLE VI
FINANCIAL COVENANTS

Borrower agrees that, so long as any Credit Exposure exists:

Section 6.1.    Capital Expenditures.

Borrower will not permit the aggregate amount of Capital Expenditures for any period set forth below to exceed the amount set forth below for such period:

Period	Amount
Fiscal Year ending December 31, 2005	$3,000,000
Fiscal Year ending December 31, 2006	$2,000,000
Fiscal Year ending December 31, 2007	$2,250,000
Fiscal Year ending December 31, 2008	$2,250,000
Fiscal Year ending December 31, 2009	$2,250,000
Fiscal Year ending December 31, 2010	$2,500,000

If Borrower does not utilize the entire amount of Capital Expenditures permitted in any period set forth above, Borrower may carry forward to the immediately succeeding period only, fifty percent (50%) of such unutilized amount (with Capital Expenditures made by Borrower in such succeeding period applied last to such carried forward amount).

Section 6.2.    Minimum EBITDA.

Borrower will not permit EBITDA for the twelve (12) month period ending on any date set forth below to be less than the amount set forth below for such date:

Date	Amount
March 31, 2005	$18,500,000
June 30, 2005	$18,685,000
September 30, 2005	$18,872,000
December 31, 2005	$19,061,000
March 31, 2006	$19,251,000
June 30, 2006	$19,444,000
September 30, 2006	$19,638,000
December 31, 2006	$19,835,000
March 31, 2007	$20,033,000
June 30, 2007	$20,233,000
September 30, 2007	$20,436,000
December 31, 2007	$20,640,000
March 31, 2008	$22,000,000
June 30, 2008	$23,000,000
September 30, 2008	$25,000,000
December 31, 2008	$27,000,000
March 31, 2009	$30,000,000
June 30, 2009	$30,000,000
September 30, 2009	$30,000,000
December 31, 2009	$30,000,000
March 31, 2010	$32,000,000
June 30, 2010	$32,000,000
September 30, 2010	$32,000,000
December 31, 2010	$32,000,000

Section 6.3.    Fixed Charge Coverage Ratio.

Borrower will not permit the Fixed Charge Coverage Ratio for the twelve (12) month period ending on any date set forth below to be less than the ratio set forth below for such date.

Date	Ratio
March 31, 2005	1.10
June 30, 2005	1.10
September 30, 2005	1.10
December 31, 2005	1.10

March 31, 2006	1.20
June 30, 2006	1.20
September 30, 2006	1.20
December 31, 2006	1.20

March 31, 2007	1.25
June 30, 2007	1.25
September 30, 2007	1.25
December 31, 2007	1.25

March 31, 2008	1.25
June 30, 2008	1.25
September 30, 2008	1.25
December 31, 2008	1.25

March 31, 2009	1.25
June 30, 2009	1.25
September 30, 2009	1.25
December 31, 2009	1.25

March 31, 2010	1.20
June 30, 2010	1.20
September 30, 2010	1.20
December 31, 2010	1.20

Section 6.4.    Interest Coverage Ratio.

Borrower will not permit the Interest Coverage Ratio for any twelve (12) month period ending on the last day of each fiscal quarter to be less than 3.00 to 1.00.

Section 6.5.    Total Debt to EBITDA Ratio.

Borrower will not permit the ratio of (i) Total Debt on any date set forth below to (ii) EBITDA for the twelve (12) month period ending on such date (or, if any portion of such period precedes the Closing Date, for the period commencing on the Closing Date and ending on such date, expressed on an annualized basis) to exceed the ratio set forth below opposite such date:

Period	Ratio
March 31, 2005	3.25
June 30, 2005	3.25
September 30, 2005	3.25
December 31, 2005	3.00

March 31, 2006	3.00
June 30, 2006	2.75
September 30, 2006	2.75
December 31, 2006	2.50

March 31, 2007	2.50
June 30, 2007	2.00
September 30, 2007	2.00
December 31, 2007	1.50

March 31, 2008	1.50
June 30, 2008	1.50
September 30, 2008	1.50
December 31, 2008	1.50

March 31, 2009 and each Fiscal Quarter thereafter	1.00

ARTICLE VII
CONDITIONS

Section 7.1.    Conditions to Closing.

The obligation of each Lender to make the initial Loans, of Administrative Agent to issue any Support Agreements on the Closing Date and of any LC Issuer to issue any Lender Letter of Credit on the Closing Date shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Administrative Agent, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders in their sole discretion:

(a)             Administrative Agent shall have received a copy of the fully executed Settlement Agreement, certified by a Responsible Officer of Borrower as being a true, correct and complete copy thereof, a copy of the request to dismiss the Complaint, with prejudice, filed by the Plaintiff with, and entered by, the Los Angeles County Superior Court together with evidence of the payment of $250,000 by Borrower to the Plaintiff under the Complaint in accordance with the terms thereof;

(b)             Administrative Agent shall have received evidence of the consummation of the transactions (other than the Repurchase, the Closing Date Distribution and the funding of the Loans) contemplated by the Operative Documents;

(c)             the payment of all fees, expenses and other amounts due and payable under each Financing Document;

(d)             except as set forth in Schedule 3.5, the absence, since December 31, 2003, of any material adverse change in any aspect of the business, operations, properties or condition (financial or otherwise) of Borrower or any other Credit Party, or any event or condition which could reasonably be expected to result in such a material adverse change;

(e)             the receipt of pro forma balance sheet of Holdings and Borrower on a consolidated basis, prepared as of the Closing Date, which balance sheet shall indicate cash equity of Borrower of not less than $1,000,000 after giving effect to the consummation of the transactions contemplated by the Operative Documents;

(f)               the receipt of a pro forma Compliance Certificate demonstrating minimum aggregate EBITDA calculated as set forth on Schedule I to the EBITDA calculation in the Compliance Certificate of not less than $24,400,000 for the trailing twelve month period ending on December 31, 2004 for Borrower and its Subsidiaries;

(g)            the receipt of pro forma financial statements of Holdings and its Consolidated Subsidiaries which evidence a Total Debt to EBITDA Ratio, in each case for the twelve (12) month period ending on December 31, 2004, prepared to give effect to the initial funding of Loans, issuance of any Letters of Credit on the Closing Date and the consummation of the transactions contemplated by the Operative Documents, of not more than 3.0 to 1.0;

(h)            the receipt by Administrative Agent of Borrower’s financial statements for the ten months ended October 31, 2004, which statements shall be reasonably acceptable to Agent and Lenders; and

(i)               receipt by Administrative Agent of such other documents, instruments and/or agreements as Administrative Agent may reasonably request.

Section 7.2.    Conditions to Each Loan, Support Agreement and Lender Letter of Credit.

The obligation of the Lenders to make a Loan (other than Revolving Loans made pursuant to Section 2.5(c)), of Administrative Agent to issue any Support Agreement or of any LC Issuer to issue any Lender Letter of Credit (including, in each case, on the Closing Date) is subject to the satisfaction of the following additional conditions:

(a)             in the case of a Revolving Loan Borrowing, receipt by Administrative Agent of a Notice of Borrowing (or telephonic notice as permitted by Section 2.2(b)(ii)) in accordance with Section 2.2(b) and, in the case of any Support Agreement or Lender Letter of Credit, receipt by Administrative Agent of a Notice of LC Credit Event in accordance with Section 2.5(a);

(b)             the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

(c)             the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and

(d)             the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date.

Each giving of a Notice of LC Credit Event hereunder, each giving of a Notice of Borrowing hereunder and each acceptance by Borrower of the proceeds of any Loan made hereunder shall be deemed to be a representation and warranty by Borrower on the date of such notice or acceptance as to the facts specified in Sections 7.2(b), 7.2(c) and 7.2(d).

ARTICLE VIII
EVENTS OF DEFAULT

Section 8.1.    Events of Default.

For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a)             Borrower shall fail to pay (i) any principal when due, or (ii) any interest, premium or fee under any Financing Document or any other amount payable under any Financing Document within two (2) Business Days of when due;

(b)             Borrower shall fail to observe or perform any covenant contained in Section 4.1, Section 4.4, Section 4.6, Section 4.7, Section 4.9, Section 4.10, Article 5, or Article 6;

(c)             any Credit Party defaults in the performance of or compliance with any material term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Administrative Agent or Required Lenders of such default or (2) actual knowledge of any Key Manager or any other executive officer of any Credit Party of such default;

(d)             any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)             failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity;

(f)               any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(g)            an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

(h)            (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $150,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without un-accrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $150,000;

(i)               one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $500,000 shall be rendered against any or all Credit Parties and either (a) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (b) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(j)               (1) Investor, together with its Affiliates, shall collectively cease to, directly or indirectly, own and control at least (i) 83.0% of the outstanding equity interests of Holdings owned by Investor on the Closing Date (after giving effect to the consummation of the transactions contemplated by the Operative Documents) or (ii) that percentage of the outstanding voting equity interests of Holdings necessary at all times to elect a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (2) Holdings shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of Borrower, or (3) Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary;

(k)           any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien (other than with respect to the perfection of Liens on the equity securities of any Foreign Subsidiary under laws of any jurisdiction outside of the United States of America) on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

(I)               any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains un-stayed and in effect for any period of sixty (60) days if the resulting loss of income to such Credit Party is fully covered by business interruption insurance and five (5) days otherwise;

(m)         any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert; or

(n)            Holdings engages in any type of business activity other than the ownership of the capital stock or other equity securities of Borrower, and performance of its obligations under Operative Documents to which it is a party, or Holdings takes any action which would violate any of the provisions of Article 5 hereof (assuming for purposes hereof that each such provision is expressly binding on Holdings).

Section 8.2.    Acceleration and Suspension or Termination of Revolving Loan Commitment.

Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and shall if requested by Required Lenders; (i) by notice to Borrower suspend or terminate the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to the Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same; provided that in the case of any of the Events of Default specified in Section 8.1(f) or 8.1(g) above, without any notice to Borrower or any other act by Administrative Agent or the Lenders, the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

Section 8.3.    Cash Collateral.

If (i) any Event of Default specified in Section 8.1(f) or 8.1(g) shall occur, (ii) the Obligations shall have otherwise been accelerated pursuant to Section 8.2 or (iii) the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall have been terminated pursuant to Section 8.2, then without any request or the taking of any other action by Administrative Agent or the Lenders, Borrower shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

Section 8.4.    Default Rate of Interest and Suspension of LIBOR Rate Options.

At the election of Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, (i) the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement and (ii) the fee described in Section 2.5(b) shall increase by a rate that is two percent (2.0%) in excess of the rate otherwise payable under such Section. Furthermore, at the election of Administrative Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Base Rate Loans and (y) the LIBOR election will not be available to Borrower.

Section 8.5.    Setoff Rights.

During the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 8.5.

Section 8.6.    Application of Proceeds.

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of Borrower or any guarantor of all or any part of the Obligations, and, as between Borrower on the one hand and Administrative Agent and Lenders on the other, Administrative Agent (with the consent of the Required Lenders) shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and to the Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts required by the terms of this Agreement; fifth to Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts permitted, but not required, by the terms of this Agreement; and sixth to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

ARTICLE IX

EXPENSES AND INDEMNITY

Section 9.1.    Expenses.

Borrower hereby agrees to promptly pay (i) all costs and expenses of Administrative Agent (including without limitation the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Administrative Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Administrative Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (x) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (y) any periodic public record searches conducted by or at the request of Administrative Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (ii) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, (iii) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with (x) protecting, storing, insuring, handling, maintaining or selling any Collateral; (y) any litigation, dispute, suit or proceeding relating to any Financing Document; and (z) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for counsel to Administrative Agent and for only one counsel acting for all Lenders (other than Administrative Agent).

Section 9.2.    Indemnity.

Borrower hereby agrees to indemnify, pay and hold harmless Administrative Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Administrative Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Administrative Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower, any Subsidiary or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans and Letters of Credit, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

ARTICLE X
ADMINISTRATIVE AGENT

Section 10.1.    Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes Administrative Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 11.5 and to the terms of the other Financing Documents, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 10 are solely for the benefit of Administrative Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

Section 10.2.    Administrative Agent and Affiliates.

Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent, and Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Administrative Agent hereunder.

Section 10.3.    Action by Administrative Agent.

The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

Section 10.4.    Consultation with Experts.

Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 10.5.    Liability of Administrative Agent.

Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Administrative Agent shall be liable in respect of its duties hereunder to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Document; (iii) the satisfaction of any condition specified in any Financing Document; (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

Section 10.6.    Indemnification.

Each Lender shall, in accordance with its Pro Rata Share, indemnify Administrative Agent (to the extent not reimbursed by Borrower) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Administrative Agent hereunder or thereunder. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

Section 10.7.    Right to Request and Act on Instructions.

Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders or Required Revolving Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders or Required Revolving Lenders (or such other applicable portion of the Lenders), Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 10.6.

Section 10.8.    Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 10.9.    Collateral Matters.

Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to (x) release any Lien granted to or held by Administrative Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Letters of Credit and, to the extent required by Administrative Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Swap Contracts secured, in whole or in part, by any Collateral; or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents) and (y) release or subordinate any Lien granted to or held by Administrative Agent under any Security Document constituting property described in Section 5.2(c) (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property described in Section 5.2(c)). Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 10.9.

Section 10.10.    Agency for Perfection.

Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent’s instructions or transfer control to Administrative Agent in accordance with Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Administrative Agent (or consented to by Administrative Agent, as provided in Section 8.5), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

Section 10.11.    Notice of Default.

Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify each Lender of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders, Required Revolving Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

Section 10.12.    Successor Administrative Agent.

Administrative Agent may at any time give notice of its resignation to the Lenders, Swingline Lender and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Administrative Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and Swingline Lender (but without any obligation) appoint a successor Administrative Agent. From and following the expiration of such thirty (30) day period, Administrative Agent shall have the exclusive right, upon one (1) Business Days’ notice to Borrower and the Lenders, to make its resignation effective immediately. From and following delivery of such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and Swingline Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and upon such acceptance by such successor Administrative Agent, the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Agreement shall continue in effect for the benefit of such retiring Administrative Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as Administrative Agent.

Section 10.13.    Disbursements of Revolving Loans; Payment and Sharing of Payment.

(a)             Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

(i)               Administrative Agent shall have the right, on behalf of Revolving Lenders (other than Non-Funding Revolving Lenders) to disburse funds to Borrower for all Revolving Loans requested or deemed requested by Borrower pursuant to the terms of this Agreement. Administrative Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Revolving Lender, other than any Non-Funding Revolving Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrower. Each Revolving Lender (other than any Non-Funding Revolving Lender) shall reimburse Administrative Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Administrative Agent pursuant to the first sentence of this clause (i), or if Administrative Agent so requests, each Revolving Lender will remit to Administrative Agent its Pro Rata Share of any Revolving Loan before Administrative Agent disburses the same to Borrower. If Administrative Agent elects to require that each Revolving Lender make funds available to Administrative Agent, prior to a disbursement by Administrative Agent to Borrower, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of the Revolving Loan requested by Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Revolving Lender shall, subject to the provisions of Article 7, pay Administrative Agent on such date such Revolving Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Administrative Agent to Revolving Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Administrative Agent. Any repayment required by Borrower pursuant to this Section 10.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to Borrower to but excluding the date of payment at the rate of interest then applicable to Revolving Loans which are Base Rate Loans. Nothing in this Section 10.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

(ii)           On a Business Day of each week as selected from time to time by Administrative Agent, or more frequently (including daily), if Administrative Agent so elects (each such day being a “Settlement Date”), Administrative Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Revolving Lender’s Pro Rata Share of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Revolving Lender’s actual Pro Rata Share of the Revolving Loan balance to such Lender’s required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due shall pay Administrative Agent, without setoff or discount, to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Base Rate plus the Base Rate Margin applicable to Revolving Loans.

(iii)       On each Settlement Date, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender’s credit exposure with respect thereto, and shall make payment to such Revolving Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to Administrative Agent, as the same may be modified from time to time by written notice to Administrative Agent; provided, that, in the case such Revolving Lender is a Defaulted Lender, Administrative Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from Borrower.

(iv)          The provisions of this Section 10.13(a) shall be deemed to be binding upon Administrative Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.

(b)             Term Loan Payments. Payments of principal, interest and fees in respect of the Term Loans will be settled on the date of receipt if received by Administrative Agent on the first Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the first Business Day of a month.

(c)             Return of Payments.

(i)               If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii)           If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)             Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any other Lender nor Administrative Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” or “Required Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.

(e)             Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 2.3(e)(v) or Section 2.9) in excess of its pro rata share of payments entitled pursuant to the other provisions of this Section 10.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 8.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.

Section 10.14.    Right to Perform, Preserve and Protect.

If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrower’s expense. Administrative Agent is further authorized by Borrower and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 10.14. Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 10.14, subject to the provisions of Section 10.6.

Section 10.15.    Additional Titled Agents.

Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and in the Revolving Loan Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

ARTICLE XI
MISCELLANEOUS

Section 11.1.    Survival.

All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Sections 2.8 and 2.9 and Articles 9, 10 and 11 shall survive the payment of the Obligations and any termination of this Agreement.

Section 11.2.    No Waivers.

No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 11.3.    Notices.

(a)             All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower; provided, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 11.3(b). Each such notice, request or other communication shall be effective (i)if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

(b)             Notices and other communications to the parties hereto may be delivered or furnished by e-mail pursuant to procedures approved from time to time by Administrative Agent, provided, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

(c)             Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 11.4.    Severability.

In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.5.    Amendments and Waivers.

(a)             No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower and the Required Lenders (and, if (x) any amendment, waiver or other modification would either increase a Lender’s Revolving Loan Commitment Amount or increase a Lender’s funding obligations in respect of any Term Loan, by such Lender and (y) the rights or duties of Administrative Agent, LC Issuer and/or Swingline Lender are affected thereby, by Administrative Agent, LC Issuer and/or Swingline Lender, as the case may be); provided that no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (i) increase any Lender’s commitment or reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation or forgive any principal, interest or fees with respect to any Loan or Reimbursement Obligation; (ii) postpone the date fixed for, or waive, any payment (other than a payment pursuant to Section 2.l(c)) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release all or substantially all of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release any guarantor of all or any portion of the Obligations of its Guarantee obligations with respect thereto, except as otherwise may be provided in this Agreement or the other Financing Documents (including, without limitation, in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify either of Section 8.6 or this Section 11.5(a) or the definitions of the terms used in such Sections insofar as the definitions affect the substance of such Sections; or (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release Borrower of its payment obligations under any Financing Document, except pursuant to a merger or consolidation permitted pursuant to this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (i), (iii), (iv), (v) and (vi) of the preceding sentence.

(b)             Without limitation of the provisions of the preceding clause (a), no amendment, waiver or other modification to this Agreement shall, unless signed by Required Revolving Lenders, (i) increase any of the advance rates set forth in the Borrowing Base Certificate, (ii) make less restrictive the calculation of the Borrowing Base; (iii) change the definition of the term Required Revolving Lenders or the percentage of Lenders which shall be required for Required Revolving Lenders to take any action hereunder or (iv) amend, waive or otherwise modify this Section 11.5(b) or the definitions of the terms used in this Section 11.5(b) insofar as the definitions affect the substance of this Section 11.5(b).

Section 11.6.    Assignments; Participations; Replacement of Lenders.

(a)             Assignments.

(i)               Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loans and interest in the Revolving Loan Commitment, together with all related obligations of such Lender hereunder. Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the Revolving Loan Commitment and outstanding Loans; provided, that in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500; provided, no processing fee shall be payable in connection with assignments to Affiliates of a Lender and only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

(ii)           From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s percentage interest in the Revolving Loan Commitment plus the principal amount of the Eligible Assignee’s Term Loans (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loans retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

(iii)       Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.

(iv)          Notwithstanding the foregoing provisions of this Section 11.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank without being required to execute and deliver an Assignment Agreement; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v)              Notwithstanding the foregoing provisions of this Section 11.6(a) or any other provision of this Agreement, Administrative Agent has the right, but not the obligation, to effectuate assignments of Loans and Revolving Loan Commitments via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.6(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Revolving Loan Commitments pursuant to the Settlement Service. Administrative Agent’s approval of such Eligible Assignee shall be deemed to have been granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loans and Revolving Loan Commitments shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.

(b)             Participations.

Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 11.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 8.5. Borrower further agrees that each Participant shall be entitled to the benefits of Sections 2.3(e)(v), 2.8 and 2.9 to the same extent as if such Participant were a Lender; provided, that (i) no Participant shall be entitled to receive any greater payment under Section 2.3(e)(v) or 2.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such sale is made with Borrower’s prior written consent and (ii) no Participant that is organized under the laws of a jurisdiction other than the United States shall be entitled to the benefits of Section 2.8 unless such Participant shall have complied with the provisions of Section 2.8(c) (assuming, for such purposes only, that such Participant is a Lender).

(c)             Replacement of Lenders.

Within thirty (30) days after: (i) receipt by Administrative Agent of notice and demand from any Lender for payment of additional costs as provided in Sections 2.3(e)(v) or Section 2.9, which demand shall not have been revoked, (ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, or (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower and Administrative Agent may, at its option, notify such Affected Lender and, in the case of Borrower election, the Administrative Agent, of such Person’s intention to obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee. In the event Borrower or Administrative Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loans and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 11.6(a); provided, that (i) Borrower shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment and (ii) Borrower shall pay to Administrative Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 11.6(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.6(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.6(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Administrative Agent, the replacement Lender and, to the extent required pursuant to Section 11.6(a), Borrower, shall be effective for purposes of this Section 11.6(c) and Section 11.6(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender.

(d)             Credit Party Assignments.

No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Administrative Agent and each Lender.

Section 11.7.    Headings.

Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 11.8.    Confidentiality.

Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrower and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided that any such Persons shall have agreed to be bound by the provisions of this Section 11.8, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in party, by the Loans. Confidential information shall include only such information identified as such at the time provided to Administrative Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section 11.8 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.

Section 11.9.    Waiver of Consequential and Other Damages.

To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.10.    GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER

HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 11.11.    WAIVER OF JURY TRIAL.

EACH OF BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 11.12.    Publication; Advertisement.

(a)             Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure or (ii) with Merrill Lynch’s prior written consent.

(b)             Advertisement. Each Lender and each Credit Party hereby authorizes Merrill Lynch to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any

“tombstone”, comparable advertisement or press release which Merrill Lynch elects to submit for publication. In addition, each Lender and each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrower with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Merrill Lynch may, from time to time, publish such information in any media form desired by Merrill Lynch, until such time that Borrower shall have requested Merrill Lynch cease any such further publication.

Section 11.13.    Counterparts; Integration.

This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.14.    No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.15.    Time.

Time is of the essence in Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.

Balance of Page Intentionally Left Blank

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OMP, INC., a Delaware corporation

By:	/s/ Curtis Cluff
	Name:	Curtis Cluff
	Title:	CFO

Address:310 Golden Shore Long Beach, California 90802

Facsimile number:
E-mail Address:
Taxpayer Identification Number:

With a copy to:

Dorsey & Whitney, LLP 250 Park Avenue New York, New York 10177 Attn: V. Carl Walker Facsimile Number: (212) 953-7201

Borrower’s Account Designation:

Bank:
ABA No.:
Account No.:
Account Name:
Reference:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

By:	/s/ Marc A. Preiser
	Name:	Marc A. Preiser
	Title:	Vice President

Address:222 N. LaSalle Street, 16th Floor Chicago, Illinois 60601 Attn: Account Manager for Obagi transaction

Facsimile number: (312) -
E-Mail Address:

With a copy to:

Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Corporate
Finance, for Obagi transaction
Facsimile Number: (312) 499-3126

And with an additional copy to:

Katten Muchin Zavis Rosenman

Address:525 W. Monroe Street Chicago, IL 60661 Attn: René Ghadimi

Facsimile number: (312) 577-8797
E-Mail Address: rene.ghadimi@kmzr.com

Lenders:

NEWSTAR CP FUNDING LLC		WACHOVIA BANK, NATIONAL ASSOCIATION
By: NewStar Financial, Inc. Its designated Manager
By:	/s/ Robert F. Milordi	By:	/s/ Kenneth M. Gacevich
Name:	Robert F. Milordi	Name:	Kenneth M. Gacevich
Title:	Director-Portfolio Mgmt	Title:	Vice President

Address: 500 Boylston St. Suite 1600 Boston, MA, 02116		Address:One Wachovia Center Mail Code NC0610 Charlotte, NC 28288

Facsimile number:		Facsimile number: (704)715-0067
E-Mail Address:		E-Mail Address: kenneth.gacerich@wachovia.com

MCG CAPITAL CORPORATION

By:	/s/ James Garmey
Name:	James Garmey
Title:	Vice President

Address: 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209

Facsimile number: (703)247-7505
E-Mail Address: jgarmey@mcgcapital.com

Annex A

Commitment Annex

Lender	Revolving Loan Commitment Amount		Revolving Loan Commitment Percentage	Term Loan A Commitment Amount		Term Loan A Commitment Percentage	Term Loan B Commitment Amount	Term Loan B Commitment Percentage
Merrill Lynch Capital		$10,000,000	100.000%		$14,375,000	71.875%	$26,750,000	53.500%
Wachovia Bank National Association	$	- 0 -	0.000%	$	- 0 -	0.000%	$9,750,000	19.500%
NewStar CP Funding LLC	$	- 0 -	0.000%		$1,500,000	7.500%	$9,250,000	18.500%
MCG Capital Corporation	$	- 0 -	0.000%		$4,125,000	20.625%	$4,250,000	8.500%
TOTALS		$10,000,000	100%		$20,000,000	100%	$50,000,000	100%

Annex B

Closing Checklist

MERRILL LYNCH CAPITAL

CLOSING CHECKLIST

OMP, INC.

$80,000,000 Revolving and Term Loan Facility

CLOSING DATE: January 28, 2005

PARTIES TO THE TRANSACTION

ADMINISTRATIVE AGENT AND LENDER:	Merrill Lynch Capital 10877 Wilshire Boulevard Suite 2020 Los Angeles, California 90024 Tel: (310) 209-4881

Clare Bailhe (clare_bailhe@ml.com)
Tel: (310) 209-4895
Fax: (310) 209-4888

Marc Preiser (marc_preiser@ml.com)
Tel: (310) 209-4885
Fax: (310) 209-4888

Sanjeev Narayan (sanjeev_narayan@ml.com)
Tel: (310) 209-4878
Fax: (310) 209-4888

Tommy Ryan (tommy_ryan@ml.com)
Tel: (310) 209-4875
Fax: (310) 209-4888

ADMINISTRATIVE AGENT’S COUNSEL:	Katten Muchin Zavis Rosenman 525 W. Monroe Street, Suite 1600 Chicago, Illinois, 60661 Tel: (312) 902-5200 Fax: (312) 902-1021

Rene Ghadimi, Esq. (rene.ghadimi@kmzr.com)
Tel: (312) 902-5583
Fax: (312) 577-8797

David Valeck, Esq. (david.valeck@kmzr.com)
Tel: (312) 902-5225
Fax: (312) 577-4552

BORROWER:	OMP, Inc.
310 Golden Shore
Long Beach, California 90802
Tel: (562) 628-1007
Fax: (562) 628-1008

Austin McNamara (austinm@obagi.com)
Tel: (562) 491-6010
Fax: (562) 624-2329

David Goldstein (davidg@obagi.com)
Tel: (562) 491-6018
Fax: (562) 628-1008

Curtis Cluff (curtisc@obagi.com)
Tel: (562) 491-6011
Fax: (562) 624-2329

Stephen Garcia (StephenG@obagi.com)
Tel: (562) 491-6046
Fax: (562) 624-2329

Linda Hay (lindah@obagi.com)
Tel: (562) 491-6014
Fax: (562) 624-2329

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COUNSEL TO BORROWER, HOLDINGS AND EACH SUBSIDIARY OF BORROWER:	Dorsey & Whitney LLP 250 Park Avenue New York, New York 10177

Wes Fredericks, Esq. (fredericks.wesley@dorsey.com)
Tel: (212) 415-9263
Fax: (212) 953-7201

Kevin Collins, Esq. (collins.kevin@dorsey.com)
Tel: (212) 415-9319
Fax: (212) 953-7201

Carl Walker, Esq. (walker.carl@dorsey.com)
Tel: (212) 415-9351
Fax: (212) 953-7201

Richard J. Frecker, Esq. (frecker.richard@dorsey.com)
Tel: (212) 735-0775
Fax: (212) 953-7201

Katherine Choi, Esq. (choi.katherine@dorsey.com)
Tel: (212) 735-0777
Fax: (212) 953-7201

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EQUITY SPONSOR:	Stonington Capital Appreciation 1994 Fund LP
c/o Stonington Partners, Inc.
767 Fifth Avenue, 48th Floor
New York, New York 10153
Tel: (714) 662-5600
Fax: (714) 241-0792

Trey (Albert J.) Fitzgibbons (afitzgibbons@stonington.com)
Tel: (212) 339-8550
Fax: (212) 339-8585

Brad Hoecker (bhoecker@stonington.com)
Tel: (212) 339-8534
Fax: (212) 339-8585

John A. Bartholdson (jbartholdson@stonington.com)
Tel: (212) 339-8542
Fax: (212) 339-8585

James Noone (jnoone@stonington.com)
Tel: (212) 339-8500
Fax: (212) 339-8585

COUNSEL TO EQUITY	Wachtell Lipton Rosen & Katz
SPONSOR:	51 West 52nd Street
New York, New York 10019

David Shapiro, Esq. (deshapiro@wlrk.com)
Tel: (212) 403-1314

A.                      Pre-Closing Documents

1.                           Letter agreement authorizing the pre-funding filing of Uniform Commercial Code financing statements executed by OMP, Inc., a Delaware corporation (“Borrower”), and Obagi Medical Products, Inc., a Delaware corporation (“Holdings”)

B.                        Loan Documents

1.                           Credit Agreement

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Annexes

Annex A	Commitment Annex
Annex B	Closing Checklist

Exhibits

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Excess Cash Flow Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Borrowing Base Certificate
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Payment Notification

Schedules

Schedule 3.1	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.15	Brokers
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Compliance
Schedule 3.19	Intellectual Property
Schedule 3.20	Owned Real Estate
Schedule 5.1	Debt
Schedule 5.2	Liens
Schedule 5.3	Contingent Obligations
Schedule 5.8	Investments
Schedule 5.9	Affiliate Transactions
Schedule 5.13	Business Description

2.                         Revolving Notes in the aggregate principal amount of $10,000,000 issued to the following lenders in the following amounts:

a.                      Merrill Lynch Capital, $10,000,000

3.                         Term Notes A in the aggregate principal amount of $20,000,000 issued to the following lenders in the following amounts:

a.                      Merrill Lynch Capital, $14,375,000

b.                     MCG Capital, $4,125,000

c.                      NewStar CP Funding LLC, $1,500,000

4.                         Term Notes B in the aggregate principal amount of $50,000,000 issued to the following lenders in the following amounts*:

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a.                           Merrill Lynch Capital, $26,750,000

b.                          MCG Capital, $4,250,000

c.                           NewStar CP Funding LLC, $9,250,000

* Wachovia Bank, National Association, $9,750,000 (Noteless)

5.                         Guaranty by Holdings

6.                         Initial Borrowing Base Certificate

7.                         Initial Notice of Borrowing and Letter of Direction

Schedule 1             Wire transfer instructions/Memorandum of funds flow

8.                         Initial Compliance Certificate

9.                         Officer’s Closing Certificate

10.                   Subordination Agreements

a.                          Letter Agreement re: subordination of fees payable to Stonington Partners, Inc. (“Sponsor”) pursuant to that certain Management Services Agreement dated as of December 18, 2002 (“Management Services Agreement”)

b.                         Letter Agreement re: subordination of fees payable to Lighthouse Partners, LLC pursuant to that certain Management Services Agreement dated as of December 2, 1997, as amended and assigned (“Lighthouse Management Agreement”)

c.                          Letter Agreement re: subordination of dividends payable to the Zein and Samar Obagi Family Trust (the “Trust”) payable pursuant to the Organizational Documents of Holdings and payable to that certain Investors’ Rights Agreement dated as of December 17, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Investors’ Rights Agreement”)

d.                         Letter Agreement re: subordination of fees payable to (i) Dr. Obagi pursuant to that certain Amended and Restated Employment Agreement dated as of December 17, 2002 (“Employment Agreement”) and (ii) Dr. Obagi and the Trust pursuant to that certain Termination, License and Obligations Agreement dated as of December 17, 2002 (the “Termination Agreement”)

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e.                          Letter Agreement re: subordination of certain redemption rights and payments payable to Austin McNamara (“McNamara”) pursuant to the that certain Investor’s Rights Agreement dated as of April 1, 2002 (“Investor’s Rights Agreement”) between Borrower and McNamara

11.                   Fee Letter

C.                        Security Documents

12.                   Security Agreement by and between Borrower and Administrative Agent

Schedule 3.1               Organizational Information

Schedule 3.3               Collateral Locations

Schedule 3.5               Federal Registration Collateral

Schedule 3.9               Commercial Tort Claims and Other Collateral Disclosures

Schedule 3.10         Deposit and Securities Accounts

Schedule 4.4               Bailees

13.                   Security Agreement by and between Holdings and Administrative Agent

Schedule 3.1               Organizational Information

Schedule 3.3               Collateral Locations

Schedule 3.5               Federal Registration Collateral

Schedule 3.9               Commercial Tort Claims and Other Collateral Disclosures

Schedule 3.10         Deposit and Securities Accounts

Schedule 4.4               Bailees

14.                   Patent Security Agreement executed by Borrower and recorded with the United States Patent and Trademark Office on             at book              and page           . (Filing information to be completed once receipt of filing received from the USPTO)

Schedule of Patents and Patent Licenses

15.                   Trademark Security Agreement executed by Borrower and recorded with the United States Patent and Trademark Office on           at book          and page     . (Filing information to be completed once receipt of filing received from the USPTO)

Schedule of Trademarks and Trademark Licenses

16.                   Deposit Account Control Agreement by and among Comerica Bank, Borrower and Administrative Agent

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17.                   Securities Account Control Agreement by and among American Express, Borrower and Administrative Agent (to the extent neccesary)

18.                   Tri-party collateral escrow and access agreement among Comerica Bank, Borrower and Administrative Agent (re: access to trade secrets)

a.                           Completed Deposited Materials Form executed by Borrower and Comerica Bank

b.                          Executed Certificates of Authority for each of Borrower and Administrative Agent

19.                   UCC Financing Statements (Listed on Exhibit A)

20.                   Pledge Agreement by Holdings

Acknowledgment of Issuer executed by Borrower

Exhibit A                                                         Identification of Pledged Securities

Irrevocable proxy coupled with interest, issued by Holdings with respect to Borrower

Stock certificate number 53, representing 1 share and one hundred percent (100%) of the issued and outstanding capital stock of Borrower, with appropriate assignment separate from certificate executed in blank

21.                   Pledge Agreement by Borrower

Acknowledgment of Issuer executed by each of Obagi Skin Health PTE. LTD.; Obagi Skin Health Co., Ltd. (Obagi Taiwan); Obagi Skin Health (HK) Limited and Obagi China Limited

Exhibit A                                                         Identification of Pledged Securities

Irrevocable proxies coupled with interest, issued by Borrower with respect to each of Obagi Skin Health PTE. LTD.; Obagi Skin Health Co., Ltd. (Obagi Taiwan); Obagi Skin Health (HK) Limited and Obagi China Limited

Stock certificate number    , representing    shares of the issued and outstanding capital stock of Obagi China Limited, with appropriate assignment separate from certificate executed in blank (information to be completed once stock certificates are re-issued by the Chinese authorities)

8

22.                   Landlord Waiver and Consent with respect to the following leased real properties:

a.                          310 Golden Shore, Long Beach, California (Headquarters)

b.                         2205 E. Carson Street, Units B-l and B-2, Carson, California (Warehouse)

1.                           Master Landlord (Cypress-Southbay, LLC)

2.                           Sub Landlord (Marlog Cargo USA, Inc.)

23.                   Collateral Assignment of Leases executed by Borrower

24.                   Bailee Waivers/Lien Acknowledgments (to the extent neccesary)

D.                       Due Diligence

25.                   Pre-Closing Lien Search Reports – Summary Enclosed

26.                   Evidence that blanket lien in favor of Imperial Bank has been terminated

27.                   Pre-Closing Intellectual Property Reports – On File With Administrative Agent

28.                   Post-Closing Lien Search Reports

29.                   Information with respect to maintenance, protection and access to trade secrets and other proprietary information

30.                   Westland Litigation due diligence

E.                         Organizational Due Diligence

31.                   Certificate of Secretary of Holdings, with incumbency

Exhibit A                      Articles of Incorporation, file-stamped by the Secretary of State of Delaware

Exhibit B                        By-laws

Exhibit C                        Resolutions

Exhibit D                       Good Standing Certificate – Delaware

32.                   Certificate of Secretary of Borrower, with incumbency

Exhibit A                      Articles of Incorporation, file-stamped by the Secretary of State of Delaware

9

Exhibit B                        By-Laws

Exhibit C                        Resolutions

Exhibit D                       Good Standing Certificates – California, Delaware

F.                         Certified Copies of Other Documents

33.                   Purchase Agreement among Holdings and Preferred A Shareholders

34.                   Management Service Agreement

35.                   Lighthouse Management Agreement

36.                   Termination Agreement

37.                   Investor’s Rights Agreement (including the Assignment and Assumption Agreement)

38.                   Investors’ Rights Agreement (including all amendments thereto and the Assignment and Assumption Agreement)

39.                   Employment Agreement

G.                        Opinions

40.                   Asset Valuation and Solvency Opinion issued by Houlihan & Lokey

a.                         Executed Consent Letter

41.                   Opinion of law issued by Dorsey & Whitney, LLP, in its capacity as counsel to Holdings, Borrower and each Subsidiary of Borrower with respect to the Credit Agreement and each of the other Financing Documents

42.                   Opinion of law issued by Richards Layton & Finger

H.                       Miscellaneous Items

43.                   Post-Closing Letter Agreement

44.                   Certificates of Insurance with respect to liability and casualty policies for Borrower and Holdings, naming Administrative Agent as additional insureds/loss payee

45.                   Financial Statements of Borrower

10

EXHIBIT A to Closing Checklist

UNIFORM COMMERCIAL CODE FINANCING STATEMENTS

Debtor	Jurisdiction	File Number	File Date	Filing Type
OMP, Inc.	Delaware			Blanket
Obagi Medical Products, Inc.	Delaware			Blanket

IN WITNESS WHEREOF, the undersigned has executed this Term Note A as of the date first written above.

OMP, INC., a Delaware corporation

By:	/s/ Curtis Cluff
Name:	Curtis Cluff
Title:	CFO

TERM NOTE A

$4,125,000	New York, New York
January 28, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby unconditionally promise to pay to the order of MCG Capital Corporation (the “Lender”) at the office of Administrative Agent (as such term is defined below) at 222 North LaSalle Street, Chicago, Illinois 60601, or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FOUR MILLION ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($4,125,000). This Term Note A (this “Note”) is issued in accordance with the provisions of that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation the Lender) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “Administrative Agent”) and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference hereby is made to the Credit Agreement for a statement of the terms and conditions under which the portion of Term Loan A evidenced hereby was made and is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Credit Agreement.

The outstanding principal balance of the portion of Term Loan A evidenced by this Note shall be due and payable as provided for in the Credit Agreement.

Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of Term Loan A evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the portion of Term Loan A evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof; provided that (a) LIBOR Loans shall include the date on which the applicable Interest Period began, but shall exclude the last day of the applicable Interest Period and (b) Base Rate Loans shall include the date of funding of any such Loan, but shall exclude the date of payment of any such Loan.

Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the portion of Term Loan A evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, that upon the occurrence of an Event of Default pursuant to the provisions of Section 8.1(f) or Section 8.l(g) of the Credit Agreement, the portion of Term Loan A evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

8.1(f) or Section 8.l(g) of the Credit Agreement, the portion of Term Loan A evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

Payments received in respect of Term Loan A shall be applied as provided in the Credit Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Administrative Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon each Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.

This Note is issued in substitution for and replacement of that certain Term Note A dated as of January 28, 2004 (the “Original Note”) issued by Borrower to the Lender in the principal amount of $14,375,000. This Note is made in substitution of the Original Note and not in satisfaction of the Original Note. This Note shall not be deemed to constitute a novation.

In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 11 of the Credit Agreement, mutatis mutandi.

[Remainder of page intentionally left blank; signature page follows.]

AMENDED AND SUBSTITUTE TERM NOTE A

$9,375,000	New York, New York
February 2, 2005

Originally Issued: January 28, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby unconditionally promise to pay to the order of Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (the “Lender”) at the office of Administrative Agent (as such term is defined below) at 222 North LaSalle Street, Chicago, Illinois 60601, or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of NINE MILLION THREE HUNDRED SEVENTY FIVE THOUSAND AND 00/100 DOLLARS ($9,375,000). This Amended and Substitute Term Note A (this “Note”) is issued in accordance with the provisions of that certain Credit Agreement dated as of January 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation the Lender) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “Administrative Agent”) and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference hereby is made to the Credit Agreement for a statement of the terms and conditions under which the portion of Term Loan A evidenced hereby was made and is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Credit Agreement.

The outstanding principal balance of the portion of Term Loan A evidenced by this Note shall be due and payable as provided for in the Credit Agreement.

Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of Term Loan A evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the portion of Term Loan A evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof; provided that (a) LIBOR Loans shall include the date on which the applicable Interest Period began, but shall exclude the last day of the applicable Interest Period and (b) Base Rate Loans shall include the date of funding of any such Loan, but shall exclude the date of payment of any such Loan.

Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the portion of Term Loan A evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, that upon the occurrence of an Event of Default pursuant to the provisions of Section

Payments received in respect of Term Loan A shall be applied as provided in the Credit Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Administrative Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon each Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.

In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 11 of the Credit Agreement, mutatis mutandi.

[Remainder of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the undersigned has executed this Term Note A as of the date first written above.

OMP, INC., a Delaware corporation

By:	/s/ Curtis Cluff
Name:	Curtis Cluff
Title:	CFO

TERM NOTE A

$1,500,000	New York, New York
January 28, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby unconditionally promise to pay to the order of NewStar CP Funding LLC (the “Lender”) at the office of Administrative Agent (as such term is defined below) at 222 North LaSalle Street, Chicago, Illinois 60601, or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000). This Term Note A (this “Note”) is issued in accordance with the provisions of that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation the Lender) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “Administrative Agent”) and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference hereby is made to the Credit Agreement for a statement of the terms and conditions under which the portion of Term Loan A evidenced hereby was made and is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Credit Agreement.

The outstanding principal balance of the portion of Term Loan A evidenced by this Note shall be due and payable as provided for in the Credit Agreement.

Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of Term Loan A evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the portion of Term Loan A evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof; provided that (a) LIBOR Loans shall include the date on which the applicable Interest Period began, but shall exclude the last day of the applicable Interest Period and (b) Base Rate Loans shall include the date of funding of any such Loan, but shall exclude the date of payment of any such Loan.

Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the portion of Term Loan A evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, that upon the occurrence of an Event of Default pursuant to the provisions of Section 8.1(f) or Section 8.1(g) of the Credit Agreement, the portion of Term Loan A evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

Payments received in respect of Term Loan A shall be applied as provided in the Credit Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Administrative Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon each Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.

In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 11 of the Credit Agreement, mutatis mutandi.

[Remainder of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the undersigned has executed this Term Note A as of the date first written above.

OMP, INC., a Delaware corporation

By:	/s/ Curtis Cluff
Name:	Curtis Cluff
Title:	CFO

TERM NOTE A

$2,000,000	New York, New York
February 2, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby unconditionally promise to pay to the order of CLT, L.P. (the “Lender”) at the office of Administrative Agent (as such term is defined below) at 222 North LaSalle Street, Chicago, Illinois 60601, or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000). This Term Note A (this “Note”) is issued in accordance with the provisions of that certain Credit Agreement dated as of January 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation the Lender) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “Administrative Agent”) and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference hereby is made to the Credit Agreement for a statement of the terms and conditions under which the portion of Term Loan A evidenced hereby was made and is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Credit Agreement.

The outstanding principal balance of the portion of Term Loan A evidenced by this Note shall be due and payable as provided for in the Credit Agreement.

Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of Term Loan A evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the portion of Term Loan A evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof; provided that (a) LIBOR Loans shall include the date on which the applicable Interest Period began, but shall exclude the last day of the applicable Interest Period and (b) Base Rate Loans shall include the date of funding of any such Loan, but shall exclude the date of payment of any such Loan.

Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the portion of Term Loan A evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, that upon the occurrence of an Event of Default pursuant to the provisions of Section 8.1(f) or Section 8.1(g) of the Credit Agreement, the portion of Term Loan A evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

Payments received in respect of Term Loan A shall be applied as provided in the Credit Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK),  WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Administrative Agent, Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon each Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.

In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 11 of the Credit Agreement, mutatis mutandi.

[Remainder of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the undersigned has executed this Term Note A as of the date first written above.

OMP, INC., a Delaware corporation

By:	/s/ Curtis Cluff
Name:	Curtis Cluff
Title:	CFO

Exhibit A to Credit Agreement (Assignment Agreement)

This Assignment Agreement (this “Assignment Agreement”) is entered into as of                    , 20     by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”): Reference is made to the Credit Agreement dated as of January 28, 2005 (as amended or otherwise modified from time to time, the “Credit Agreement”) among OMP, Inc. (“Borrower”), the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

Assignor and Assignee hereby agree as follows:

Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the “Schedule”), in and to Assignor’s rights and obligations under the Credit Agreement as of the effective date set forth on the Schedule (the “Effective Date”). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule (exclusive of unfunded portions of the Revolving Loan Commitment) and Assignor shall pay to Assignee a closing fee, if applicable, in respect of the transactions contemplated hereby in the amount specified on the Schedule.

Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Credit Agreement or any other Financing Documents or any other instrument or document furnished pursuant thereto.

Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to Administrative Agent by the terms thereof,

Exhibit A - Page 1

together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (vi) represents and warrants that Assignee is not a Foreign Lender or, if it is a Foreign Lender, (A) that it has delivered to Administrative Agent the documentation required to be delivered to Administrative Agent by Section 13 below and (B) that if it is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (w) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (x) it is not a 10-percent shareholder of any Credit Party within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (y) it is not a controlled foreign corporation related to any Credit Party within the meaning of Section 881(c)(3)(C) of the Code and (z) it is not a conduit entity participating in a conduit financing, arrangement (as defined in Section 1.881-3 of the Code Treasury Regulations); (vii) represents and warrants that Assignee is (or, upon receipt of the required consents hereto by Administrative Agent, Swingline Lender and Borrower will become) an Eligible Assignee and (viii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

Upon the effectiveness of this Assignment Agreement pursuant to Section 13 below, (i) Administrative Agent shall register Assignee as a Lender, pursuant to the terms of the Credit Agreement, (ii) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and (iv) Administrative Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment

Exhibit A - Page 2

Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

For the purposes hereof and for purposes of the Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Credit Agreement.

In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by each of Administrative Agent and Borrower as evidence of its consent hereto to the extent required pursuant to Section 11.6(a) of the Credit Agreement, (iii) the receipt by Administrative Agent of the administrative fee, if any, referred to in Section 11.6(a) of the Credit Agreement, (iv) in the event Assignee is a Foreign Lender, the receipt by Administrative Agent of United States Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY (as applicable), and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by Assignee, certifying as to Assignee’s entitlement to exemption from withholding or deduction of Taxes, and (v) the receipt by Administrative Agent of originals or telecopies of the counterparts described above.

Exhibit A - Page 3

The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

By:
Title:
ASSIGNEE:

By:
Title:

Consented to:

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Swingline Lender

By:
Title:

OMP, INC.

By:
Title:

Exhibit A - Page 4

Schedule to Assignment Agreement

Assignor:
Assignee:
Effective Date:

Credit Agreement dated as of January 28, 2005 among OMP Inc. as Borrower, the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent

Interests Assigned:

Commitment/Loan	Revolving Loan Commitment	Term Loan A	Term Loan B
Assignor Amounts	$	$
Amounts Assigned	$	$	$
Assignor Amounts (post-assignment)	$	$	$

	Closing	$
Fee:

Assignee Information:

Address for Notices:		Address for Payments:

Bank:
Attention:	ABA#:
Telephone:	Account #:
Facsimile:	Reference:

Exhibit A - Page 5

Exhibit B to Credit Agreement (Excess Cash Flow Certificate)

OMP, INC.

Date:                ,

This certificate is given by                     , a Responsible Officer of OMP, Inc. (“Borrower”), pursuant to Section 4.1(c) of that certain Credit Agreement dated as of January 28, 2005 among Borrower, the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders that:

(a)                     set forth below is a schedule of Excess Cash Flow for the year ended                   ,            and the calculation of the required prepayment of $             ; and

(b)                    the schedule set forth below is based on the audited financial statements which have been delivered to Administrative Agent in accordance with Section 4.1 (b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this day of                                   ,             .

By:
Name
Title	of Borrower

Exhibit C - Page 1

Excess Cash Flow is defined as follows:

Net Cash Flow Provided by Operating Activities (in accordance with GAAP and as reflected in Borrower’s financial statements for the applicable period)	$

Less:

Capital Expenditures (as computed under Section 6.1 of the Compliance Certificate)

Regularly scheduled principal payments or voluntary prepayments of principal with respect to Debt to the extent actually paid (including the portion of scheduled payments under Capital Leases allocable to principal but excluding repayments of Revolving Loans and other Debt subject to re-borrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment), and excluding the amortization of debt discount or premium)

Changes in the current portion of Debt, to the extent of any reduction in the amount of such Debt liability

Restricted Distributions made in cash by Borrower and permitted under Section 5.4 of the Credit Agreement

Excess Cash Flow	$

Required prepayment percentage		%

Required prepayment amount	$

Exhibit C - Page 2

Exhibit C to Credit Agreement (Compliance Certificate)

COMPLIANCE CERTIFICATE
OMP, INC.

Date:           ,

This certificate is given by                   , a Responsible Officer of OMP, Inc. (“Borrower”), pursuant to Section 4.1(c) of that certain Credit Agreement dated as of January 28, 2005 among Borrower, the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders that:

(a)                      the financial statements delivered with this certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b)                     I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements;

(c)                      such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto;

Exhibit C - Page 3

(d)                     Borrower is in compliance with the covenants contained in Article 6 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below; and

(e)                      the Total Debt to EBITDA Ratio for the period covered by this certificate,  as demonstrated by the calculations required by Section 6.5 attached hereto, is           to 1.0. As a result of the foregoing, Tier Level          of the Pricing Table, duplicated below, is the applicable Tier Level for purposes of determining the Base Rate Margin and the LIBOR Margin.

Pricing Table

Tier	Total Debt to EBITDA	Revolving Loans, Term Loan A and all other Obligations (other than Swingline Loans and Term Loan B)		Term Loan B		Swingline Loans
Level	Ratio	Base Rate	LIBOR	Base Rate	LIBOR	Base Rate
1	Greater than 3.0 to 1.0	2.50%	4.00%	2.75%	4.25%	2.50%
2	Greater than 2.5 to 1.0, but less than or equal to 3.0 to 1.0	2.25%	3.75%	2.50%	4.00%	2.25%
3	Greater than 2.0 to 1.0, but less than or equal to 2.5 to 1.0	2.00%	3.50%	2.25%	3.75%	2.00%
4	Less than 2.0 to 1.0	1.75%	3.25%	2.00%	3.50%	1.75%

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this       day of           ,     .

By
Name
Title	of Borrower

Exhibit C - Page 4

CAPITAL EXPENDITURES

(Section 6.1)

Capital Expenditures for the applicable measurement period (the “Defined Period”) are defined as follows:

Amount capitalized during the Defined Period by Borrower and its Consolidated Subsidiaries as capital expenditures for property, plant, and equipment or similar fixed asset accounts, including any such expenditures by way of acquisition of a Person or by way of assumption of Debt or other obligations, to the extent reflected as plant, property and equipment

$

Plus: deposits made in the Defined Period in connection with property, plant, and equipment; less deposits of a prior period included above

Less:                               Net Cash Proceeds of Asset Dispositions received during the Defined Period which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

Proceeds of Property Insurance Policies received during the Defined Period which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

Capital Expenditures	$

Less: Portion of Capital Expenditures financed during the Defined Period under Capital Leases or other Debt (Debt, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures (used in calculation of Operating Cash Flow (defined in Section 6.3 of the Compliance Certificate))	$

Capital Expenditures (from above)	$

Permitted Capital Expenditures (including carry forward of $ from prior fiscal year)	$

In Compliance	Yes/No

Exhibit C - Page 5

EBITDA

(Section 6.2)

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Holdings and its Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest unless received by Holdings or its Subsidiary in a cash distribution; and (b) except for any Credit Party as of the Closing Date, the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Holdings or is merged into or consolidated with Holdings

$

Plus: Any provision for (or less any benefit from) income and franchise taxes deducted in the determination of net income for the Defined Period

Interest expense, net of interest income, deducted in the determination of net income for the Defined Period

Amortization and depreciation deducted in the determination of net income for the
Defined Period

Losses (or less gains) from Asset Dispositions included in the determination of net income for the Defined Period (excluding sales, expenses or losses related to current assets)

Other non-cash expenses (or less gains or income) deducted in the determination of net income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable prior to the Commitment Expiry Date or, if later, the final scheduled installment in respect of the Term Loans

Expenses and fees deducted in the determination of net income and incurred during the Defined Period to consummate the transactions contemplated by the Operative Documents, but solely to the extent disclosed to Administrative Agent prior to the Closing Date

Extraordinary losses (or less gains) included in the determination of net income during the Defined Period, net of related tax effects

Exhibit C - Page 6

Less:                Expenditures made after the Closing Date, but during the Defined Period, in connection with the consummation of the transactions contemplated by the Operative Documents, but not reflected in the pro forma balance sheet referenced in Section 3.5(c) and not deducted in the determination of net income

EBITDA for the Defined Period	$

Required EBITDA for the Defined Period	$

In Compliance	Yes/No

Exhibit C - Page 7

FIXED CHARGE COVERAGE RATIO
(Section 6.3)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges:

Interest expense ($           ), net of interest income ($           ), interest paid in kind ($           ) and amortization of capitalized fees and expenses incurred to consummate the transactions contemplated by the Operative Documents and included in interest expense ($           ), included in the determination of net income of Borrower and its Consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)(1)

$

Plus: Any provision for (or less any benefit from) income or franchise taxes included in the determination of net income for the Defined Period *

Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under Capital Leases allocable to principal but excluding mandatory prepayments required by Section 2.1(c)  and excluding scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))

Increases (or less the decreases) during the Defined Period in deferred tax assets*

Decreases (or less the increases) during the Defined Period in deferred tax liabilities *

(1)                         Total Interest Expense for each of the Fiscal Quarters in the Defined Period occurring before the first anniversary of the Closing Date shall be annualized and computed as the actual Total Interest Expense for such period times the multiplier for such period, as follows:

Fiscal Quarter ended March 31, 2005	Actual multiplied by 4
Two Fiscal Quarters ended June 30, 2005	Actual multiplied by 2
Three Fiscal Quarters ended September 30, 2005	Actual multiplied by 1.33

*                            If the sum of these three items is less than zero, each entry should be reflected, instead, as zero.

Exhibit C - Page 8

Restricted Distributions made by Borrower in cash during the Defined Period

Fixed Charges(1)	$

Operating Cash Flow:

EBITDA for the Defined Period (calculated in the manner required by Section 6.2 of the Compliance Certificate)	$

Less: Unfinanced Capital Expenditures for the Defined Period (calculated in the manner required by Section 6.1 of the Compliance Certificate)

To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts

Operating Cash Flow	$

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period	to 1.0

Minimum Fixed Charge Coverage for the Defined Period	to 1.0

In Compliance	Yes/No

Exhibit C - Page 9

INTEREST COVERAGE RATIO
(Section 6.4)

Total Interest Expense (calculated in the manner required by Section 6.3 of the Compliance Certificate) for the applicable measurement period (the “Defined Period”)	$

EBITDA for the Defined Period (calculated in the manner required by Section 6.3 of the Compliance Certificate)	$

Interest Coverage Ratio (Ratio of EBITDA to Interest Expenses) for the Defined Period	to 1.0

Minimum Required Interest Coverage Ratio for the Defined Period	to 1.0

In Compliance	Yes/No

Exhibit C - Page 10

TOTAL DEBT TO EBITDA RATIO
(Section 6.5)

Total Debt:

Average daily principal balance of the Revolving Loans for the one month period ending on the last day of the applicable measurement period (the “Defined Period”)	$

Plus: Outstanding principal balance of the Term Loans as of the last day of the Defined Period

Letter of Credit Liabilities as of the last day of the Defined Period

Outstanding principal balance of all other Debt of Holdings and its Consolidated Subsidiaries as of the last day of the Defined Period

Total Debt	$

EBITDA for the Defined Period (calculated in the manner required by Section 6.2 of the Compliance Certificate)	$

Total Debt to EBITDA Ratio (ratio of Total Debt to EBITDA for the Defined Period)	to 1.0

Maximum Permitted Total Debt to EBITDA Ratio for the Defined Period	to 1.0
In Compliance	Yes/No

Exhibit C - Page 11

Schedule 1 to
Compliance Certificate

[Borrower to list any existing Defaults or Events of Default, specifying the nature and period of existence of each, and the actions Borrower has taken, is undertaking and proposes to take in respect thereof. If no Defaults and no Events of Default are then in existence, such schedule should read “None”.]

Exhibit C - Page 12

Exhibit D to Credit Agreement (Borrowing Base Certificate)

Merrill Lynch Capital

Borrowing Base Report Summary

Date:		Report #:

Name:		Period Covered: to
Customer #

Availability

	EBITDA as shown on Borrower’s most recent Compliance Certificate	$

	Multiplied by 3.25	$
less
	Total Debt (as shown on Borrower’s most recent Compliance Certificate)	$

	Total Availability	$	$

Facility Limit

Revolving Loan Commitment

	Borrowing Base Availability		$

Loans Outstanding

	Current Loan Balance	$

	Less: Available Collections	$
	Add: Borrowings	$

	Ending Loan Balance this Report		$

Final Availability

	Excess/(Short) Borrowing Base		$

Pursuant to, and in accordance with, the terms and provisions of the loan documents (“Documents”), between Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent (“Secured Party”), certain financial institutions, as lenders, and OMP, Inc. (“Borrower”), Borrower is executing and delivering to Secured Party this Borrowing Base Report accompanied by supporting data (collectively referred to as (“Report”). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower’s own financial records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Documents, and further certifies that the Borrower is in compliance with the documents as of                                                        . This document does not supersede any provisions of the Credit Agreement.

(Borrower)
(Title)

Exhibit D - Page 1

Exhibit E to Credit Agreement (Notice of Borrowing)

OMP, INC.

Date:               ,

This certificate is given by                                    , a Responsible Officer of OMP, Inc. (“Borrower”), pursuant to Section [2.2(b)/2.3(e)] of that certain Credit Agreement dated as of January 28, 2005 among Borrower, the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower’s request to: [complete as appropriate]

(a)                     on [date] borrow $[                   ] of Revolving Loans, which Revolving Loans shall be [Base Rate Loans/LIBOR Loans having an Interest Period of              month(s)];

(b)                    on [date] convert $[                   ] of the aggregate outstanding principal amount of the [                   ] Loan, bearing interest at the [                   ] Rate, into a(n) [                   ] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [                   ] month(s)];

(c)                     on [date] continue $[                   ] of the aggregate outstanding principal amount of the [                   ] Loan, bearing interest at the LIBOR, as a LIBOR Loan having an Interest Period of [                   ] month(s).

The undersigned officer hereby certifies that, both before and after giving effect to the request above (i) each of the conditions precedent set forth in Section 7.2(b), 7.2(c) and 7.2(d) have been satisfied, (ii) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (iii) no Default or Event of Default has occurred and is continuing on the date hereof.

Exhibit E - Page 1

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this       day of                    ,       .

By
Name
Title	of Borrower

Exhibit E - Page 2

Exhibit F to Credit Agreement (Payment Notification)

OMP, INC.

Date:              ,

Reference is hereby made to the Credit Agreement dated January 28, 2005 among the undersigned, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and the financial institutions party thereto. Capitalized terms used here have the meanings ascribed thereto in the Credit Agreement.

Please be advised that funds in the amount of $                           will be wire transferred to Administrative Agent on                        , 200  . Such funds shall constitute [an optional] [a mandatory] prepayment of the Term Loans, with such prepayments to be applied in the manner specified in Section 2.1(e)(i). [Such mandatory prepayment is being made pursuant to Section 2.1(c) [(i), (ii), (iii) or (iv)] of the Credit Agreement.]

Fax to MLC Operations 312-499-3336 no later than noon Chicago time

Note: Funds must be received no later than noon Chicago time for same day application

Wire Instructions:
Bank Name:	LaSalle Bank National Association 135 S. LaSalle Street Chicago, IL 60603

ABA#	0710-0050-5
Account Name:	MLBFS Corporate Finance
Account #:	5800393182
Reference:	(Client Name)

Address:	Merrill Lynch Capital 222 N. LaSalle Street, 16th Floor Chicago, IL 60601

Exhibit F - Page 1

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this                      day of                     ,         .

By
Name
Title	of Borrower

Exhibit F - Page 2

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of June       , 2005, is by and among OMP, INC., a Delaware corporation (the “Borrower”), the Lenders (as such term is defined in the Credit Agreement referred to below), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and each of the other Persons who are signatories hereto (Borrower and each such other Person is individually referred to herein as a “Credit Party” and collectively as the “Credit Parties”).

R E C I T A L S:

WHEREAS, the Borrower, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of January 28, 2005 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made certain loans and other financial accommodations to the Borrower;

WHEREAS, the Events of Default specified on Schedule I hereto (the “Specified Defaults”) have occurred and are continuing and Borrower has requested that Administrative Agent and Lenders waive such Specified Defaults; and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.             Waiver.  Effective as of the First Amendment Closing Date, upon satisfaction of the conditions precedent set forth in Section 4 hereof, Administrative Agent and the Lenders waive the Specified Defaults.

3.             Amendments.  Subject to the terms and conditions herein contained, the Credit Agreement hereby is amended as follows:

(a)           Section 1.1 of the Credit Agreement hereby is amended by deleting the definition of “McNamara Investor Rights Agreement” and substituting the following therefor:

“McNamara Investor Rights Agreement” means that certain Investor’s Rights Agreement dated as of April 1, 2002 among Holdings, Austin T. McNamara and the McNamara Trusts, as in effect as of the First Amendment Effective Date.

(b)           Section 1.1 of the Credit Agreement hereby is amended by adding the following definitions thereto in the correct alphabetical order:

“First Amendment Effective Date” means June     , 2005.

“McNamara Trusts” means, collectively, (i) the McNamara Family Irrevocable Trust Under Agreement Dated December 17, 2004 and (ii) the McNamara Irrevocable Trust.

(c)           Section 5.4(a) of the Credit Agreement hereby is deleted in its entirety and the following language hereby is substituted therefor:

“(a)  the purchase of shares of (or options to purchase shares of) capital stock in Holdings from any of (i) Austin T. McNamara (or his estate) or the McNamara Trusts or (ii) Zein Obagi, M.D. (or his estate), in each case (x) upon the death, termination of employment or retirement of Austin T. McNamara or Zein Obagi, M.D., respectively, (y) either at the option of Holdings or as may be required of Holdings, pursuant to and in accordance with the McNamara Investor Rights Agreement and the Obagi Investor’s Rights Agreement, as applicable, and (z) so long as (A) before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing (including, Borrower is able to demonstrate compliance on a pro forma basis with the covenants set forth in Article 6 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement), and (ii) if such dividend or distribution is made prior to the Commitment Expiry Date, the Revolving Loan Limit minus the Revolving Loan Outstandings is equal to or greater than $2,000,000, and (B) the aggregate of all such purchases or payments (whether voluntary or mandatory on the part of Holdings) after the date hereof does not exceed $1,500,000 in any Fiscal Year and does not exceed $5,000,000 from and after the Closing Date;”

(d)           Section 5.4(c) of the Credit Agreement hereby is deleted in its entirety and the following language hereby is substituted therefor:

“(c)         Holdings to effect and consummate the Repurchase and the Closing Date Distributions in accordance with the terms of the Repurchase Agreement and to pay all costs and expenses incurred in connection therewith (including, without limitation, the $1,000,000 fee payable to Investor and set forth on Schedule 3.15).”

4.             Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           the execution and delivery of this Amendment by each Credit Party, Administrative Agent and Required Lenders;

(b)           Borrower shall have delivered to Administrative Agent a fully executed and effective control agreement with Comerica Bank granting Administrative Agent control over all deposit accounts maintained therewith; and

(c)           the truth and accuracy of the representations and warranties contained in Section 5 hereof in all material respects.

5.             Representations and Warranties.  Each Credit Party hereby represents and warrants to Administrative Agent and each Lender as follows:

(a)           the representations and warranties of each Credit Party contained in the Financing Documents are true and correct as of the date hereof in all material respects (except to the extent any such representation or warranty is qualified by materiality, Material Adverse Effect or words of similar import, in which case such representation or warranty shall be true and correct in all respects), except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date;

(b)           the execution, delivery and performance by each Credit Party, as applicable, of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

(c)           this Amendment constitutes the valid and binding obligation of the Credit Parties, enforceable against such Credit Parties in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d)           after giving effect to the waiver with respect to the Specified Defaults, no Default or Event of Default exists.

6.             No Waiver.  Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties thereto.  Except as expressly stated herein, Administrative Agent and each Lender reserve all rights, privileges and remedies under the Financing Documents.  Except as amended hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect.  All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

7.             Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.             Headings.  Headings and captions used in this Amendment (including Schedule I attached hereto) are included for convenience of reference only and shall not be given any substantive effect.

9.             GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AMENDMENT AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AMENDMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

10.          WAIVER OF JURY TRIAL.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.           Waiver.  Borrower and each other Credit Party, on behalf of each such Credit Party and their respective executors, successors and assigns, hereby waives, releases and discharges Administrative Agent and the Lenders and all of the affiliates, directors, officers, employees, attorneys and agents of Administrative Agent and the Lenders, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Financing Documents occurring on or before the date hereof and any documents, agreements, dealings or other matters connected with the Financing Documents, including, without limitation, all known and unknown matters, claims or transactions occurring on or before the date hereof.

12.           Counterparts; Integration.  This Amendment may be executed and delivered via facsimile or electronic means with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

13.           Reaffirmation. Each of the Credit Parties as debtor, grantor, guarantor, assignor, as applicable, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Financing Documents or serve to effect a novation of the Obligations.

[ Remainder of Page Intentionally Left Blank; Signature Page Follows ]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CREDIT PARTIES:

OMP, INC., a Delaware corporation

By:	/s/ Curtis A Cluff
Name:	Curtis A Cluff
Title:	CFO

OBAGI MEDICAL PRODUCTS, INC., a Delaware corporation

By:	/s/ Curtis A Cluff
Name:	Curtis A Cluff
Title:	CFO

ADMINISTRATIVE AGENT AND LENDERS:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and as a Lender

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Vice President

FRIEDBERGMILSTEIN PRIVATE
CAPITAL FUND I, as a Lender

By:	FriedbergMilstein, LLC,
its Investment Manager

	By:	/s/ Eric A. Green
	Name:	Eric A. Green
	Title:	Senior Partner

MCG CAPITAL CORPORATION, as a Lender

By:
Name:
Title:

RACE POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	TIMOTHY BARNS
	Title:	SENIOR VICE PRESIDENT

RACE POINT II CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	TIMOTHY BARNS
	Title:	SENIOR VICE PRESIDENT

AVERY POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	TIMOTHY BARNS
	Title:	SENIOR VICE PRESIDENT

CASTLE HILL II-INGOTS, LTD. , as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	TIMOTHY BARNS
	Title:	SENIOR VICE PRESIDENT

Sankaty Advisors, LLC as Collateral
Manager for Loan Funding XI LLC,
as Term Lender

	By:	/s/ Timothy Barns
TIMOTHY BARNS
SENIOR VICE PRESIDENT

CASTLE HILL III CLO, LTD. , as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

By:	/s/ Timothy Barns
Name:	TIMOTHY BARNS
Title:	SENIOR VICE PRESIDENT

LONG LANE MASTER TRUST IV, as a Lender

By:	/s/ Meredith J. Koslick
Name:	Meredith J. Koslick
Title:	Authorized Agent

PROSPECT FUNDING I, LLC, as a Lender

By:
Name:
Title:

HARBOUR TOWN FUNDING LLC, as a Lender

By:	/s/ Meredith J. Koslick
Name:	Meredith J. Koslick
Title:	Assistant Vice President

MAPS CLO FUND I, LLC, as a Lender

By:	/s/ James A. Fisher
Name:	James A. Fisher
Title:	SMD

NEWSTAR CP FUNDING LLC, as a Lender

By:	NewStar Financial, Inc., its designated Manager

By:
Name:
Title:

HUDSON STRAITS CLO 2004, LTD. , as a Lender

By: Royal Bank of Canada, as Collateral Manager

By:	/s/ Melissa Marano
Name:	Melissa Marano
Title:	Authorized Signatory

FOXE BASIN CLO 2003, LTD. , as a Lender

By: Royal Bank of Canada, as Collateral Manager

By:	/s/ Melissa Marano
Name:	Melissa Marano
Title:	Authorized Signatory

CLT, L.P. , as a Lender

By: Royal Bank of Canada, as Collateral Manager

By:	/s/ Melissa Marano
Name:	Melissa Marano
Title:	Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kenneth Gacevich
Name:	Kenneth Gacevich
Title:	Director

Schedule I

Pursuant to that certain letter agreement dated as of January 28, 2005 permitting certain conditions precedent to the effectiveness of the Credit Agreement to be satisfied after the Closing Date, the Borrower agreed to deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent, the items described on Exhibit A thereto (the “Delivery Requirements”) on or before the dates specified with respect to such items (the “Delivery Deadlines”).  Although as of the First Amendment Closing Date, all Delivery Requirements have been satisfied, none of the Delivery Requirements were satisfied on or before the Delivery Dates, therefore Events of Default exist prior to the First Amendment Effective Date.

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of September     , 2006, is by and among OMP, INC., a Delaware corporation (the “Borrower”), the Lenders (as such term is defined in the Credit Agreement referred to below), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and each of the other Persons who are signatories hereto (Borrower and each such other Person is individually referred to herein as a “Credit Party” and collectively as the “Credit Parties”).

R E C I T A L S:

WHEREAS, the Borrower, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of January 28, 2005 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made certain loans and other financial accommodations to the Borrower;

WHEREAS, the Events of Default specified on Schedule 1 hereto (the “Specified Defaults”) have occurred and are continuing and Borrower has requested that Administrative Agent and Lenders waive such Specified Defaults; and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement and waive the Specified Defaults on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.             Waiver.    Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 5 hereof, Administrative Agent and the Lenders hereby waive the Specified Defaults.

3.             Amendments.  Subject to the terms and conditions herein contained, the Credit Agreement hereby is amended as follows:

(a)           Section 1.1 of the Credit Agreement hereby is amended by amending and restating the definitions of “Base Rate Margin” and “LIBOR Margin” in their entirety to read as follows:

“Base Rate Margin” means (i) as of the Closing Date, 2.25% per annum, with respect to the Revolving Loans, Swingline Loans, Term Loan A and other Obligations (other than Term Loan B), and 2.50% per annum with respect to

Term Loan B and (ii) thereafter, as of each Adjustment Date, the applicable percent per annum set forth in the Pricing Table corresponding to the Total Debt to EBITDA Ratio as of the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Base Rate Margin shall occur on such Adjustment Date.  Notwithstanding anything set forth herein to the contrary, the Base Rate Margin during the period commencing on August 1, 2006 through and including the first Business Day of February, 2007 shall be deemed to be 2.50% per annum, with respect to the Revolving Loans, Swingline Loans, Term Loan A and other Obligations (other than Term Loan B), and 2.75% per annum with respect to Term Loan B.

“LIBOR Margin” means (i) as of the Closing Date, 3.75% per annum, with respect to the Revolving Loans, Term Loan A and other Obligations (other than the Swingline Loans and Term Loan B), and 4.00% per annum with respect to Term Loan B and (ii) thereafter, as of each Adjustment Date, the applicable percent per annum set forth in the Pricing Table corresponding to the Total Debt to EBITDA Ratio as of the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the LIBOR Margin shall occur on such Adjustment Date.  Notwithstanding anything set forth herein to the contrary, the LIBOR Margin during the period commencing on August 1, 2006 through and including the first Business Day of February, 2007 shall be deemed to be 4.00% per annum, with respect to the Revolving Loans, Term Loan A and other Obligations (other than the Swingline Loans and Term Loan B), and 4.25% per annum with respect to Term Loan B.

(b)           Section 6.2 of the Compliance Certificate is amended by adding the following add-back to the calculation of “EBITDA” immediately prior to the words “EBITDA for the Defined Period” on Page 7 of said Exhibit C:

“Expenses, costs and fees deducted in the determination of net income and incurred during the Defined Period (and in any event, on or prior to December 31, 2006) to consummate the initial public offering of the Borrower in an aggregate amount not to exceed $3,000,000; provided that such expenses, costs and fees shall be deemed to be $0 for all Compliance Certificates delivered on or after December 31, 2007; provided, further, that it is understood and acknowledged that this add-back shall not be included in the calculation of EBITDA for the purposes of determining the applicable Base Rate Margin or LIBOR Margin”

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(c)           Section 6.5 of the Compliance Certificate is amended by adding the following subtraction from the calculation of “Total Debt” immediately prior to the word “Total Debt” on Page 11 of said Exhibit C:

“Less:            Cash on hand in excess of $1,000,000 as reflected on the balance sheet delivered to Administrative Agent pursuant to Section 4.1(a) of the Credit Agreement as at the end of the Defined Period; provided, that it is understood and acknowledged that this subtraction shall not be included in the calculation of Total Debt for the purposes of determining the applicable Base Rate Margin or LIBOR Margin”

4.             Delivery of Financial Statements.  Borrower shall deliver to the Administrative Agent and each Lender, with respect to its Fiscal Year ended December 31, 2005, the items required by Section 4.1(b) of the Credit Agreement on or prior to September 29, 2006.  The failure of the Borrower to satisfy this Section 4 on or prior to September 29, 2006 shall constitute an immediate Event of Default under the Credit Agreement.

5.             Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           the execution and delivery of this Amendment by each Credit Party, Administrative Agent and Required Lenders;

(b)           receipt by Administrative Agent for the account of each Lender party hereto a non-refundable amendment fee in an aggregate amount equal to one-eighth of one percent (0.125%) of the sum of the Revolving Loan Commitment and the aggregate outstanding principal amount of the Term Loan A and the Term Loan B, which fee shall be fully earned and due and payable in cash on the date hereof; and

(c)           the truth and accuracy of the representations and warranties contained in Section 6 hereof in all material respects.

6.             Representations and Warranties.  Each Credit Party hereby represents and warrants to Administrative Agent and each Lender as follows:

(a)           the representations and warranties of each Credit Party contained in the Financing Documents are true and correct as of the date hereof in all material respects (except to the extent any such representation or warranty is qualified by materiality, Material Adverse Effect or words of similar import, in which case such representation or warranty shall be true and correct in all respects), except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date;

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(b)           the execution, delivery and performance by each Credit Party, as applicable, of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

(c)           this Amendment constitutes the valid and binding obligation of the Credit Parties, enforceable against such Credit Parties in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d)           after giving effect to the waiver with respect to the Specified Defaults, no Default or Event of Default exists.

7.             No Waiver.  Nothing contained  herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties thereto.  Except as expressly stated herein, Administrative Agent and each Lender reserve all rights, privileges and remedies under the Financing Documents.  Except as amended hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect.  All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

8.             Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.             Headings.  Headings and captions used in this Amendment (including Schedule 1 attached hereto) are included for convenience of reference only and shall not be given any substantive effect.

10.          GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AMENDMENT AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  BORROWER EXPRESSLY SUBMITS AND

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CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AMENDMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

11.          WAIVER OF JURY TRIAL.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

12.           Waiver.  Borrower and each other Credit Party, on behalf of each such Credit Party and their respective executors, successors and assigns, hereby waives, releases and discharges Administrative Agent and the Lenders and all of the affiliates, directors, officers, employees, attorneys and agents of Administrative Agent and the Lenders, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Financing Documents occurring on or before the date hereof and any documents, agreements, dealings or other matters connected with the Financing Documents, including, without limitation, all known and unknown matters, claims or transactions occurring on or before the date hereof.

13.           Counterparts; Integration.  This Amendment may be executed and delivered via facsimile or electronic means with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

14.           Reaffirmation. Each of the Credit Parties as debtor, grantor, guarantor, assignor, as applicable, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party and (ii) to the extent

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such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Financing Documents or serve to effect a novation of the Obligations.

[ Remainder of Page Intentionally Left Blank; Signature Page Follows ]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CREDIT PARTIES:

OMP, INC., a Delaware corporation

By:	/s/ Stephen A. Garcia
Name:	Stephen A. Garcia
Title:	CFO

OBAGI MEDICAL PRODUCTS, INC., a Delaware corporation

By:	/s/ Curtis A Cluff
Name:	Curtis A Cluff
Title:	Executive V.P.

Second Amendment and Waiver to Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc.,
as Administrative Agent and as a Lender

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Vice President

Second Amendment and Waiver to Credit Agreement

FRIEDBERGMILSTEIN PRIVATE
CAPITAL FUND I, as a Lender

By:	FriedbergMilstein, LLC,
its Investment Manager

	By:	/s/ James A. Feeley III
	Name:	James A. Feeley III
	Title:	Partner

Second Amendment and Waiver to Credit Agreement

MCG CAPITAL CORPORATION, as a Lender

By:	/s/ Thomas P. McLoughlin
Name:	Thomas P. McLoughlin
Title:	Vice President

Second Amendment and Waiver to Credit Agreement

RACE POINT CLO, LIMITED, as a Lender

By:		Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

RACE POINT II CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

AVERY POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

CASTLE HILL II-INGOTS, LTD. , as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

Second Amendment and Waiver to Credit Agreement

CASTLE HILL III CLO, LTD. , as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

PROSPECT FUNDING I, LLC, as a Lender

By:	/s/ Timothy Barns
Name:	Timothy Barns
Title:	Executive Vice President

HARBOUR TOWN FUNDING LLC, as a Lender

By:	/s/ MURCHISON TAYLOR
Name:	MURCHISON TAYLOR
Title:	VICE PRESIDENT

CASTLE HILL I — INGOTS, Ltd., as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

LOAN FUNDING XI LLC, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Timothy Barns
	Name:	Timothy Barns
	Title:	Executive Vice President

Second Amendment and Waiver to Credit Agreement

MAPS CLO FUND I, LLC, as a Lender

By:	Its Collateral Manager, Callidus Capital
Management, LLC

By:	/s/ Mavis Taintor
Name:	Mavis Taintor
Title:	Senior Managing Director

Second Amendment and Waiver to Credit Agreement

NEWSTAR CP FUNDING LLC, as a Lender

By: NewStar Financial, Inc., its designated
Manager

By:
Name:
Title:

Second Amendment and Waiver to Credit Agreement

HUDSON STRAITS CLO 2004, LTD.
By GSO Capital Partners LP

By:	/s/ Lee M. Shaiman
Name:	Lee M. Shaiman
Title:	Authorized Signatory

FOXE BASIN CLO 2003, LTD.
By: GSO Capital Partners LP as Collateral Manager

By:	/s/ Lee M. Shaiman
Name:	Lee M. Shaiman
Title:	Authorized Signatory

CLT, L.P. , as a Lender

By: Royal Bank of Canada, as Collateral Manager

By:
Name:
Title:

Gale Force I CLO, Ltd.
By: GSO Capital Partners LP as Collateral Manager

By:	/s/ Lee M. Shaiman
Name:	Lee M. Shaiman
Title:	Authorized Signatory

280 FUNDING I

By:	/s/ GEORGE FAN
Name:	GEORGE FAN
Title:	AUTHORIZED SIGNATORY

Second Amendment and Waiver to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dominic Barakat
Name:	Dominic Barakat
Title:	Vice President

COLTS 2005-2 LTD., as a Lender

By:	Structured Asset Investors, LLC,
as Collateral Manager

By:	/s/ Dominic Barakat
Name:	Dominic Barakat
Title:	Vice President

Second Amendment and Waiver to Credit Agreement

SCHEDULE 1

Specified Defaults

1.             Events of Default have occurred and are continuing pursuant to Section 8.1(b) of the Credit Agreement due to (i) the Fixed Charge Coverage Ratio for the 12-month period ending on June 30, 2006 being less than the minimum permitted amount set forth in Section 6.3 of the Credit Agreement, (ii) the Total Debt to EBITDA Ratio for the 12 month period ending on June 30, 2006 exceeding the maximum permitted amount set forth in Section 6.5 of the Credit Agreement and (iii) the EBITDA for the 12 month period ending on June 30, 2006 being less than the minimum permitted amounts set forth in Sections 6.2 of the Credit Agreement.

2.             An Event of Default has occurred and is continuing pursuant to Section 8.1(b) of the Credit Agreement as a result of Borrower’s failure to timely deliver its consolidated and consolidating financial statements pursuant to and in accordance with the terms of Section 4.1(b) of the Credit Agreement for its Fiscal Year ended December 31, 2005.

Second Amendment and Waiver to Credit Agreement

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 13, 2006, is by and among OMP, INC., a Delaware corporation (the “Borrower”), the Lenders (as such term is defined in the Credit Agreement referred to below), and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and each of the other Persons who are signatories hereto (Borrower and each such other Person is individually referred to herein as a “Credit Party” and collectively as the “Credit Parties”).

R E C I T A L S:

WHEREAS, the Borrower, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of January 28, 2005 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made certain loans and other financial accommodations to the Borrower; and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                2. Amendments. Subject to the terms and conditions herein contained, the Credit Agreement hereby is amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

“IPO” means the initial public offering (including any over-allotment option) of the equity securities of Holdings to be consummated on or prior to March 31, 2007.

“McNamara Debt” means Debt of Holdings owing to Austin T. McNamara (or his estate) or the McNamara Trusts (and their respective successors and assigns) in a maximum principal amount of $28,201,250 (exclusive of capitalized interest, fees and costs) incurred pursuant to and in accordance with the terms of the McNamara Notes.

“McNamara Note(s)” means that certain promissory note(s) by Holdings in favor of Austin T. McNamara (or his estate) or the McNamara Trusts in the original maximum aggregate principal amount of $28,201,250, which notes were issued as consideration for the purchase of shares of capital stock in Holdings from Austin T. McNamara and/or the McNamara Trusts pursuant to and in accordance with the McNamara Investor Rights Agreement and shall conform exactly to the form and substance of Exhibit B to the Third Amendment.

“McNamara Payment Condition” means the release and discharge by Austin T. McNamara, on terms and conditions satisfactory to the Administrative Agent and Required Lenders, of all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever which Austin T. McNamara may have or claim to have against any Credit Party and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys, whether known or unknown and of every nature and extent whatsoever.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of November 13, 2006, by and among the Borrower, the other Credit Parties, the Lenders and the Administrative Agent.

(b) Sections 2.1(c)(i), (c)(ii) and (c)(iii) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(i) on the ninety-fifth (95th) day following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2005, an amount equal to (x) seventy five percent (75.0%) (or, after the consummation of the IPO, fifty percent (50.0%)) of Excess Cash Flow for such Fiscal Year if Borrower’s Total Debt to EBITDA Ratio as of such Fiscal Year end is greater than or equal to 2.0 to 1.0 and (y) fifty percent (50%) (or, after the consummation of the IPO, twenty-five percent (25.0%)) at all other times;

(ii) on the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any Major Casualty Proceeds, an amount equal to one hundred percent (100%) of such Major Casualty Proceeds; provided, that, so long as no Default or Event of Default has occurred and is continuing, the recipient (other than Administrative Agent) of any Major Casualty Proceeds may reinvest such Major Casualty Proceeds within one hundred eighty (180) days, in replacement assets comparable to the assets giving rise to such Major Casualty Proceeds; provided, that the aggregate amount which may be reinvested by Borrower and its Subsidiaries pursuant to the preceding proviso may not exceed $1,000,000 (or, after the consummation of the IPO, $1,500,000) in any Fiscal Year; provided, further, that if the applicable Credit Party does not intend to fully reinvest such Major Casualty Proceeds, or if the time period set forth in this sentence expires without such Credit Party having reinvested such Major Casualty Proceeds, Borrower shall prepay the Loans in an amount equal to such Major Casualty Proceeds (to the extent not reinvested or intended to be reinvested within such time period);

(iii) upon receipt by any Credit Party of the proceeds from the issuance and sale of any Debt or equity securities (other than (1) proceeds of Debt securities

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expressly permitted pursuant to Section 5.1, (2) proceeds of the issuance of equity securities by Holdings or Borrower received on or before the Closing Date, (3) proceeds of the issuance of equity securities to Borrower or any Wholly-Owned Subsidiary, (4) proceeds received by any Credit Party upon the exercise of employee stock options not otherwise prohibited by the terms of this Agreement and (5) the Net Cash Proceeds of the IPO in excess of the greater of $35,000,000 and an amount equal to fifty percent (50%) of such Net Cash Proceeds), an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale;”

                (c) Section 4.1 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:

“It is agreed and acknowledged that the requirement set forth in Sections 4.1(b) may be satisfied, at Borrower’s option, by the Borrower’s filing of forms 10-K with the Securities and Exchange Commission or any of its successors so long as such forms are timely filed pursuant to and in accordance with the rules and regulations promulgated from time to time by the Securities and Exchange Commission or any of its successor and are otherwise available generally to the Administrative Agent and the Lenders.”

                (d) Section 5.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                “(c) the McNamara Debt;”

                (e) Section 5.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $500,000 (or, after the consummation of the IPO, $1,000,000);”

                (f) Section 5.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                “(a) [Reserved];”

                (g) Section 5.4 of the Credit Agreement is hereby further amended by replacing the phrase “; and” at the end of clause (b) thereof with “;”, replacing the “.” at the end of clause (c) thereof with “;” and adding new clauses (d), (e) and (f) to read as follows:

“ (d) a one-time prepayment of the McNamara Notes on the date of the McNamara Notes in an amount not to exceed $1,500,000 so long as (i) before and after giving effect to any such dividend or distribution for such purpose, (A) no Event of Default shall have occurred and be continuing, (B) Borrower is able to

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demonstrate compliance on a pro forma basis with the covenants set forth in Article 6 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement, and (C) if such dividend or distribution is made prior to the Commitment Expiry Date, the Revolving Loan Limit minus the Revolving Loan Outstandings is equal to or greater than $5,000,000;

(e) after the consummation of the IPO, a one-time prepayment of the McNamara Notes in an amount not to exceed the lesser of $13,500,000 and an amount equal to twenty percent (20%) of the Net Cash Proceeds of the IPO so long as before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing, (ii) Borrower is able to demonstrate compliance on a pro forma basis with the covenants set forth in Article 6 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement), (iii) the McNamara Payment Condition has been satisfied and (iv) if such dividend or distribution is made prior to the Commitment Expiry Date, the Revolving Loan Limit minus the Revolving Loan Outstandings is equal to or greater than $5,000,000 as recomputed on a pro forma basis; and

(f) payments of the scheduled installments of principal and the related accrued interest of the McNamara Notes so long as (i) before and after giving effect to any such dividend or distribution for such purpose, (A) no Event of Default shall have occurred and be continuing, (B) Borrower is able to demonstrate compliance on a pro forma basis with the covenants set forth in Article 6 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement, and (C) if such dividend or distribution is made prior to the Commitment Expiry Date, the Revolving Loan Limit minus the Revolving Loan Outstandings is equal to or greater than $2,000,000 as recomputed on a pro forma basis, and (ii) the aggregate of all such payments (whether voluntary or mandatory on the part of Holdings) after the date hereof, do not exceed $1,500,000 in any Fiscal Year and do not exceed $5,000,000 in the aggregate from and after the Closing Date.”

(h) Section 5.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.6 Payments and Modifications of Subordinated Debt.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of the McNamara Debt and Debt permitted under Section 5.1(g) (the “Subordinated Debt”), except for regularly scheduled payments of principal and interest (but no voluntary prepayments except in accordance with Section 5.4(d)(i) and 5.4(e)) in respect of such Subordinated Debt made in full compliance with any and all subordination provisions applicable to such Subordinated Debt; or (b) amend or

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otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt; (ii) change the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt; (iii) change any event of default or add or make more restrictive any covenant with respect to such Debt; (iv) change the prepayment provisions of such Debt or any of the defined terms related thereto; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to Borrower, any Subsidiaries, Administrative Agent or Lenders, as determined by the Administrative Agent and Lenders in their reasonable discretion.  Borrower shall, prior to entering into any such amendment or modification, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy thereof and, if approval of Required Lenders is required by the terms of this Agreement prior to the taking of any such action, Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such items without obtaining such approval from Required Lenders.”

(i) Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.10 Modification of Organizational Documents.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person in any material respect, except for (a) such amendments or other modifications required by Law and fully disclosed to Administrative Agent and (b) a one-time amendment and restatement to the Organizational Documents of Borrower substantially in the form of Exhibit A to the Third Amendment.”

(j) Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.15 Lease Payments.

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Borrower and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $1,500,000 (or, after the consummation of the IPO, $2,000,000) for any calendar year under all such leases (excluding Capital Leases).”

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                (k) Section 5.17 of the Credit Agreement is hereby amended by deleting the word “$25,000” in the seventeenth (17th) line thereof and inserting the word “$75,000” in its place thereof.

                (l) Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.1. Capital Expenditures.

Borrower will not permit the aggregate amount of Capital Expenditures for any period set forth below to exceed the amount set forth below for such period:

Period	Amount
Fiscal Year ending December 31, 2005	$3,000,000
Fiscal Year ending December 31, 2006	$2,000,000 (or, after the consummation of the IPO, $2,250,000)
Fiscal Year ending December 31, 2007	$2,250,000 (or, after the consummation of the IPO, $3,500,000)
Fiscal Year ending December 31, 2008	$2,250,000 (or, after the consummation of the IPO, $4,000,000)
Fiscal Year ending December 31, 2009	$2,250,000 (or, after the consummation of the IPO, $4,500,000)
Fiscal Year ending December 31, 2010	$2,500,000 (or, after the consummation of the IPO, $5,000,000)

If Borrower does not utilize the entire amount of Capital Expenditures permitted in any period set forth above, Borrower may carry forward to the immediately succeeding period only, fifty percent (50%) of such unutilized amount (with Capital Expenditures made by Borrower in such succeeding period applied last to such carried forward amount).”

(m) Sections 8.1(e) and (j) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(e) (1) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than (i) the McNamara Debt if such failure is caused by any payment blockage by the Administrative Agent pursuant to the subordination provisions of the McNamara Notes or the Credit Parties’ failure to meet the conditions specified in Section 5.4 of the Credit Agreement and (ii) the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than (i) the McNamara Debt if such breach, default, condition or event is caused by any payment blockage by the Administrative Agent pursuant to the subordination provisions of the McNamara Notes or the Credit Parties’ failure to

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meet the conditions specified in Section 5.4 of the Credit Agreement and (ii) the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity; (2) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 upon the ultimate maturity of such Debt; or (3) the occurrence of any breach or default under any terms or provisions of any McNamara Note (other than a breach or default described in the preceding clauses (1) and (2)) or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt;”

“(j) (1) Investor, together with its Affiliates, shall collectively cease to, directly or indirectly, own and control at least (i) twenty percent (20%) of the aggregate outstanding equity interests of Holdings on a fully diluted basis or (ii) that percentage of the outstanding voting equity interests of Holdings necessary at all times to elect a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (2) Holdings shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of Borrower, or (3) Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary;”

(n) Section 6.5 of the Compliance Certificate is hereby amended by amending and restating the subtraction of cash on hand in its entirety to read as follows:

“Less:            Cash on hand in excess of $3,000,000 as
reflected on the balance sheet delivered to
Administrative Agent pursuant to Section
4.1(a) of the Credit Agreement as at the end of
the Defined Period; provided, that it is
understood and acknowledged that this
subtraction shall not be included in the
calculation of Total Debt for the purposes of
determining the applicable Base Rate Margin

or LIBOR Margin                                                                                                            ”

(o) Section 6.5 of the Compliance Certificate is further amended by adding the following subtraction from the calculation of “Total Debt” immediately prior to the word “Total Debt” on Page 11 of said Exhibit C:

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                “Less: the McNamara Debt                                                                                                             ”

                3. Financial Covenants. The requirement of Borrower to comply with the financial performance covenant set forth in Section 6.5 (“Total Debt to EBITDA Ratio”) of the Credit Agreement for the twelve month measurement period ended on September 30, 2006 is hereby suspended. Such covenant compliance requirement shall be automatically reinstated with full force and effect for all periods commencing with the twelve month period ending December 31, 2006 and thereafter, in accordance with the terms of the Credit Agreement.  Notwithstanding the foregoing waiver, Borrower shall compute and report the results of its Total Debt to EBITDA Ratio in its Compliance Certificate for the measurement period ended September 30, 2006 in accordance with the terms of the Credit Agreement.

                4. Fee. Borrower shall pay the Administrative Agent for the account of each Lender party hereto a non-refundable fee in the aggregate amount equal to $177,812.50 representing one quarter of one percent (0.25%) of the sum of the Revolving Loan Commitment and the aggregate outstanding principal amount of the Term Loan A and the Term Loan B if the IPO is not consummated by January 31, 2007.

                5. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) the execution and delivery of this Amendment by each Credit Party, Administrative Agent and Required Lenders;

(b) receipt by Administrative Agent for the account of each Lender party hereto a non-refundable amendment fee in the aggregate amount equal to $177,812.50 representing one quarter of one percent (0.25%) of the sum of the Revolving Loan Commitment and the aggregate outstanding principal amount of the Term Loan A and the Term Loan B, which fee shall be fully earned and due and payable in cash on the date hereof;

(c) receipt by Administrative Agent of the execution copy of each McNamara Note;

(d) the truth and accuracy of the representations and warranties contained in Section 6 hereof in all material respects; and

(e) the delivery to Administrative Agent of such other documents (including, without limitation, any legal opinions) and other items as Administrative Agent shall reasonably require, all in form and substance reasonably satisfactory to Administrative Agent.

                6. Representations and Warranties. Each Credit Party hereby represents and warrants to Administrative Agent and each Lender as follows:

(a) the representations and warranties of each Credit Party contained in the Financing Documents are true and correct as of the date hereof in all material respects (except to the extent any such representation or warranty is qualified by materiality,

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Material Adverse Effect or words of similar import, in which case such representation or warranty shall be true and correct in all respects), except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date;

(b) the execution, delivery and performance by each Credit Party, as applicable, of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

(c) this Amendment constitutes the valid and binding obligation of the Credit Parties, enforceable against such Credit Parties in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d) no Default or Event of Default exists.

                7. No Waiver. Nothing contained  herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties thereto. Except as expressly stated herein, Administrative Agent and each Lender reserve all rights, privileges and remedies under the Financing Documents.  Except as amended hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect.  All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                8. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                9. Headings. Headings and captions used in this Amendment (including Schedule 1 attached hereto) are included for convenience of reference only and shall not be given any substantive effect.

                10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK

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AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AMENDMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

                11. WAIVER OF JURY TRIAL. EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF EACH CREDIT PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

                12. Waiver. Borrower and each other Credit Party, on behalf of each such Credit Party and their respective executors, successors and assigns, hereby waives, releases and discharges Administrative Agent and the Lenders and all of the affiliates, directors, officers, employees, attorneys and agents of Administrative Agent and the Lenders, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Financing Documents occurring on or before the date hereof and any documents, agreements, dealings or other matters connected with the Financing Documents, including, without limitation, all known and unknown matters, claims or transactions occurring on or before the date hereof.

                13. Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic means with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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                14. Reaffirmation. Each of the Credit Parties as debtor, grantor, guarantor, assignor, as applicable, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Financing Documents or serve to effect a novation of the Obligations.

[ Remainder of Page Intentionally Left Blank; Signature Page Follows ]

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                IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CREDIT PARTIES

OMP, INC., a Delaware corporation

By:	/s/ Stephen A. Garcia
Name:	Stephen A. Garcia
Title:	CFO

OBAGI MEDICAL PRODUCTS, INC., a
Delaware corporation

By:	/s/ Curtis A. Cluff
Name:	Curtis A. Cluff
Title:	Exectuive Vice President

ADMINISTRATIVE AGENT AND LENDERS:

MERRlLL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., As Administrative Agent and as a Lender

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

FRIEDBERGMILSTEIN PRIVATE CAPITAL FUND I, as Lender

By:	FriedbergMilstein, LLC,
its Investment Manager

	By:	/s/ James A. Feeley III
	Name:	JAMES A. FEELEY III
	Title:	PARTNER

NEWSTAR CP FUNDING LLC, as a Lender

By:	Newstar Financial, Inc., its designated
Manager

	By:	/s/ Robert E. Hornstein
	Name:	Robert E. Hornstein
	Title:	Managing Director
Portfolio Management

CASTLE HILL III CLO, LTD., as a Lender

By:	By: Sankaty Advisors, LLC,
as Collateral Manager

By:
Name:
Title:

PROSPECT FUNDING I, LLC, as a Lender

By:
Name:
Title:

HARBOR TOWN FUNDING LLC, as a Lender

By:	/s/ L. MURCHISON TAYLOR
Name:	L. MURCHISON TAYLOR
Title:	VICE PRESIDENT

CASTLE HILL I—INGOTS, Ltd., as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

By:
Name:
Title:

LOAN FUNDING XI LLC, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

By:
Name:
Title:

CASTLE HILL III CLO, LTD., as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

PROSPECT IWNDING I, LLC, as a Lender

By:	/s/ Jamie Kellogg III
Name:	JAMIE KELLOGG III
Title:	MANAGING DIRECTOR

HARBOR TOWN FUNDING LLC, as a Lender

By:
Name:
Title:

CASTLE HILL I—INGOTS, Ltd., as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

LOAN FUNDING XI LLC, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

RACE POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

RACE POINT II CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

AVERY POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

CASTLE HILL II—INGOTS, LTD., as a Lender

By:	Sankaty Advisors, LLC,
as Collateral Manager

	By:	/s/ Jamie Kellogg III
	Name:	JAMIE KELLOGG III
	Title:	MANAGING DIRECTOR

MAPS CLO FUND I, LLC., as a Lender

By:	Its Collateral Manager, Callidus Capital
Management, LLC

	By:	/s/ Mavis Taintor
	Name:	Mavis Taintor
	Title:	Senior Managing Director

CoLTS 2005-2, LTD., as a Lender

By:	Structured Asset Investors, LLC
as Collateral Manager

By:	/s/ Dominic Barakat
Name:	Dominic Barakat
Title:	Vice President

EXHIBIT A

Amended and Restated Borrower Organization Documents

(Attached)

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OBAGI MEDICAL PRODUCTS, INC.

The undersigned, Steven R. Carlson, hereby certifies that:

                1. He is the duly elected and acting Chief Executive Officer of Obagi Medical Products, Inc., a Delaware corporation.

                2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on December 20, 2004 under the name of Obagi Medical Products, Inc.

                3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

“ARTICLE I

The name of this corporation is Obagi Medical Products, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred and ten million (110,000,000) shares, each with a par value of $0.001 per share. One hundred million (100,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware (a “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series,  and fix the designation, powers, preferences and rights of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holders is required pursuant to the terms of any Certificate of Designation.

ARTICLE V

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.  For purposes of this Amended and Restated Certificate of Incorporation (the “Amended Certificate”), the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

Any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, other than a vacancy with respect to a director who must be elected by the holders of any class or series of stock (either in general or under specified circumstances), shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Subject to the rights of any class or series of stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VIII

If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action required or permitted to be taken by the stockholders of the Corporation and in which the holders of such class are entitled to vote must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders.

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ARTICLE IX

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended Certificate, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

The Corporation reserves the right to amend or repeal any provision contained in this Amended Certificate, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that notwithstanding and in addition to any other provision of this Amended Certificate or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting as a single class, shall be required to adopt, amend or repeal any provision if the effect of such adoption, amendment or repeal would be to amend or repeal this Article IX.

ARTICLE X

Advance notice of a stockholder nomination for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws, or else such nomination cannot be made or such business cannot be brought before the meeting.

ARTICLE XI

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute or by this Amended Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

ARTICLE XII

 To the fullest extent permitted by the  DGCL, as the DGCL may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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 Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director first occurring before such repeal or modification.

ARTICLE XIII

To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors and officers (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such directors and officers or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director, officer or other person existing at the time of such repeal or modification.”

* * *

4

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed on the          day of                       , 2006.

By:
Steven R. Carlson, Chief Executive Officer

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AMENDED AND RESTATED BYLAWS

OF

OBAGI MEDICAL PRODUCTS, INC.

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5.8	Vice Presidents	12
5.9	Secretary	13
5.10	Chief Financial Officer	13
5.11	Action with Respect to Securities of Other Corporations	13
5.12	Delegation of Authority	14

ARTICLE VI	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS	14

6.1	Indemnification of Directors and Officers	14
6.2	Indemnification of Others	14
6.3	Payment of Expenses in Advance	15
6.4	Indemnity Not Exclusive	15
6.5	Insurance	15

ARTICLE VII	RECORDS AND REPORTS	16

7.1	Maintenance and Inspection of Records	16
7.2	Inspection by Directors	16

ARTICLE VIII	GENERAL MATTERS	16

8.1	Checks	16
8.2	Execution of Corporate Contracts and Instruments	17
8.3	Stock Certificates	17
8.4	Special Designation on Certificates	17
8.5	Lost Certificates	18
8.6	Construction; Definitions	18
8.7	Fiscal Year	18
8.8	Seal	18
8.9	Transfer of Stock	18
8.10	Registered Stockholders	18
8.11	Facsimile Signatures	18

ARTICLE IX	AMENDMENTS	19

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AMENDED AND RESTATED

BYLAWS

OF

OBAGI MEDICAL PRODUCTS, INC.

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

1.2 Other Offices.

The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings.

                (a) The annual meeting of stockholders shall be held each year at such date, time and place as may be designated by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 211 of the Delaware General Corporation Law (“DGCL”). At the meeting, directors shall be elected and any other proper business may be transacted.

                (b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.1, who is entitled to vote for the election of directors or such other business at the meeting and who has complied with the notice procedures set forth in this Section 2.1.

                (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.1:

(i) the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, as provided in this Section 2.1;

(ii) such business must be a proper matter for stockholder action under the DGCL;

(iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.

                (d) To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days before the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation that

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are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

                (e) Notwithstanding anything in this Section 2.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days before the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                (f) Only persons nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

                (g) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                (h) Nothing in this Section 2.1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                2.2 Special Meetings.

                (a) Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

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                (b) Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

                (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice has been delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                (d) Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                2.3 Notice of Stockholders’ Meetings.

                (a) Notice of the place, if any, date and time of all meetings of stockholders, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and person and vote at such meeting,  shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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2.4 Quorum.

At any meeting of the stockholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except as otherwise provided by the DGCL or by the Certificate of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.

2.5 Organization; Conduct of Business.

                (a) The chairman of the board of directors of the Corporation or his or her designee or in his or her absence, the chief executive officer of the Corporation, or, in his or her absence, the president of the Corporation, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

                (b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                2.6 Proxies and Voting.

                (a) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile communication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                (b) The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

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                (c) All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

2.7 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.8 Record Date for Stockholder Notice.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action.

If the Board of Directors does not so fix a record date:

                (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for 30 days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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ARTICLE III

DIRECTORS

3.1 Number of Directors.

The number of directors constituting the Whole Board shall be seven.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, this number may be changed from time to time by a resolution adopted by a majority of the Whole Board.  No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.2 Election and Term of Office of Directors.

Except as provided in Section 3.3 of these Bylaws, and unless otherwise provided in the Certificate of Incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected or until his or her earlier resignation or removal.

3.3 Director Resignations, Newly Created Directors and Vacancies.

                (a) Any director may resign at any time upon written notice to the attention of the secretary of the Corporation or, if there is no secretary in office, then to the attention of any other corporate officer or to the Board of Directors as a whole.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

                (b) Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected.

                (c) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

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                (d) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

                (e) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board (as constituted immediately before any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.4 Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5 Regular Meetings.

Regular meetings of the Board of Directors may be held at such place, date and time as shall from time to time be determined by the Board of Directors.  A notice of each regular meeting shall not be required.

3.6 Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the chief executive officer or by a majority of the Whole Board, and shall be held at such place, date and time as he, she or they shall fix.

Notice of the place, date and time of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, charges prepaid, or by facsimile or electronic mail, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  If the notice is delivered personally, or by facsimile, electronic mail or telephone, it shall be delivered at least 24 hours before the time of the holding of the meeting.  The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.  Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof.

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3.7 Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall fail to attend any meeting, then a majority of the directors present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8 Waiver of Notice.

Whenever notice of a Board of Directors meeting is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

3.9 Conduct of Business; Board Action by Written Consent Without a Meeting.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or by law.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Compensation of Directors.

The Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or paid a stated salary or paid other compensation as director.  No such compensation

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shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed compensation for attending committee meetings.

3.11 Approval of Loans to Officers.

Subject to applicable law, including Section 13(k) of the Exchange Act, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or of its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

3.12 Removal of Directors.

Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.13 Chairman of the Board of Directors.

The Corporation may have, at the discretion of the Board of Directors, a Chairman of the Board of Directors who shall not be considered by virtue of holding such position an officer of the Corporation.

ARTICLE IV

COMMITTEES

4.1 Committees of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent members at any meeting of the committee.  In the absence of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent member. Any Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to the subcommittee any or all of the powers of the committee.

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4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and maintain them in the Corporation’s official minute book.

4.3 Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

The Board of Directors may adopt rules for the governance of any committee not inconsistent with these Bylaws.

ARTICLE V

OFFICERS

5.1 Officers.

The officers of the Corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers, and any such other officers as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.

5.2 Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors.

5.3 Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or such other officer may from time to time determine.  The Board of Directors may empower the chief executive officer or the president to define the authority and duties of such subordinate officers.

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5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the Corporation, if such an officer is appointed, shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation.  He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors, shall have the general powers and duties of management usually vested in the office of chief executive officer of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7 President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there is one, or the chief executive officer, if such an officer is appointed, the president shall be the principal executive officer of the company and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a Corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8 Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president

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and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority)  by the Board of Directors, the chief executive officer, or the president.

5.9 Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws.  He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.10 Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

5.11 Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the chief executive officer, the president or any officer of the Corporation authorized by the chief executive officer or the president is authorized to vote and otherwise act on behalf of the Corporation, in person or by

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proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

5.12 Delegation of Authority.

Notwithstanding any other provision in these Bylaws, the Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 Indemnification of Directors and Officers.

Each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Indemnitee in connection therewith; provided, however, the Corporation shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) (i) initiated by such Indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Proceeding or (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders, or is an act or omission not in good faith which involves intentional misconduct or a knowing violation of the law.  For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person who (i) is or was a director or officer of the Corporation , (ii) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation..

6.2 Indemnification of Others.

The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide

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broader indemnification rights than such law permitted the Corporation to provide before such amendment), to indemnify each of its employees and agents against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such employees and agents in connection therewith; provided, however, provided, however, the Corporation shall not indemnify any such employee or agent in connection with a Proceeding (or part thereof) (i) initiated by such employee or agent against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Proceeding or (ii) made on account of such employee’s or agent’s conduct which constitutes a breach of such employee’s or agent’s duty of loyalty to the Corporation or its stockholders, or is an act or omission not in good faith which involves intentional misconduct or a knowing violation of the law.  For purposes of this Section 6.2, an “employee” or “agent” of the Corporation includes any person other than a director or officer (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.(1)

6.3 Payment of Expenses in Advance.

Expenses incurred in defending any Proceeding for which indemnification is required pursuant to Section 6.1 shall be, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors may be, paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking, by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that the indemnified party is not entitled to be indemnified as authorized in this Article VI.(2)

6.4 Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may been entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.5 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

(1) DGCL  § 145(a), (b).

(2) DGCL  § 145 (e).

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ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records.

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.(3)

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten days before the meeting in the manner provided by law.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.(4)

7.2 Inspection by Directors.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VIII

GENERAL MATTERS

8.1 Checks.

(3) DGCL  § 220(b).

(4) DGCL  § 218.

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From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates.

The shares of the Corporation shall be represented by certificates. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

No stock certificates will be issued in bearer form.(5)

8.4 Special Designation on Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.(6)

(5) DGCL  § 158.

(6) DGCL  § 157, 202.

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8.5 Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time.  The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Corporation may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.(7)

8.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8 Seal.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

8.10 Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11 Facsimile Signatures.

(7) DGCL  § 167.

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In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE IX

AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that no bylaw may be adopted, amended or repealed by the stockholders except by the vote or written consent of at least 66 2/3% of the voting power of the Corporation. The Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors.  The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal Bylaws as set forth in this Article IX.(8)

(8) DGCL  § 109(a).

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CERTIFICATE OF ADOPTION OF
AMENDED AND RESTATED BYLAWS

OF

OBAGI MEDICAL PRODUCTS, INC.

The undersigned hereby certifies that the undersigned is the duly elected, qualified, and acting Secretary of Obagi Medical Products, Inc. (the “Corporation”), and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation on                                     , by the Board of Directors of the Corporation.

Executed this            day of                                   ,        .

                                                 , Secretary

EXHIBIT B

McNamara Notes

(Attached)

THE RIGHTS AND OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED AND SUBJECT TO THE RIGHTS OF THE SENIOR CREDITORS IDENTIFIED HEREIN, PURSUANT TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

SUBORDINATED PROMISSORY NOTE

$6,266,900	Long Beach, CA November 17, 2006

FOR VALUE RECEIVED, the undersigned, Obagi Medical Products, Inc. a Delaware corporation (the “Company”), promises to pay to the order of McNamara Family Irrevocable Trust Under Agreement Dated December 17, 2004 (the “Holder”), the principal sum of Six Million Two Hundred Sixty Six Thousand Nine Hundred dollars ($6,266,900) in immediately available funds in lawful money of the United States of America, together with interest from and after the date hereof on the unpaid principal balance of this Note.

Capitalized terms not defined elsewhere in this Note shall have the meanings assigned to them in Exhibit A.

1. Accrual of Interest.  The unpaid principal balance of this Note shall bear interest  at a per annum rate equal to the sum of (i) the Prime Rate in effect from time to time plus 250 basis points (2.50%) (the “Adjustable Rate”). This Note shall not be construed to require payment of any interest in excess of the maximum amount permitted by applicable law.

2. Principal and Interest Payments.

                (a) Payment Schedule. This Note shall be due and payable in equal quarterly installments of principal and interest accrued on the unpaid principal amount of this Note from time to time at the Adjustable Rate, until payment in full of this Note, in an amount sufficient to amortize the principal of this Note in full in 20 consecutive quarterly installments, each installment to be due and payable (i) on the last Business Day of each calendar quarter commencing on March 31, 2007 and continuing through December 31, 2011 or (ii) immediately upon acceleration, voluntary prepayment or as otherwise provided for in this Note.  On December 31, 2011 all principal, interest and other sums accrued under this Note and unpaid shall be due and payable in full, subject to Sections 3 and 4 hereof. The due dates of any payments not made in whole or in part hereunder in compliance with  the provisions of Sections 3 and 4 hereof shall be extended to the next Business Day upon which such payments are permitted to be made pursuant to said Sections 3 and 4.

                (b) Prepayment. This Note may be prepaid at any time, in whole or in part, without premium or penalty, but with accrued and unpaid interest on the amount prepaid through the date of prepayment.

                (c) Method of Payment. Payments of principal and interest shall be made to the Holder at such address as it may specify from time to time in a written notice to the Company in the manner provided in Section 7.  If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

                3. Restriction and Limitation of Payments.

                (a) Restriction of Payments. Notwithstanding Section 2(a) hereof, no payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, shall be made on account of any principal and interest on this Note and all other amounts owing with respect hereto, including, without limitation amounts received pursuant to claims for damages, rights of rescission or other rights under or in respect of this Note (the “Note Debt”) or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt, by or for the account of the Company or any of its Subsidiaries, unless (i) no Merrill Lynch Event of Default has occurred and is continuing (including if, after giving effect to such distribution, the Company is unable to demonstrate compliance with the covenants set forth in Article 6 of the Merrill Lynch Credit Agreement (or, as the case may be, the financial covenants set forth in any replacement Merrill Lynch Credit Agreement) recomputed for the most recently ended quarter for which information is available) and the Company and Subsidiaries are in compliance with all other terms and conditions of the Merrill Lynch Credit Agreement, (ii) if such payment or distribution is made prior to the Merrill Lynch Commitment Expiry Date, the Merrill Lynch Revolving Loan Limit minus the Merrill Lynch Revolving Loan Outstanding is equal to or greater than $2,000,000, (iii) the aggregate of all such payments hereunder or under any similar arrangements described in Section 5.4 of the Merrill Lynch Credit Agreement (whether voluntary or mandatory on the part of the Company) after January 28, 2005 do not exceed $1,500,000 in any Fiscal Year and do not exceed $5,000,000 in the aggregate from and after January 28, 2005, and (iv) such payment or distribution is not then prohibited by the terms of any replacement Merrill Lynch Credit Agreement.

                (b) Limitation of Payments. In an event of an insolvency of the Company and/or upon and during the continuance of a Senior Default by the Company, the Company will not make any payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, made on account of any Note Debt or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt by or for the account of the Company or any of its Subsidiaries.

                (c) Withholding Rights. The Company shall be entitled to deduct, withhold and offset from any payment to or amount due to the Holder pursuant to this Note such amounts, if any, as (i) the Company or OMP, Inc. is or was required by any provision of federal, state or local tax law to deduct and withhold from the Holder or Austin McNamara in connection with (A) any payments due to the Holder hereunder, or (B) the redemption of the shares of capital stock of the Company held by the Holder in consideration of the issuance of this Note and the shares of capital stock of the Company held by [Name of other McNamara Trust] in consideration of the issuance of the note issued to [Name of other McNamara Trust] or for any other consideration, or (ii) any tax authority asserts against the Company or OMP, Inc. (including without limitation taxes, interest, penalties, additions to tax and the Company’s or OMP, Inc.’s associated costs, attorney’s fees and other fees) under any provision of federal, state or local tax law in connection with the exercise by the Holder,

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Austin McNamara or [Name of other McNamara Trust] of options to purchase any or all of the shares of capital stock of the Company that were held by the Holder or [Name of other McNamara Trust] and were redeemed in consideration of the issuance of this Note or the note issued to [Name of other McNamara Trust] or for any other consideration.  All amounts that are so withheld by the Company shall be promptly paid to the applicable tax authorities, except to the extent that they were so paid by the Company or OMP, Inc. prior to the withholding pursuant to this Section 2(c), and, as a condition of payment hereunder and by acceptance of this Note or payment hereunder, the Holder irrevocably waives any claims for specific performance.  If any federal tax statute of limitations for the Company or OMP, Inc. for its 2005 or any subsequent taxable year is extended during the term hereof, then the Company shall withhold from any subsequent payment to or amount due to the Holder pursuant to this Note a reasonable amount to cover the Company’s or OMP, Inc.’s potential liability to tax authorities for such taxable year in connection with (i) or (ii) above until the issue of any such potential liability has been resolved or such statute has expired without the assertion of any such liability by a tax authority, at which time all amounts that were so withheld shall be paid to the applicable tax authorities and/or paid to the Holder, depending on the resolution.  All amounts that are withheld by the Company and paid to the applicable tax authorities pursuant to this Note shall be treated for all purposes of this Note as having been paid to the Holder.

                (d) No Event of Default. The limitation of or failure to make a payment on account of the Note Debt by reason of any provision of this Section 3 shall not be an Event of Default hereunder.

                4. Subordination of Note.

                (a) Generally. The Company, for itself and its successors and assigns, and the Holder by its acceptance of this Note or payment hereunder, agree that the payment of the Note Debt by the Company is subordinated, to the extent and in the manner provided in Sections 3 and 4, hereof, to the prior payment in full of all Senior Indebtedness, and that the Company shall not make and the Holder shall not accept or receive any payment of the Note Debt in contravention of the provisions of Sections 3 and 4, hereof. Section 4 and the provisions hereof are made for the benefit of the Senior Creditors, whether existing on the date hereof or hereafter becoming Senior Creditors, and each such Senior Creditor is entitled to rely upon the provisions of Sections 3 and 4, hereof, for purposes of becoming a holder of or continuing to hold Senior Indebtedness, is made an obligee under Sections 3 and 4, hereof, and may enforce its provisions.

                (b) Payment of Principal, Interest or other Amounts. No payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, shall be made on account of principal, interest or any other amount of any Note Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Note Debt, by or for the account of the Company or any of its Subsidiaries, at any time during which any Senior Indebtedness shall remain unpaid or any commitment to lend or otherwise provide additional Senior Indebtedness shall remain outstanding. Notwithstanding the foregoing, subject to Section 3 hereof and to the extent permitted under the Merrill Lynch Credit Agreement and under any other agreement evidencing Senior Indebtedness, the Company may make regularly scheduled payments of principal and accrued interest as provided in this Note in accordance with Section 2(a) hereof; provided, that, no payment or distribution of any kind shall be made (including upon the maturity of this Note) whether by

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acceleration or otherwise by the Company or accepted by Holder if, at the time of such payment or distribution a Senior Default (including, without limitation, a breach of Section 5.4(a)(y) of the Merrill Lynch Credit Agreement or (as the case may be) a breach of any of the restricted payments or restricted distributions covenants of any replacement Merrill Lynch Credit Agreement) exists or would result therefrom or any commitment to lend or otherwise provide additional Senior Indebtedness remains outstanding.

                (c) Subordination on Dissolution, Liquidation or Reorganization.

(i) Upon any distribution of assets of the Company in any Insolvency Proceeding (other than in connection with a reorganization or readjustment of the Company, in which case clause (ii) shall apply):

(A) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all Senior Indebtedness and the commitments of all Senior Creditors to lend or otherwise provide Senior Indebtedness shall be terminated before the Holder is entitled to receive any payment from the Company of principal or interest on this Note; and

(B) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of Sections 3 and 4, hereof, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Senior Creditors or their representatives to the extent necessary to make payment in full of the Senior Indebtedness remaining unpaid.

(ii) In any Insolvency Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash or other property, to which the Holder is entitled pursuant to a plan of reorganization or debt adjustment shall be paid by the liquidating trustee or other Person making such payment or distribution directly to the Senior Creditors or their representatives until payment in full of all Senior Indebtedness.

(iii) The Company will give prompt written notice to the Holder of the commencement of any Insolvency Proceeding by or against the Company.

(iv) Each Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Holder or otherwise), but shall have no obligation, to file claims and proofs of claim on account of the Subordinated Indebtedness and to vote such claims in any Insolvency Proceeding.

                (d) Specific Performance. Each Senior Creditor is hereby authorized to demand specific performance of the provisions of Sections 3 and 4, hereof, whether or not the Company shall have complied with any of the provisions hereof that are applicable to it, at any time that the Holder shall have failed to comply with any of the applicable provisions of Sections 3 and 4, hereof, to it. As a condition of payment hereunder and by acceptance of this Note or payment hereunder, the

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Holder irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

                (e) Subrogation Rights. If any cash or other property otherwise payable or deliverable to the Holder shall have been applied to the payment of any Senior Indebtedness, then the Holder shall be subrogated, from and after such time as such Senior Indebtedness shall have been paid in full and all commitments of the Senior Creditors to lend or otherwise provide Senior Indebtedness shall be terminated, to any rights of any holder of such Senior Indebtedness to receive any further payments or distributions of assets of the Company applicable to such Senior Indebtedness until this Note shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of Sections 3 and 4, hereof, shall, as between the Company and its creditors other than the Senior Creditors on the one hand, and, the Holder of this Note on the other hand, be deemed to have been made as a payment by the Company to or on account of any Senior Indebtedness.

                (f) Obligation of the Company. Nothing contained in Sections 3 and 4, hereof, or elsewhere in this Note is intended to or shall impair, as between the Company and the Holder, the obligations of the Company to pay to the Holder the principal of, and interest on, this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and the creditors of the Company other than the Senior Creditors, nor shall anything herein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights under Sections 3 and 4, hereof, of the Senior Creditors in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                (g) Subordination Rights Not Impaired. No right of any present or future holders of Senior Indebtedness to enforce subordination as provided herein shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.  Senior Creditors may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor (subject, in all cases to the terms contained in the definitions of Senior Indebtedness) and release, sell or exchange such security and otherwise deal freely with the Company and its assets, all without impairing the provisions of Sections 3 and  4, hereof, or affecting the liabilities and obligations of the parties to such arrangements or the Holder, and the Holder, by acceptance of this note or payment hereunder, irrevocably waives any right to receive notice of any of the foregoing and any right to require any Senior Creditor to marshal any security for Senior Indebtedness or to enforce any lien now or hereafter granted to secure Senior Indebtedness, or to pursue any claim against any obligor in respect of Senior Indebtedness, as a condition to the effectiveness of Sections 3 or 4, hereof, or otherwise.

                (h) No Event of Default. The limitation of or failure to make a payment on account of the Note Debt by reason of any provision of Section 4, hereof, shall not be an Event of Default hereunder.

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                (i) Turnover of Prohibited Payments. As a condition to future payment hereunder, if any payment or distribution of any character, whether in cash or other properties, shall be received by the Holder in contravention of any of the terms of Sections 3 or  4, hereof, such payment or distribution shall be received by the Holder in trust for the benefit of, and shall be paid or delivered and transferred to, the holders of the Senior Indebtedness outstanding at the time in accordance with the priorities then existing among such holders, or to a trustee or agent for the benefit of the Senior Creditors, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to effect payment in full of such Senior Indebtedness after giving effect to any concurrent payment or distributions to Senior Creditors.  In connection with any payment or distribution of cash or property of the Company in any Insolvency Proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Person or Persons entitled to receive payment from the Holder, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all of the facts pertinent thereto or to Sections 3 and 4, hereof.

                (j) Enforcement of Note Debt. Until the Senior Indebtedness shall be paid in full and all commitments of the Senior Creditors to lend or extend credit constituting Senior Indebtedness shall be terminated, the Holder shall not (i) accelerate the payment of or otherwise declare due and payable any of the Note Debt prior to when it otherwise is due and payable in accordance with Section 2, hereof, (ii) commence or join with any other creditor in commencing any Insolvency Proceeding, (iii) take any other action to collect or enforce any right to receive any payment on account of the Note Debt, or (iv) initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Indebtedness or any liens and security interests securing the Senior Indebtedness.

                (k) Reinstatement. The provisions of Sections 3 and 4, hereof, shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the filing by or against the Company of any Insolvency Proceeding, all as if such payment had never been made.

                5. Default and Acceleration.

                (a) Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(i) the Company (x) shall fail to pay any principal under this Note when due, or (y) shall fail to pay any interest accrued on this principal amount of this Note when due and such failure shall continue for 30 days (for the avoidance of doubt, the failure to make a payment on account of the Note Debt by reason of any provision of Sections 3 or 4, hereof, shall not be deemed to be a default or an Event of Default hereunder); or

(ii) an Insolvency Proceeding shall occur and, if such Insolvency Proceeding resulted from the entry by a court of competent jurisdiction of an order or decree that (x) is for relief against the Company or any of its Subsidiaries in an

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involuntary case under the Bankruptcy Code, (y) appoints a custodian of the Company or any of its Subsidiaries for all or any substantial part of its assets, or (z) orders the liquidation of the Company or any of its Subsidiaries, such order or decree shall remains unstayed and in effect for forty-five (45) days, or any dismissal, stay, rescission or termination thereof ceases to remain in effect; or

(iii) the Company shall fail to comply with any agreement contained in this Note and such failure shall continue for a period of 30 days from the date the Holder notifies the Company (pursuant to Section 7 hereof) of such failure by the Company (for the avoidance of doubt, failure to comply with any agreement contained in the Note by reason of any provision of Sections 3 and 4, hereof, shall not be deemed to be an Event of Default hereunder);

then in any such event (other than an event with respect to the Company described in clause (ii)  of this Section) the Holder, at its option, may, without notice to the Company, declare the outstanding principal amount hereof, together with all accrued but unpaid interest thereon, to be (and the same shall thereupon become) immediately due and payable; and in the event that an Event of Default specified in clause (ii) shall occur, the outstanding principal amount hereof, together with all accrued and unpaid interest hereon shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in any such case payment thereof shall be subject to the provisions of Sections 3 and 4, hereof, if any Senior Indebtedness has not been paid in full as provided herein, and no such declaration shall be made or other action taken to collect or enforce payment under this Note unless otherwise permitted by Sections 3 or 4, hereof, as applicable.

                (b) Collection Costs. If this Note is collected by or through an attorney at law, the Company agrees to pay, in addition to all unpaid principal and interest thereon as provided in this Note, reasonable costs of collection of the Holder (including, without limitation, reasonable attorneys’ fees and court costs actually incurred by the Holder).

                (c) Interest after Default. From and after the occurrence and during the continuance of an Event of Default, in lieu of the interest accruing as provided in Section 2, hereof, interest on the unpaid principal balance of this Note shall accrue at a per annum rate equal to the Default Rate.

                6. Waivers.  The Company hereby expressly waives presentment, demand, protest, notice of protest, notice of dishonor and any and all lack of diligence or delays in collection or enforcement of this Note; provided, that the Company’s obligations to the Holder shall be subject to the provisions of Sections 3 and 4, hereof.

                7. Notices.  Each notice, authorized or required to be given under this Note must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States mail, certified or registered mail and return receipt requested, address as follows:

(i) in the case of the Company, the address for the Company shown below; and

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(ii) in the case of the Holder, the address shown below or such other address as may be specified by the initial Holder or any successor Holder of this Note by a written notice to the Company given in the manner provided in this Section 7; and

Address for the Holder:

McNamara Family Irrevocable Trust Under Agreement Dated December 17, 2004
10202 Sycamore Cir.
Villa Park, CA 92861

Address for the Company:

Obagi Medical Products
310 Golden Shore
Long Beach, California 90802
Attention: Chief Financial Officer

                8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                9. No Security.  This Note and the indebtedness evidenced hereby are unsecured.  In the event that Holder shall at any time have any liens or security interests in any Collateral, Merrill Lynch Capital, shall be deemed authorized by Holder to file UCC termination statements sufficient to terminate the liens and security interests in favor of Holder with respect to such Collateral, and, as a condition to payment hereunder, the Holder shall promptly execute and deliver to Merrill Lynch Capital, such releases and terminations as Merrill Lynch Capital shall reasonably request to effect the release of the liens and security interests of Holder in such Collateral.  In furtherance of the foregoing, Holder hereby irrevocably appoints Merrill Lynch Capital its attorney-in-fact, with full authority in the place and stead of Holder and in the name of Holder or otherwise, to execute and deliver any document or instrument which Holder may be required to deliver pursuant to this Section 9.

                10. Assignment and Transfer. The Holder may not assign, sell, negotiate, pledge, hypothecate or otherwise transfer all or any part of this Note to any Person, without the prior written consent of the Company.  Senior Creditors and every assignee or transferee of any of the Senior Indebtedness shall be entitled to rely upon and shall be the third party beneficiaries of Sections 3 and 4 hereof and shall be entitled to enforce such terms and provisions to the same extent as if such Persons were initially a party hereto.

11. Miscellaneous.  This Note may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing executed by the  party against whom enforcement thereof is sought.

12. Acknowledgement. As a condition of payment hereunder and by acceptance of this Note or payment, Holder hereby acknowledges that the Merrill Lynch Credit Agreement contains

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limitations and restrictions that may prohibit, condition or restrict any payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, to be made by OMP, Inc. to the Company which may be required to permit the Company to make such payment or distribution on account of the Note Debt or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt or for the account of the Company or any of its Subsidiaries.

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IN WITNESS WHEREOF, the Company has duly executed this Note as of the date and year first above written.

Obagi Medical Products, Inc.

By:
Name:
Title:

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Exhibit A

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capitalized Lease Liabilities” shall mean all obligations of a Person under leasing or similar arrangements which, in accordance with generally accepted accounting principles in effect from time to time in the United States (“GAAP”), are or would be classified as capitalized leases.

“Collateral” shall mean any and all of the now existing and hereafter acquired real and personal property of the Company and any and all additional property and interests in property that secures all or any portion of the Senior Indebtedness.

“Default Rate” shall mean a per annum rate of interest equal to the sum of (x) the per annum rate of interest otherwise accruing on the principal balance of this Note, plus (y) an additional 200 basis points (2.00%) per annum.

“Event of Default” has the meaning given to such term in Section 5 hereof.

“Fiscal Year” shall mean a fiscal year of the Company, ending on December 31 of each calendar year.

“Indebtedness” of any Person shall mean, without duplication,

                (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

                (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

                (d) whether or not so included as liabilities in accordance with GAAP:

(i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and

(ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a), (b), (c) or (d)(i) above, or clause(e) below; and

                (e) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its capital stock or other equity or ownership interests at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another’s option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

“Insolvency Proceeding” shall mean, with respect to the Company or any of its Subsidiaries, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against the Company or such Subsidiary of an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or for the winding up or liquidation of its affairs, or the repossession or seizure by a creditor of the Company or such Subsidiary of a substantial part of its property or assets, which case is not dismissed within 90 days; or (c) the Company or such Subsidiary shall commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or make any general assignment for the benefit of creditors; or (d) the Company or such Subsidiary shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Merrill Lynch Capital” shall mean Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc, as administrative agent.

“Merrill Lynch Commitment Expiry Date” shall mean the Commitment Expiry Date defined in the Merrill Lynch Credit Agreement.

“Merrill Lynch Credit Agreement” shall mean the Credit Agreement dated as of January 28, 2005 among the Company, OMP, Inc., the financial institutions or other entities from time to time parties thereto, and Merrill Lynch Capital, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time; provided, however, that the limitations

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and restrictions on payments and distributions on account of any principal and interest on this Note shall not be more limiting or restrictive in any refinanced or replacement Merrill Lynch Credit Agreement than such limitations and restrictions set forth in the Merrill Lynch Credit Agreement as in effect on the date hereof.

“Merrill Lynch Event of Default” shall mean a Default or an Event of Default defined under the Merrill Lynch Credit Agreement.

“Merrill Lynch Revolving Loan Limit” shall mean the Revolving Loan Limit defined in the Merrill Lynch Credit Agreement.

“Merrill Lynch Revolving Loan Outstanding” shall mean the Revolving Loan Outstanding defined in the Merrill Lynch Credit Agreement.

“Note Debt” has the meaning given to such term in Section 3 hereof.

“paid in full” or “payment in full” shall mean the indefeasible receipt by Senior Creditors of all Senior Indebtedness in cash or in immediately available funds or, in the case of Senior Indebtedness constituting obligations in respect of letters of credit, bankers acceptances and other contingent obligations (other than indemnity obligations that are not then due and payable or for which any events or claims that would give rise thereto are not then pending), the receipt of cash collateral or irrevocable standby letters of credit in amounts and on terms and conditions provided in the documentation governing such Senior Indebtedness.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority.

“Prime Rate” shall mean a fluctuating rate of interest per annum as publicly quoted in the Wall Street Journal (or any successor to it) as the prime rate for interest rate determinations for commercial banks from time to time.  Changes in the rate of interest shall take effect on the date of each change in the Prime Rate.

“Senior Creditor” shall mean a Person who is the holder, payee or obligee of any Senior Indebtedness.

“Senior Default” shall mean a default or event of default under any instrument or agreement governing any Senior Indebtedness or any other agreement or document executed and delivered in connection therewith, including, without limitation a Merrill Lynch Event of Default.

“Senior Indebtedness” shall mean, collectively, all Indebtedness and obligations of the Company including, without limitation, any of its obligations under the Merrill Lynch Credit Agreement and such other Indebtedness and obligations which the Company at any time shall determine and designate as being prior and senior to the Note Debt hereunder, including, without limitation, the Company’s present and future obligations to secured lenders; provided, however, that, in any event, Senior Indebtedness shall not include (a) trade payables incurred in the ordinary course of business, (b) any accrued expenses (excluding any expense which constitutes an Obligation (as

13

defined in the Merrill Lynch Credit Agreement)) of the Company, or (c) any indebtedness or other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to this Note, or ranks pari passu with any Note Debt.

“Subsidiary” of any Person means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of capital stock or other equity or ownership interests having voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such Person.  Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

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THE RIGHTS AND OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED AND SUBJECT TO THE RIGHTS OF THE SENIOR CREDITORS IDENTIFIED HEREIN, PURSUANT TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

SUBORDINATED PROMISSORY NOTE

$21,934,350	Long Beach, CA November 17, 2006

FOR VALUE RECEIVED, the undersigned, Obagi Medical Products, Inc. a Delaware corporation (the “Company”), promises to pay to the order of McNamara Family Trust (the “Holder”), the principal sum of Twenty One Million Nine Hundred Thirty Four Thousand Three Hundred Fifty dollars ($21,934,350) in immediately available funds in lawful money of the United States of America, together with interest from and after the date hereof on the unpaid principal balance of this Note.

Capitalized terms not defined elsewhere in this Note shall have the meanings assigned to them in Exhibit A.

1. Accrual of Interest.  The unpaid principal balance of this Note shall bear interest  at a per annum rate equal to the sum of (i) the Prime Rate in effect from time to time plus 250 basis points (2.50%) (the “Adjustable Rate”). This Note shall not be construed to require payment of any interest in excess of the maximum amount permitted by applicable law.

2. Principal and Interest Payments.

                (a) Payment Schedule. This Note shall be due and payable in equal quarterly installments of principal and interest accrued on the unpaid principal amount of this Note from time to time at the Adjustable Rate, until payment in full of this Note, in an amount sufficient to amortize the principal of this Note in full in 20 consecutive quarterly installments, each installment to be due and payable (i) on the last Business Day of each calendar quarter commencing on March 31, 2007 and continuing through December 31, 2011 or (ii) immediately upon acceleration, voluntary prepayment or as otherwise provided for in this Note.  On December 31, 2011 all principal, interest and other sums accrued under this Note and unpaid shall be due and payable in full, subject to Sections 3 and 4 hereof. The due dates of any payments not made in whole or in part hereunder in compliance with  the provisions of Sections 3 and 4 hereof shall be extended to the next Business Day upon which such payments are permitted to be made pursuant to said Sections 3 and 4.

                (b) Prepayment. This Note may be prepaid at any time, in whole or in part, without premium or penalty, but with accrued and unpaid interest on the amount prepaid through the date of prepayment.

                (c) Method of Payment. Payments of principal and interest shall be made to the Holder at such address as it may specify from time to time in a written notice to the Company in the manner provided in Section 7.  If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

                3. Restriction and Limitation of Payments.

                (a) Restriction of Payments. Notwithstanding Section 2(a) hereof, no payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, shall be made on account of any principal and interest on this Note and all other amounts owing with respect hereto, including, without limitation amounts received pursuant to claims for damages, rights of rescission or other rights under or in respect of this Note (the “Note Debt”) or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt, by or for the account of the Company or any of its Subsidiaries, unless (i) no Merrill Lynch Event of Default has occurred and is continuing (including if, after giving effect to such distribution, the Company is unable to demonstrate compliance with the covenants set forth in Article 6 of the Merrill Lynch Credit Agreement (or, as the case may be, the financial covenants set forth in any replacement Merrill Lynch Credit Agreement) recomputed for the most recently ended quarter for which information is available) and the Company and Subsidiaries are in compliance with all other terms and conditions of the Merrill Lynch Credit Agreement, (ii) if such payment or distribution is made prior to the Merrill Lynch Commitment Expiry Date, the Merrill Lynch Revolving Loan Limit minus the Merrill Lynch Revolving Loan Outstanding is equal to or greater than $2,000,000, (iii) the aggregate of all such payments hereunder or under any similar arrangements described in Section 5.4 of the Merrill Lynch Credit Agreement (whether voluntary or mandatory on the part of the Company) after January 28, 2005 do not exceed $1,500,000 in any Fiscal Year and do not exceed $5,000,000 in the aggregate from and after January 28, 2005, and (iv) such payment or distribution is not then prohibited by the terms of any replacement Merrill Lynch Credit Agreement.

                (b) Limitation of Payments. In an event of an insolvency of the Company and/or upon and during the continuance of a Senior Default by the Company, the Company will not make any payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, made on account of any Note Debt or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt by or for the account of the Company or any of its Subsidiaries.

                (c) Withholding Rights. The Company shall be entitled to deduct, withhold and offset from any payment to or amount due to the Holder pursuant to this Note such amounts, if any, as (i) the Company or OMP, Inc. is or was required by any provision of federal, state or local tax law to deduct and withhold from the Holder or Austin McNamara in connection with (A) any payments due to the Holder hereunder, or (B) the redemption of the shares of capital stock of the Company held by the Holder in consideration of the issuance of this Note and the shares of capital stock of the Company held by [Name of other McNamara Trust] in consideration of the issuance of the note issued to [Name of other McNamara Trust] or for any other consideration, or (ii) any tax authority asserts against the Company or OMP, Inc. (including without limitation taxes, interest, penalties, additions to tax and the Company’s or OMP, Inc.’s associated costs, attorney’s fees and other fees) under any provision of federal, state or local tax law in connection with the exercise by the Holder,

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Austin McNamara or [Name of other McNamara Trust] of options to purchase any or all of the shares of capital stock of the Company that were held by the Holder or [Name of other McNamara Trust] and were redeemed in consideration of the issuance of this Note or the note issued to [Name of other McNamara Trust] or for any other consideration.  All amounts that are so withheld by the Company shall be promptly paid to the applicable tax authorities, except to the extent that they were so paid by the Company or OMP, Inc. prior to the withholding pursuant to this Section 2(c), and, as a condition of payment hereunder and by acceptance of this Note or payment hereunder, the Holder irrevocably waives any claims for specific performance.  If any federal tax statute of limitations for the Company or OMP, Inc. for its 2005 or any subsequent taxable year is extended during the term hereof, then the Company shall withhold from any subsequent payment to or amount due to the Holder pursuant to this Note a reasonable amount to cover the Company’s or OMP, Inc.’s potential liability to tax authorities for such taxable year in connection with (i) or (ii) above until the issue of any such potential liability has been resolved or such statute has expired without the assertion of any such liability by a tax authority, at which time all amounts that were so withheld shall be paid to the applicable tax authorities and/or paid to the Holder, depending on the resolution.  All amounts that are withheld by the Company and paid to the applicable tax authorities pursuant to this Note shall be treated for all purposes of this Note as having been paid to the Holder.

                (d) No Event of Default. The limitation of or failure to make a payment on account of the Note Debt by reason of any provision of this Section 3 shall not be an Event of Default hereunder.

                4. Subordination of Note.

                (a) Generally. The Company, for itself and its successors and assigns, and the Holder by its acceptance of this Note or payment hereunder, agree that the payment of the Note Debt by the Company is subordinated, to the extent and in the manner provided in Sections 3 and 4, hereof, to the prior payment in full of all Senior Indebtedness, and that the Company shall not make and the Holder shall not accept or receive any payment of the Note Debt in contravention of the provisions of Sections 3 and 4, hereof. Section 4 and the provisions hereof are made for the benefit of the Senior Creditors, whether existing on the date hereof or hereafter becoming Senior Creditors, and each such Senior Creditor is entitled to rely upon the provisions of Sections 3 and 4, hereof, for purposes of becoming a holder of or continuing to hold Senior Indebtedness, is made an obligee under Sections 3 and 4, hereof, and may enforce its provisions.

                (b) Payment of Principal, Interest or other Amounts. No payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, shall be made on account of principal, interest or any other amount of any Note Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Note Debt, by or for the account of the Company or any of its Subsidiaries, at any time during which any Senior Indebtedness shall remain unpaid or any commitment to lend or otherwise provide additional Senior Indebtedness shall remain outstanding. Notwithstanding the foregoing, subject to Section 3 hereof and to the extent permitted under the Merrill Lynch Credit Agreement and under any other agreement evidencing Senior Indebtedness, the Company may make regularly scheduled payments of principal and accrued interest as provided in this Note in accordance with Section 2(a) hereof; provided, that, no payment or distribution of any kind shall be made (including upon the maturity of this Note) whether by

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acceleration or otherwise by the Company or accepted by Holder if, at the time of such payment or distribution a Senior Default (including, without limitation, a breach of Section 5.4(a)(y) of the Merrill Lynch Credit Agreement or (as the case may be) a breach of any of the restricted payments or restricted distributions covenants of any replacement Merrill Lynch Credit Agreement) exists or would result therefrom or any commitment to lend or otherwise provide additional Senior Indebtedness remains outstanding.

                (c) Subordination on Dissolution, Liquidation or Reorganization.

(i) Upon any distribution of assets of the Company in any Insolvency Proceeding (other than in connection with a reorganization or readjustment of the Company, in which case clause (ii) shall apply):

(A) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all Senior Indebtedness and the commitments of all Senior Creditors to lend or otherwise provide Senior Indebtedness shall be terminated before the Holder is entitled to receive any payment from the Company of principal or interest on this Note; and

(B) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of Sections 3 and 4, hereof, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Senior Creditors or their representatives to the extent necessary to make payment in full of the Senior Indebtedness remaining unpaid.

(ii) In any Insolvency Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash or other property, to which the Holder is entitled pursuant to a plan of reorganization or debt adjustment shall be paid by the liquidating trustee or other Person making such payment or distribution directly to the Senior Creditors or their representatives until payment in full of all Senior Indebtedness.

(iii) The Company will give prompt written notice to the Holder of the commencement of any Insolvency Proceeding by or against the Company.

(iv) Each Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Holder or otherwise), but shall have no obligation, to file claims and proofs of claim on account of the Subordinated Indebtedness and to vote such claims in any Insolvency Proceeding.

                (d) Specific Performance. Each Senior Creditor is hereby authorized to demand specific performance of the provisions of Sections 3 and 4, hereof, whether or not the Company shall have complied with any of the provisions hereof that are applicable to it, at any time that the Holder shall have failed to comply with any of the applicable provisions of Sections 3 and 4, hereof, to it. As a condition of payment hereunder and by acceptance of this Note or payment hereunder, the

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Holder irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

                (e) Subrogation Rights. If any cash or other property otherwise payable or deliverable to the Holder shall have been applied to the payment of any Senior Indebtedness, then the Holder shall be subrogated, from and after such time as such Senior Indebtedness shall have been paid in full and all commitments of the Senior Creditors to lend or otherwise provide Senior Indebtedness shall be terminated, to any rights of any holder of such Senior Indebtedness to receive any further payments or distributions of assets of the Company applicable to such Senior Indebtedness until this Note shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of Sections 3 and 4, hereof, shall, as between the Company and its creditors other than the Senior Creditors on the one hand, and, the Holder of this Note on the other hand, be deemed to have been made as a payment by the Company to or on account of any Senior Indebtedness.

                (f) Obligation of the Company. Nothing contained in Sections 3 and 4, hereof, or elsewhere in this Note is intended to or shall impair, as between the Company and the Holder, the obligations of the Company to pay to the Holder the principal of, and interest on, this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and the creditors of the Company other than the Senior Creditors, nor shall anything herein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights under Sections 3 and 4, hereof, of the Senior Creditors in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                (g) Subordination Rights Not Impaired. No right of any present or future holders of Senior Indebtedness to enforce subordination as provided herein shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.  Senior Creditors may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor (subject, in all cases to the terms contained in the definitions of Senior Indebtedness) and release, sell or exchange such security and otherwise deal freely with the Company and its assets, all without impairing the provisions of Sections 3 and  4, hereof, or affecting the liabilities and obligations of the parties to such arrangements or the Holder, and the Holder, by acceptance of this note or payment hereunder, irrevocably waives any right to receive notice of any of the foregoing and any right to require any Senior Creditor to marshal any security for Senior Indebtedness or to enforce any lien now or hereafter granted to secure Senior Indebtedness, or to pursue any claim against any obligor in respect of Senior Indebtedness, as a condition to the effectiveness of Sections 3 or 4, hereof, or otherwise.

                (h) No Event of Default. The limitation of or failure to make a payment on account of the Note Debt by reason of any provision of Section 4, hereof, shall not be an Event of Default hereunder.

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                (i) Turnover of Prohibited Payments. As a condition to future payment hereunder, if any payment or distribution of any character, whether in cash or other properties, shall be received by the Holder in contravention of any of the terms of Sections 3 or  4, hereof, such payment or distribution shall be received by the Holder in trust for the benefit of, and shall be paid or delivered and transferred to, the holders of the Senior Indebtedness outstanding at the time in accordance with the priorities then existing among such holders, or to a trustee or agent for the benefit of the Senior Creditors, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to effect payment in full of such Senior Indebtedness after giving effect to any concurrent payment or distributions to Senior Creditors.  In connection with any payment or distribution of cash or property of the Company in any Insolvency Proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Person or Persons entitled to receive payment from the Holder, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all of the facts pertinent thereto or to Sections 3 and 4, hereof.

                (j) Enforcement of Note Debt. Until the Senior Indebtedness shall be paid in full and all commitments of the Senior Creditors to lend or extend credit constituting Senior Indebtedness shall be terminated, the Holder shall not (i) accelerate the payment of or otherwise declare due and payable any of the Note Debt prior to when it otherwise is due and payable in accordance with Section 2, hereof, (ii) commence or join with any other creditor in commencing any Insolvency Proceeding, (iii) take any other action to collect or enforce any right to receive any payment on account of the Note Debt, or (iv) initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Indebtedness or any liens and security interests securing the Senior Indebtedness.

                (k) Reinstatement. The provisions of Sections 3 and 4, hereof, shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the filing by or against the Company of any Insolvency Proceeding, all as if such payment had never been made.

                5. Default and Acceleration.

                (a) Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(i) the Company (x) shall fail to pay any principal under this Note when due, or (y) shall fail to pay any interest accrued on this principal amount of this Note when due and such failure shall continue for 30 days (for the avoidance of doubt, the failure to make a payment on account of the Note Debt by reason of any provision of Sections 3 or 4, hereof, shall not be deemed to be a default or an Event of Default hereunder); or

(ii) an Insolvency Proceeding shall occur and, if such Insolvency Proceeding resulted from the entry by a court of competent jurisdiction of an order or decree that (x) is for relief against the Company or any of its Subsidiaries in an

6

involuntary case under the Bankruptcy Code, (y) appoints a custodian of the Company or any of its Subsidiaries for all or any substantial part of its assets, or (z) orders the liquidation of the Company or any of its Subsidiaries, such order or decree shall remains unstayed and in effect for forty-five (45) days, or any dismissal, stay, rescission or termination thereof ceases to remain in effect; or

(iii) the Company shall fail to comply with any agreement contained in this Note and such failure shall continue for a period of 30 days from the date the Holder notifies the Company (pursuant to Section 7 hereof) of such failure by the Company (for the avoidance of doubt, failure to comply with any agreement contained in the Note by reason of any provision of Sections 3 and 4, hereof, shall not be deemed to be an Event of Default hereunder);

then in any such event (other than an event with respect to the Company described in clause (ii)  of this Section) the Holder, at its option, may, without notice to the Company, declare the outstanding principal amount hereof, together with all accrued but unpaid interest thereon, to be (and the same shall thereupon become) immediately due and payable; and in the event that an Event of Default specified in clause (ii) shall occur, the outstanding principal amount hereof, together with all accrued and unpaid interest hereon shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in any such case payment thereof shall be subject to the provisions of Sections 3 and 4, hereof, if any Senior Indebtedness has not been paid in full as provided herein, and no such declaration shall be made or other action taken to collect or enforce payment under this Note unless otherwise permitted by Sections 3 or 4, hereof, as applicable.

                (b) Collection Costs. If this Note is collected by or through an attorney at law, the Company agrees to pay, in addition to all unpaid principal and interest thereon as provided in this Note, reasonable costs of collection of the Holder (including, without limitation, reasonable attorneys’ fees and court costs actually incurred by the Holder).

                (c) Interest after Default. From and after the occurrence and during the continuance of an Event of Default, in lieu of the interest accruing as provided in Section 2, hereof, interest on the unpaid principal balance of this Note shall accrue at a per annum rate equal to the Default Rate.

                6. Waivers.  The Company hereby expressly waives presentment, demand, protest, notice of protest, notice of dishonor and any and all lack of diligence or delays in collection or enforcement of this Note; provided, that the Company’s obligations to the Holder shall be subject to the provisions of Sections 3 and 4, hereof.

                7. Notices.  Each notice, authorized or required to be given under this Note must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States mail, certified or registered mail and return receipt requested, address as follows:

(i) in the case of the Company, the address for the Company shown below; and

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(ii) in the case of the Holder, the address shown below or such other address as may be specified by the initial Holder or any successor Holder of this Note by a written notice to the Company given in the manner provided in this Section 7; and

Address for the Holder:

McNamara Family Trust
10202 Sycamore Cir.
Villa Park, CA 92861

Address for the Company:

Obagi Medical Products
310 Golden Shore
Long Beach, California 90802
Attention: Chief Financial Officer

                8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                9. No Security.  This Note and the indebtedness evidenced hereby are unsecured.  In the event that Holder shall at any time have any liens or security interests in any Collateral, Merrill Lynch Capital, shall be deemed authorized by Holder to file UCC termination statements sufficient to terminate the liens and security interests in favor of Holder with respect to such Collateral, and, as a condition to payment hereunder, the Holder shall promptly execute and deliver to Merrill Lynch Capital, such releases and terminations as Merrill Lynch Capital shall reasonably request to effect the release of the liens and security interests of Holder in such Collateral.  In furtherance of the foregoing, Holder hereby irrevocably appoints Merrill Lynch Capital its attorney-in-fact, with full authority in the place and stead of Holder and in the name of Holder or otherwise, to execute and deliver any document or instrument which Holder may be required to deliver pursuant to this Section

                10. Assignment and Transfer. The Holder may not assign, sell, negotiate, pledge, hypothecate or otherwise transfer all or any part of this Note to any Person, without the prior written consent of the Company.  Senior Creditors and every assignee or transferee of any of the Senior Indebtedness shall be entitled to rely upon and shall be the third party beneficiaries of Sections 3 and 4 hereof and shall be entitled to enforce such terms and provisions to the same extent as if such Persons were initially a party hereto.

11. Miscellaneous.  This Note may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing executed by the  party against whom enforcement thereof is sought.

12. Acknowledgement. As a condition of payment hereunder and by acceptance of this Note or payment, Holder hereby acknowledges that the Merrill Lynch Credit Agreement contains limitations and restrictions that may prohibit, condition or restrict any payment or distribution of any

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kind, whether direct or indirect and whether in cash, securities or other property, to be made by OMP, Inc. to the Company which may be required to permit the Company to make such payment or distribution on account of the Note Debt or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt or for the account of the Company or any of its Subsidiaries.

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IN WITNESS WHEREOF, the Company has duly executed this Note as of the date and year first above written.

Obagi Medical Products, Inc.

By:
Name:
Title:

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Exhibit A

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capitalized Lease Liabilities” shall mean all obligations of a Person under leasing or similar arrangements which, in accordance with generally accepted accounting principles in effect from time to time in the United States (“GAAP”), are or would be classified as capitalized leases.

“Collateral” shall mean any and all of the now existing and hereafter acquired real and personal property of the Company and any and all additional property and interests in property that secures all or any portion of the Senior Indebtedness.

“Default Rate” shall mean a per annum rate of interest equal to the sum of (x) the per annum rate of interest otherwise accruing on the principal balance of this Note, plus (y) an additional 200 basis points (2.00%) per annum.

“Event of Default” has the meaning given to such term in Section 5 hereof.

“Fiscal Year” shall mean a fiscal year of the Company, ending on December 31 of each calendar year.

“Indebtedness” of any Person shall mean, without duplication,

                (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

                (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

                (d) whether or not so included as liabilities in accordance with GAAP:

(i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and

(ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a), (b), (c) or (d)(i) above, or clause(e) below; and

                (e) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its capital stock or other equity or ownership interests at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another’s option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

“Insolvency Proceeding” shall mean, with respect to the Company or any of its Subsidiaries, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against the Company or such Subsidiary of an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or for the winding up or liquidation of its affairs, or the repossession or seizure by a creditor of the Company or such Subsidiary of a substantial part of its property or assets, which case is not dismissed within 90 days; or (c) the Company or such Subsidiary shall commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or make any general assignment for the benefit of creditors; or (d) the Company or such Subsidiary shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Merrill Lynch Capital” shall mean Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc, as administrative agent.

“Merrill Lynch Commitment Expiry Date” shall mean the Commitment Expiry Date defined in the Merrill Lynch Credit Agreement.

“Merrill Lynch Credit Agreement” shall mean the Credit Agreement dated as of January 28, 2005 among the Company, OMP, Inc., the financial institutions or other entities from time to time parties thereto, and Merrill Lynch Capital, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time; provided, however, that the limitations

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and restrictions on payments and distributions on account of any principal and interest on this Note shall not be more limiting or restrictive in any refinanced or replacement Merrill Lynch Credit Agreement than such limitations and restrictions set forth in the Merrill Lynch Credit Agreement as in effect on the date hereof.

“Merrill Lynch Event of Default” shall mean a Default or an Event of Default defined under the Merrill Lynch Credit Agreement.

“Merrill Lynch Revolving Loan Limit” shall mean the Revolving Loan Limit defined in the Merrill Lynch Credit Agreement.

“Merrill Lynch Revolving Loan Outstanding” shall mean the Revolving Loan Outstanding defined in the Merrill Lynch Credit Agreement.

“Note Debt” has the meaning given to such term in Section 3 hereof.

“paid in full” or “payment in full” shall mean the indefeasible receipt by Senior Creditors of all Senior Indebtedness in cash or in immediately available funds or, in the case of Senior Indebtedness constituting obligations in respect of letters of credit, bankers acceptances and other contingent obligations (other than indemnity obligations that are not then due and payable or for which any events or claims that would give rise thereto are not then pending), the receipt of cash collateral or irrevocable standby letters of credit in amounts and on terms and conditions provided in the documentation governing such Senior Indebtedness.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority.

“Prime Rate” shall mean a fluctuating rate of interest per annum as publicly quoted in the Wall Street Journal (or any successor to it) as the prime rate for interest rate determinations for commercial banks from time to time.  Changes in the rate of interest shall take effect on the date of each change in the Prime Rate.

“Senior Creditor” shall mean a Person who is the holder, payee or obligee of any Senior Indebtedness.

“Senior Default” shall mean a default or event of default under any instrument or agreement governing any Senior Indebtedness or any other agreement or document executed and delivered in connection therewith, including, without limitation a Merrill Lynch Event of Default.

“Senior Indebtedness” shall mean, collectively, all Indebtedness and obligations of the Company including, without limitation, any of its obligations under the Merrill Lynch Credit Agreement and such other Indebtedness and obligations which the Company at any time shall determine and designate as being prior and senior to the Note Debt hereunder, including, without limitation, the Company’s present and future obligations to secured lenders; provided, however, that, in any event, Senior Indebtedness shall not include (a) trade payables incurred in the ordinary course of business, (b) any accrued expenses (excluding any expense which constitutes an Obligation (as

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defined in the Merrill Lynch Credit Agreement)) of the Company, or (c) any indebtedness or other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to this Note, or ranks pari passu with any Note Debt.

“Subsidiary” of any Person means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of capital stock or other equity or ownership interests having voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such Person.  Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

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